UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Campbell Soup Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Preliminary Proxy Statement - Subject to Completion

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that Campbell Soup Company intends to release definitive copies of this Proxy Statement to shareholders on or about October 9, 2024.

2

PEPPERIDGE FARM
Goldfish
BAKED
SNACK CRACKERS
CONDENSED
Campbell's
Tomato
RAO'S

24

Set the Standard

NOTICE OF 2024 ANNUAL MEETING OF
SHAREHOLDERS & PROXY STATEMENT

Campbell's

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

WHEN
Tuesday, November 19, 2024
9:00 a.m. Eastern Time

WHERE
Live Webcast at https://meetnow.global/CPB2024

ITEMS OF BUSINESS

1.	Elect the 12 director nominees recommended by the Board for a one-year term.
2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2025.
3.	Vote on an advisory resolution to approve the fiscal 2024 compensation of our named executive officers, commonly referred to as a “Say on Pay” vote.
4.	Approve an amendment to the Company's Restated Certificate of Incorporation to change the Company’s name to The Campbell’s Company.
5.	Vote on a shareholder proposal, if properly presented at the 2024 Annual Meeting.
6.	Transact any other business properly brought before the meeting.
PROXY VOTING
Your vote is extremely important. Even if you plan to attend the live webcast of the annual meeting, please vote as soon as possible using the Internet, by telephone, or by completing, signing, dating and returning your proxy card.

Using the Internet and voting at the
website listed on the proxy card or the
e-proxy notice;
Using the toll-free phone number listed
on the proxy card or voting instruction
form; or
Signing, dating and mailing the proxy
card or voting instruction form in the
enclosed postage-paid envelope.

RECORD DATE
Shareholders of record as of the close of business on September 25, 2024 are entitled to notice of, and to vote at, the 2024 Annual Meeting of Shareholders (“2024 Annual Meeting”) of Campbell Soup Company (the “Company”).

FORMAT OF THE ANNUAL MEETING OF SHAREHOLDERS
This year’s Annual Meeting of Shareholders will be conducted virtually via live webcast. We have designed the format of the 2024 Annual Meeting so that shareholders attending virtually have the same rights and opportunities as they would have at a physical meeting. Shareholders will be able to submit questions during the meeting using online tools, providing our shareholders with the opportunity for meaningful engagement with the Company.

Access to the Audio Webcast of the Annual Meeting: The live audio webcast of the 2024 Annual Meeting will begin at 9:00 a.m. Eastern Time. Online access to the audio webcast will be open prior to the start of the 2024 Annual Meeting to allow time for you to log in and test your device’s audio system.

Attendance Instructions: Shareholders will be unable to physically attend the 2024 Annual Meeting. The 2024 Annual Meeting will be held virtually via a live webcast. To attend the virtual meeting, go to https://meetnow.global/CPB2024. In order to vote and examine the Company’s share list during the 2024 Annual Meeting, you will also need the 15-digit control number found on your Notice of Internet Availability, your proxy card or on the instructions that accompany your proxy materials.

Campbell Soup Company   |   2024 Proxy Statement      1

Submitting Questions at the Annual Meeting: An online portal is available to shareholders at https://meetnow.global/CPB2024 where you can view and download our proxy materials and our Annual Report on Form 10-K for the year ended July 28, 2024 and vote your shares. On the day of, and during, the 2024 Annual Meeting, you can view our agenda and meeting procedures and submit questions on https://meetnow.global/CPB2024. Shareholders must have their 15-digit control number to submit questions. Shareholders will have an opportunity to raise questions about the items of business for the meeting. In addition, after the business portion of the 2024 Annual Meeting concludes and the meeting is adjourned, shareholders will have another opportunity to raise questions of a more general nature. We intend to answer all questions submitted that are pertinent to the Company and the items being voted on by shareholders during the 2024 Annual Meeting, as time permits and in accordance with our meeting procedures. Answers to questions not addressed during the 2024 Annual Meeting will be posted following the meeting on the investor relations section of our website. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficient use of the Company’s resources, and address all shareholder questions, we will respond to no more than two questions from any single shareholder.

Technical Assistance: Online access to the webcast will be open prior to the start of the 2024 Annual Meeting to allow time for you to log in and test your computer audio system. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the meeting in advance or during the meeting time, please call (888) 724-2416 (toll free) or (781) 575-2748 (international).

Your vote is extremely important. Even if you plan to attend the 2024 Annual Meeting live via webcast, please vote as soon as possible using the internet, by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form.

Thank you for your continued support, interest and investment in Campbell Soup Company.

By Order of the Board of Directors,

Charles A. Brawley, III
Executive Vice President, General Counsel and Corporate Secretary

October _, 2024

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
On or about October _, 2024, we began mailing a Notice Regarding Internet Availability of Proxy Materials (“Notice”) to our shareholders and on or about October _, 2024, we began mailing paper copies of the proxy statement and the accompanying proxy card and other proxy materials to those shareholders who specifically requested paper copies. The proxy materials were also posted to www.envisionreports.com/cpb on this date for access by registered shareholders. Shareholders who do not own shares in their own name, but own shares through a bank or broker, may access our proxy materials, including our annual report for the fiscal year ended July 28, 2024 at www.edocumentview.com/cpb.

Websites
Links to websites included in this Proxy Statement are provided solely for convenience. Information contained on websites, including on our website, is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference into any of our other filings with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements
This Proxy Statement may contain forward-looking statements within the meaning of the federal securities laws. Examples of forward-looking statements include statements regarding our strategy, plans, and objectives and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or comparable terms. Readers of this document should understand that these statements are not guarantees of performance. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. These risks, uncertainties, and factors include those described in our reports filed from time to time with the SEC. We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. We undertake no responsibility to update these statements, except as required by law.

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WHERE TO OBTAIN FURTHER INFORMATION
Shareholders may receive a copy of our Annual Report on Form 10-K for the fiscal year ended July 28, 2024 (“2024 Form 10-K”), and copies of our Code of Business Conduct and Ethics, Corporate Governance Standards, and the charters of the four standing committees of the Board of Directors, without charge, by:

(1)	writing to Investor Relations, Campbell Soup Company, 1 Campbell Place, Camden, NJ 08103; or

(2)	emailing the Company’s Investor Relations Department at IR@campbells.com.

These documents are or will be available on our corporate website at www.investor.campbellsoupcompany.com.

Shareholders may elect to receive future distributions of annual reports and proxy statements by electronic delivery and vote Campbell shares online. To take advantage of this service you will need an email account and access to an Internet browser. To enroll, go to the Resources portion of our website at www.investor.campbellsoupcompany.com and click on “Information Request Form”.

Campbell Soup Company   |   2024 Proxy Statement      3

PROXY STATEMENT SUMMARY

The Board of Directors (the “Board”) of Campbell Soup Company (the “Company,” “we,” “us,” “our” or “Campbell”) is furnishing this proxy statement and soliciting proxies in connection with the proposals to be voted on at the Campbell Soup Company 2024 Annual Meeting of Shareholders (“2024 Annual Meeting”) and any postponements or adjournments thereof. This proxy statement and the accompanying Notice of 2024 Annual Meeting of Shareholders and proxy card are first being sent to shareholders on or about October _, 2024. This summary highlights certain information contained in this proxy statement but does not contain all the information you should consider when voting your shares. Please read the entire proxy statement carefully before voting.

2024 Annual Meeting Information		Meeting Agenda
Date	November 19, 2024

Proposals

■Election of 12 Board recommended director nominees to the Board of Directors for a one year term
■Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2025
■“Say on Pay” advisory resolution to approve fiscal 2024 executive compensation
■Approval of an amendment to the Company's Restated Certificate of Incorporation to change the Company’s name to The Campbell’s Company
■A shareholder proposal, if properly presented at the 2024 Annual Meeting
■Transact other business that may properly come before the meeting

Time	9:00 a.m. Eastern Time
Location	Live Webcast at: https://meetnow.global/CPB2024
Record Date	September 25, 2024
Admission	To attend the live webcast of the 2024 Annual Meeting, you will need to log in to https://meetnow.global/CPB2024 and use the 15-digit control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form.
Stock Symbol	CPB
Stock Exchange	The Nasdaq Stock Market LLC (“Nasdaq”)
Corporate Website	www.campbellsoupcompany.com

VOTING MATTERS AND VOTE RECOMMENDATIONS

Item		Board Recommendation	Vote Standard	Reasons for Recommendation	More Information
1.	Election of 12 Board recommended director nominees to the Board of Directors for a one-year term	FOR EACH NOMINEE	Majority of the votes cast	The Board and the Governance Committee believe the individuals recommended by the Board possess the skills, experience and qualifications to effectively monitor performance, provide oversight and support management’s execution of Campbell’s long-term strategy.	Page 15
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2025	FOR	Majority of the votes cast	The Audit Committee believes that the re-appointment of PricewaterhouseCoopers LLP is in the best interests of Campbell and our shareholders.	Page 38
3.	“Say on Pay” advisory resolution to approve fiscal 2024 executive compensation	FOR	Majority of the votes cast	The Board and the Compensation and Organization Committee believe our executive compensation program incorporates a number of compensation governance best practices and aligns to performance.	Page 41
4.	Approval of an amendment to the Company's Restated Certificate of Incorporation to change the Company’s name to The Campbell’s Company	FOR	Two-thirds of the votes cast	The Board believes that changing the Company's name to The Campbell's Company better aligns with the Company’s current strategic focus.	Page 42
5.	Shareholder Proposal - Diversity Audit	AGAINST	Majority of the votes cast	The Board believes that the Company already reports transparently on its diversity efforts and progress with committed oversight by the Board.	Page 78

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How to Vote

Even if you plan to attend the live webcast of the 2024 Annual Meeting, please vote in advance of the meeting using one of the following voting methods (see page 12 for additional details). If you are voting via the Internet or by telephone, be sure to have your proxy card or voting instruction form in hand and follow the instructions. You can vote any of three ways:	Internet	Telephone	Mail

	Using the Internet and voting at the website listed on the proxy card or e-proxy notice.	Using the toll-free phone number listed on the proxy card/voting instruction form.	Signing, dating and mailing the proxy card in the enclosed postage paid envelope.

OUR STRATEGY

Our strategy is to Set the Standard to drive accelerated growth in our two divisions within North America while delivering on the promise of our purpose - Connecting people through food they love. Our strategic framework is based on five areas that position us to achieve best in class performance:

1.	Top Team – To continue to foster best in class capabilities, leadership and culture;
2.	Best Portfolio – To continue to be a transformative category leader with an advantaged portfolio of leadership brands;
3.	Top-Tier Performance – To continue to achieve sustainable and predictable growth, accelerating earnings and expanding margins;
4.	Winning Execution – To continue to leverage technology and capabilities to win in market; and
5.	Lasting Impact – To continue to build on our legacy with measurable results for sustainability and our communities.

FISCAL 2024 PERFORMANCE

In fiscal 2024, we continued to advance our key strategic initiatives in a challenging environment. We completed the acquisition of Sovos Brands, Inc. ("Sovos Brands") which has brought incremental growth to our Meals & Beverages division and supports the continued transformation of our advantaged portfolio.

On August 29, 2024, we announced our fiscal 2024 financial results, which included:

●	Net sales of $9.636 billion, an increase of 3% versus 2023
●	Organic net sales of $9.216 billion, a decrease of 1% versus 2023
●	Earnings before interest and taxes (“EBIT”) of $1.000 billion, a decrease of 24% versus 2023
●	Adjusted EBIT of $1.454 billion, an increase of 6% versus 2023
●	Earnings per share (“EPS”) of $1.89, a decrease of 34% versus 2023
●	Adjusted EPS of $3.08, an increase of 3% versus 2023
●	Cash flows from operations of $1.185 billion, versus $1.143 billion in 2023
●	Meals & Beverages net sales and operating earnings increased 7% and 9%, respectively, versus 2023
●	Snacks net sales decreased 2% versus 2023 and operating earnings increased 1% versus 2023

These results reflect our consistent and reliable performance in a year where, despite an evolving consumer landscape, we made significant process against our longer term strategic plan. Our focused strategy has positioned us well as we embark on a new chapter of growth and set the standard for performance in the food industry with our advantaged and market leading brands, capabilities and execution.

We encourage you to review our Annual Report to Shareholders that will accompany this Proxy Statement for additional information on our fiscal 2024 performance and our financial results. Information on items impacting comparability is available in Appendix A, which also provides a reconciliation of organic net sales, adjusted EBIT and adjusted EPS, which are non-GAAP measures, to their most comparable GAAP measures.

Campbell Soup Company   |   2024 Proxy Statement      5

FISCAL 2024 COMMUNITY & SUSTAINABILITY WINS

In fiscal 2024, we focused on strengthening and empowering vibrant communities through our employee engagement and grantmaking programs. The Campbell’s Foundation’s grantmaking enabled nonprofit organizations in Campbell communities to engage in a range of important community work focused on increasing food access, encouraging healthy living and nurturing neighborhoods. In fiscal 2024, Community Impact Grants totaling $880,000 were awarded to support our Campbell communities.

This year’s Campbell Cares Days of Service resulted in over 6,000 volunteer hours, with employees completing more than 120 in-person volunteer projects across our Campbell locations. From hosting community clean-ups and donation drives to preparing and serving meals at local food organizations, thousands of employees gave back to our communities. Our annual employee giving campaign also raised more than $1.0 million for nonprofit organizations through employee contributions and foundation matches, supporting over 750 organizations across our communities.

In fiscal 2024 we grew our signature program, Full Futures, which is aimed at fostering a school nutrition environment that ensures all students are well nourished and ready to thrive at school and in life. The goal of Full Futures is to create sustainable, scalable changes in school nutrition. Full Futures-Camden completed its third year in fiscal 2024 and Full Futures-Charlotte completed its second year. A third site, Full Futures-Hanover, received planning grants for community organizations to plan for a formal launch in fiscal 2025.  Our fiscal 2024 total investment in Full Futures was over $1.2 million in the program across three locations.

Our focus on sustainability remained strong in fiscal 2024. We reduced our combined Scope 1 & 2 greenhouse gas emissions through contributions from a virtual power purchase agreement and improved energy efficiency. We sourced greater volumes of wheat, and over 50% of our tomatoes and potatoes, from suppliers engaged in an approved sustainable agriculture program, contributing to one of our key 2025 goals. We made significant strides in reducing waste sent to landfill, and also maintained our commitment to transparency and disclosure, publishing a detailed Corporate Responsibility Report which included information referencing the Global Reporting Initiative, Sustainability Accounting Standards Board, Task Force on Climate-related Financial Disclosures, and UN Global Compact reporting frameworks. The report can be accessed at www.campbellsoupcompany.com/our-impact/reports-and-policies/, but is not, and will not be deemed to be a part of this proxy statement or incorporated by reference into any of our filings with the SEC. See pages 30 through 32 for more information about our environmental, social and governance (“ESG”) activities.

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ITEM 1:	ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Your Board recommends a vote FOR all of the nominees listed below:

				Board Committee Composition
Name	Age	Director Since	Independent	Audit	Comp. & Org.	Finance & Corp. Dev.	Governance
Fabiola R. Arredondo	57	2017	✓	✓		✓
Howard M. Averill (Audit Committee Financial Expert)	60	2017	✓	✓ (C)		✓
Mark A. Clouse	56	2019
Bennett Dorrance, Jr.	53	2022	✓	✓		✓
Maria Teresa (Tessa) Hilado (Audit Committee Financial Expert)	60	2018	✓	✓		✓ (C)
Grant H. Hill	52	2021	✓		✓		✓
Sarah Hofstetter	50	2018	✓		✓		✓
Marc B. Lautenbach	63	2014	✓		✓ (C)	✓
Mary Alice D. Malone	74	1990	✓		✓		✓
Keith R. McLoughlin Independent Board Chair	68	2016	✓
Kurt T. Schmidt	67	2018	✓		✓		✓
Archbold D. van Beuren	67	2009	✓	✓			✓ (C)

Committee composition shown above is as of the date of this proxy statement. Current committee assignments are indicated by a (✓), and committee chairs are indicated by (C). Additional information about each nominee’s background and experience can be found beginning on page 18.

Campbell Soup Company   |   2024 Proxy Statement      7

COMPOSITION OF THE CAMPBELL SOUP COMPANY DIRECTOR NOMINEES

We have a diverse, independent Board. Four of our 12 Director nominees are women, three of our 12 Director nominees are ethnically diverse with one identifying as Asian, one identifying as Hispanic, and one identifying as African American, and 11 of our 12 Director nominees are independent, including our Board Chair. All members of the Audit, Compensation and Organization, Finance and Corporate Development and Governance Committees are independent.

The Board is composed of Directors who bring a mix of fresh perspectives and deeper experience, and includes three who are descendants of our founder. Since the beginning of 2016, we have refreshed the Board with the addition of nine new independent directors. The average tenure of our non-management director nominees is approximately 9.8 years. All Directors are committed to the Company’s long-term success and creating value for all shareholders.

Skills and Experience

As a group, our independent Director nominees possess a broad range of experience and skills including:

See Director biographies beginning on page 18 for further detail.

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Corporate Governance Highlights

Director and Committee Independence	■11 of 12 director nominees are independent ■4 fully independent Board committees: Audit, Compensation and Organization, Finance and Corporate Development and Governance
Board Accountability	■Annual election of directors ■Simple majority voting standard in uncontested elections ■Shareholder ability to act by written consent and call special meeting
Board Leadership	■Independent Board Chair
Board Evaluation and Effectiveness	■Annual Board and Committee self-assessments ■Annual director evaluations ■Annual independent director evaluation of the Board Chair and the CEO
Board Refreshment and Diversity
■Balance of new and experienced directors, with tenure of independent director nominees averaging 9.8 years
■Added 9 new independent directors since the beginning of 2016
■4 of 12 director nominees are women
■3 of 12 director nominees are ethnically diverse
■Average age of independent director nominees is 61.5 years

Director Engagement
■All directors attended at least 80% of Board and Committee meetings in fiscal 2024
■Corporate Governance Standards limit director membership on other public company boards
■Shareholder ability to contact directors (as described on page 33)

Director Access
■Significant interaction with senior business leaders through regular business reviews and board presentations
■Directors have access to senior management and other employees
■Directors have the ability to hire outside experts and consultants as they deem necessary

Clawback and Anti-Hedging Policies
■Clawback policies allow the Company to recoup incentive compensation upon an accounting restatement
■Performance share award agreements allow clawback for a breach of a duty of loyalty
■Insider Trading Policy prohibits all directors, officers and employees from engaging in any hedging investments involving Campbell stock

Share Ownership
■Robust stock ownership guidelines for directors and executive officers
○CEO required to hold shares equivalent to 6x salary
○Other executive officers are required to hold shares equivalent to 3.5x salary
○Directors required to hold shares equivalent to 5x the cash portion of their annual retainer within five years of first joining the Board

ITEM 2:	RATIFICATION OF AUDITORS

Based on the Audit Committee’s assessment of PricewaterhouseCoopers LLP’s performance, qualifications and independence, it believes their re appointment for fiscal 2025 is in the best interests of Campbell and our shareholders. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey or our Restated Certificate of Incorporation or By-Laws, but as a matter of good corporate governance, the Board is submitting this proposal to shareholders. Even if the appointment is ratified, the Audit Committee may select a different audit firm at any time during the year if it determines that this would be in the best interests of Campbell and our shareholders.

Campbell Soup Company   |   2024 Proxy Statement      9

ITEM 3:	ADVISORY VOTE ON FISCAL 2024 EXECUTIVE COMPENSATION

We offer a total compensation package that is designed to attract, motivate and retain the caliber of talent needed to deliver successful business performance in absolute terms and relative to competition. Our compensation program is designed to link pay to Company, division and individual performance.

The objectives of our executive compensation program are to:

Align the financial interests of our named executive officers (“NEOs”) with those of our shareholders, in both the short and long term	Provide incentives for achieving and exceeding our short- and long-term goals

Attract, motivate and retain key executives by providing total compensation that is competitive with compensation paid at other companies in the food, beverage and consumer products industries	Differentiate the level of compensation based on individual and business unit performance, leadership potential and level of responsibility within the organization

Our executive compensation program reflects the following best practices:

WE DO	WE DO NOT
Maintain a strong alignment between corporate performance and compensation	Have an employment agreement with our Chief Executive Officer or any other NEO
Annually review the risk profile of our compensation programs and maintain risk mitigators	Pay dividends or dividend equivalents to NEOs on unearned equity awards
Use an independent compensation consultant retained directly by the Compensation and Organization Committee	Reprice stock options without the approval of Campbell shareholders
Use “double-trigger” change in control provisions in all change in control agreements with our NEOs	Provide tax-gross ups in any change in control agreement
   Have clawback policies for incentive compensation recoupment in the event of an accounting restatement and have performance share award agreements that allow for award clawback in the event of a breach of duty of loyalty
Allow any directors, officers or employees to hedge Campbell common stock
Maintain robust stock ownership guidelines for all executive officers	Allow any directors or executive officers to pledge Campbell common stock

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Our pay mix places the greatest emphasis on performance-based incentives, which are not guaranteed. Approximately 90% of our Chief Executive Officer’s fiscal 2024 target total direct compensation, and approximately 75% of the average fiscal 2024 target total direct compensation of our other NEOs, was at risk:

CEO

Other NEOs

Please see the Compensation Discussion and Analysis, beginning on page 43, for a more detailed discussion of our executive compensation program.

ITEM 4:	APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO THE CAMPBELL’S COMPANY

We believe that changing the name of the Company from Campbell Soup Company to The Campbell’s Company will better reflect the Company's current business operations as a manufacturer and marketer of high-quality, branded food and beverage products with a diversified portfolio of iconic brands across our Meals & Beverages and Snacks divisions.

Please see the discussion beginning on page 42 for a more detailed discussion of the name change proposal.

Campbell Soup Company   |   2024 Proxy Statement    11

2024 ANNUAL MEETING INFORMATION

2024 Proxy Materials

Why am I receiving these proxy materials?

You received printed versions of these materials because you owned shares of Campbell common stock on September 25, 2024, the record date, and that entitles you to notice of, and to vote at, the 2024 Annual Meeting. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. The proxy materials (which include our annual report to shareholders for the fiscal year ended July 28, 2024) provide certain information about the Company that we must disclose to you when the Board of Directors solicits your proxy.

Why did I receive a Notice Regarding Internet Availability of Proxy Materials instead of printed proxy materials?

In accordance with SEC rules, instead of mailing a paper copy of our proxy materials to all of our shareholders, we have again decided to provide access to our proxy materials to many shareholders via the Internet. We believe this decision reduces both the amount of paper necessary to produce the materials and the costs associated with mailing the materials to all shareholders.

On or about October _, 2024, we sent a Notice Regarding Internet Availability of Proxy Materials (“Notice”) to most of our shareholders. These shareholders have the ability to access the proxy materials on a website referred to in the Notice, or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the 2024 Annual Meeting.

How can I get a paper copy of the proxy materials?

The Notice contains instructions on how to obtain a paper copy of all proxy materials – including this proxy statement, our 2024 Annual Report to Shareholders and a proxy card. If you would like to receive paper copies of our proxy materials, please follow the instructions on the Notice and submit your request by November 8, 2024 to ensure that you receive the materials before the 2024 Annual Meeting. We encourage our shareholders to elect to receive future proxy materials electronically by e-mail to support our sustainability efforts.

How can I get electronic access to the proxy materials?

Shareholders may elect to receive future distributions of proxy materials by electronic delivery. To take advantage of this service you will need an email account and access to an Internet browser. To enroll, go to the Resources portion of our website at www.investor.campbellsoupcompany.com and click on “Information Request Form.” Your enrollment for electronic delivery of proxy materials will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Registered shareholders (your shares are registered in your own name with our transfer agent) may access the 2024 proxy materials at www.envisionreports.com/cpb. Shareholders who are the beneficial owners of shares held in street name (you hold your shares through a broker, bank or other holder of record) may access the 2024 proxy materials at: www.edocumentview.com/cpb. Our 2024 proxy materials are also available on our website at www.investor.campbellsoupcompany.com.

What is “householding”?

We are sending only one Notice or one copy of our proxy materials to shareholders who share the same last name and address, unless they have notified us that they want to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs. If any shareholder residing at such address wishes to receive a separate copy of our proxy materials in the future, or, if any shareholders sharing an address are receiving multiple copies of the Notice or proxy materials and would like to request delivery of a single copy, he or she may contact the Office of the Corporate Secretary, Campbell Soup Company, 1 Campbell Place, Camden, NJ 08103.

Voting Procedures

Who may vote at the 2024 Annual Meeting?

Only shareholders of record at the close of business on September 25, 2024, the record date for the meeting, are entitled to notice of, and to vote at, the 2024 Annual Meeting and any adjournment or postponement thereof.

How do I vote?

Whether you are a shareholder of record or a beneficial owner whose shares are held in street name, you can vote any one of four ways:

●	Via the Internet. You may vote by visiting the website and entering the control number found in the Notice, proxy card or voting instruction form.
●	By Telephone. You may vote by calling the toll-free number found in the Notice, proxy card or voting instruction form.
●	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card (if you are a shareholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the postage-paid envelope provided.
●	The Annual Meeting. You are encouraged to vote beforehand by Internet, telephone or mail. You also may vote during the 2024 Annual Meeting even if you have already voted in advance. If you are a shareholder of record and you plan to attend the live audio webcast of the 2024 Annual Meeting, go to https://meetnow.global/CPB2024 on the day of the meeting. You will also need the 15-digit control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials to login and vote. If you are the beneficial owner of shares held for you by a broker and you would like to vote your shares electronically at the 2024 Annual Meeting, you must register in advance using the instructions below.

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How do I register to attend the 2024 Annual Meeting via Live Webcast?

If you are a registered shareholder (your shares are registered in your own name with our transfer agent, Computershare), you do not need to register to attend the 2024 Annual Meeting via live webcast. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, and you want to vote or ask a question at the 2024 Annual Meeting, you must register in advance to attend the 2024 Annual Meeting via live webcast. Otherwise, you may enter the webcast as a guest. To register to attend the 2024 Annual Meeting via live webcast as a shareholder you must submit a legal proxy reflecting your Campbell Soup Company holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on November 12, 2024. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

●	By Email. Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
●	By Mail. Send to Computershare, Campbell Soup Company Legal Proxy, P.O. Box 43006, Providence, RI 02940-3001.

What constitutes a quorum at the 2024 Annual Meeting?

The holders of record of a majority of the shares of the Company issued and outstanding and entitled to vote at the 2024 Annual Meeting present in person or represented by proxy will constitute a quorum, which is the minimum number of shareholders that must be present or represented by proxy at the meeting to transact business. Votes “for” and “against”, “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. As of September 25, 2024, we had [      ] shares of common stock issued, outstanding and entitled to vote at the 2024 Annual Meeting.

Once a share is counted as present at the meeting, it will be deemed present for quorum purposes for the entire meeting and for any adjournments of the meeting unless a new record date is set.

What is the voting requirement to approve each of the proposals?

Assuming a quorum is present, the affirmative vote of a majority of the votes cast is required to approve each proposal except the proposal for the approval of an amendment to the Company's Restated Certificate of Incorporation to change the Company’s name to The Campbell’s Company, which will be decided by the affirmative vote of two-thirds of the votes cast.

Can I revoke my proxy or change my vote after I vote by proxy?

Yes, you may revoke your proxy or change your vote at any time prior to the 2024 Annual Meeting by:

●	voting again via the Internet or by telephone,
●	completing, signing, dating and returning a new proxy card or voting instruction card with a later date, or
●	notifying the Office of the Corporate Secretary in writing that you are revoking your vote and attending the 2024 Annual Meeting and voting in person.

How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?

Abstentions: Abstentions will not count as votes cast “for” or “against” a matter, and therefore will not affect the voting results.

Unmarked proxy cards: If you sign and return a proxy card or voting instruction card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, in accordance with the Board’s recommendations.

Broker Non-Votes: If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide your broker with instructions as to how to vote such shares, your broker will only be able to vote your shares at its discretion on certain “routine” matters. Item 2 – Ratification of Appointment of Independent Registered Public Accounting Firm is the only proposal considered a routine matter to be presented at the 2024 Annual Meeting. Brokers will not be permitted to vote your shares on any of the other matters presented at the 2024 Annual Meeting without your voting instructions. If you do not provide voting instructions on these matters, including the election of the director nominees named herein, the shares will be considered “broker non-votes” with respect to such matters. Broker non-votes are included in the number of shares considered to be present at the meeting for purposes of determining a quorum, but will not count as votes cast “for” or “against” any director nominee or other proposal.

How do I vote my 401(k) Plan shares?

To vote your Campbell Soup Company 401(k) Retirement Plan shares, you must sign and return the proxy card or vote via the Internet or telephone as instructed in the proxy materials. If you do not provide voting instructions by November 12, 2024, the trustee will vote your shares in the same proportion as the shares of other participants for which the trustee has received proper voting instructions.

Where can I find the voting results of the 2024 Annual Meeting?

We expect to announce preliminary voting results at the 2024 Annual Meeting. We will also disclose the voting results on a Form 8-K filed with the SEC on or before November 25, 2024.

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How are proxies solicited and what is the cost?

This solicitation of proxies is authorized by, and made on behalf of, our Board of Directors, and we will bear the cost.

Proxy solicitation material will be distributed to shareholders and our directors, officers and employees may communicate with shareholders to solicit their proxies.

They will not receive any additional compensation for these activities. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward proxy solicitation material to beneficial owners and seek authority for execution of proxies, and we will reimburse them for related out-of-pocket expenses. We have retained D.F. King & Co., Inc. to assist us with the solicitation of proxies for a fee of $15,750 plus reimbursement of expenses.

Attending the 2024 Annual Meeting

How can I attend the 2024 Annual Meeting via Live Webcast?

This year’s Annual Meeting of Shareholders will be conducted solely via live webcast, and shareholders will not be able to physically attend the meeting.

The live webcast of the 2024 Annual Meeting will begin at 9:00 a.m. Eastern Time on Tuesday, November 19, 2024. Online access to the audio webcast will be open prior to the start of the 2024 Annual Meeting. To attend the virtual meeting, go to https://meetnow.global/CPB2024. In order to vote and examine the Company’s share list during the Annual Meeting, you will also need the 15-digit control number found on your Notice of Internet Availability, your proxy card or on the instructions that accompany your proxy materials.

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ITEM 1 — ELECTION OF DIRECTORS

Our Board has general oversight responsibility for the Company’s affairs pursuant to the New Jersey Business Corporation Act and the Company’s Restated Certificate of Incorporation and By-Laws. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s shareholders and is committed to strong corporate governance, as reflected through its policies and practices. The Board is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management.

The Company By-Laws give the Board the authority to determine the number of directors. The Board is currently comprised of 12 directors, all of whom have been nominated by the Board for re-election.

As described in our Corporate Governance Standards, it is the policy of the Board that no person may stand for election to the Board after reaching age 72. However, upon recommendation of the Governance Committee, the Board may waive this policy if it determines that because of the individual’s unique capabilities and/ or due to special circumstances, such re-nomination is in the best interests of the Company and its shareholders. Consistent with last year, when conducting its annual assessment of incumbent directors in advance of its recommendation of a slate of nominees for appointment to the Board, the Governance Committee determined that although she is aged 74, Ms. Malone's status as a descendant of the Company’s founder and as a significant shareholder give her unique capabilities as a director. As a result, the Governance Committee recommended to the Board that it waive the retirement age policy to permit Ms. Malone to stand for re-election at the 2024 Annual Meeting. The Board concurred with the Governance Committee’s recommendation, and approved Ms. Malone’s re-nomination. Ms. Malone and Mr. Dorrance, Jr. recused themselves from all Committee and Board discussions of the waiver and abstained from the vote.

Directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall have qualified, or until their earlier resignation, retirement or removal. Directors are elected by a majority of the votes cast; abstentions and broker non-votes will not be counted as votes cast on this proposal.

DIRECTOR QUALIFICATIONS AND BOARD COMPOSITION

The Governance Committee is responsible for investigating, reviewing and evaluating the qualifications of candidates for membership on the Board and for assessing the contributions and performance of directors eligible for re-election. It is also responsible for recommending director nominees for approval by the Board and nomination for election by shareholders.

Campbell is a manufacturer and marketer of high-quality, branded food and beverage products. A company of our size must have strong governance, as well as leaders who understand our diverse consumers and business needs. The Governance Committee strives to maintain an engaged, independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our shareholders. The Governance Committee works with the Board to determine the composition of the Board as a whole and believes that the current composition of the Board reflects an appropriate mix of tenure, skill sets, experience, and qualifications that are relevant to the business and governance of the Company.

The Governance Committee believes that all directors should be persons of the highest personal and professional ethics, integrity and values who abide by exemplary standards of business and professional conduct and demonstrate commitment to representing the long-term interests of the Company’s shareholders. Directors should bring an inquisitive and objective perspective, practical wisdom and mature judgment to the Board and be committed to devoting the time and attention necessary to fulfill their duties and responsibilities. In furtherance of these objectives, the Governance Committee considers a wide range of factors when nominating candidates for election to the Board, including:

■	Skills, leadership experience and professional expertise. The Governance Committee is committed to having an experienced, qualified Board that has the collective skills, leadership experience and professional expertise gained through work experience and board service, in areas relevant to Campbell, such as:
○	Business Operations and Leadership - Is or has been the Chief Executive Officer, Chief Operating Officer or other C-suite officer of a large public or private corporation. Directors with C-suite leadership experience demonstrate a practical understanding of strategy, risk management, talent management and how large organizations operate.
○	Food or Consumer Products Industry - Has experience in the food or consumer products industry, or other complementary field, such as retail. Directors with experience in dealing with consumers, particularly in the areas of producing and selling products or services to consumers, provide valuable market and consumer insights, as well as contribute a broad understanding of industry trends.
○	Marketing, Digital, Brand Management and Sales - Has experience in marketing, digital marketing, data analytics, brand management, marketing strategy and sales. Directors with experience identifying, developing and marketing new products, as well as identifying new areas for existing products or implementing new technologies to drive efficiencies, can positively impact the Company’s operational results, including by helping the Company understand and anticipate new customer channels and evolving marketing practices.

Campbell Soup Company   |   2024 Proxy Statement    15

○	Strategic Transactions; Mergers & Acquisitions - Has experience with complex strategic transactions, including mergers, acquisitions and divestitures, as well as the successful integration of acquired businesses. Directors who have experience leading organizations through significant strategic transactions, including acquisitions, divestitures and integration, will provide guidance and oversight as the Company implements its strategy.
○	Finance / Capital Allocation - Has experience allocating capital resources across a large, complex enterprise. Directors with experience allocating capital for large and complex enterprises is important to achieving our financial and strategic objectives, as these individuals provide valuable insights as the Company continues to reduce costs, optimize its manufacturing network and efficiently allocate capital.
○	Financial Expertise / Accounting - Has experience in and an understanding of financial reporting and accounting processes and complex financial transactions. Directors with an understanding of financial reporting and accounting processes, particularly in large, global businesses, are essential for ensuring effective oversight of the Company’s financial measures and processes.
○	Information Technology and Security - Has experience with information technology and security. Directors with expertise in information technology and security provide helpful oversight with respect to cybersecurity matters and the use of technology and modernization of the Company’s technology infrastructure to enhance the efficiency of our operations.
○	Significant or Long-Term Shareholder - Has the perspective of an investor who is interested in the long-term prospects of the Company. A director who is also a long-term, significant shareholder of the Company is aligned with our shareholders by being focused on the long-term health and vitality of the Company and establishing a solid foundation for future growth and profitability.
○	Corporate Governance - Has experience in the corporate governance of sophisticated public or private entities. Good corporate governance accompanies and greatly aids the Company’s long-term business success and furthers the goals of greater transparency and accountability.
○	Public Company Board Experience - Has sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company. Directors with experience serving as directors of other U.S. public companies helps ensure the Board deeply understands its duties.
○	Environmental and Social Responsibility - Has experience in sustainability, social responsibility, and inclusion and diversity issues. Environmental stewardship, diversity, and equity and inclusion are values embedded in our culture and fundamental to our business. Directors with experience and exposure in identifying the risks and opportunities in these areas can help the Company identify value-creation strategies and creation of goals that will have the most impact in these areas.
○	Supply Chain Experience - Has experience managing or overseeing supply chain strategy and execution across a large, complex enterprise. Directors with supply chain experience offer valuable insights into supply chain execution and provide guidance to assist the Company in executing its strategic priorities.
■	Enhancing the Board’s diversity. Although the Board does not have a specific diversity policy, the Governance Committee takes into account a nominee’s ability to contribute to the diversity of skills, backgrounds, perspectives and experience of the Board. It considers the race, ethnicity, gender, age, cultural background and professional experience of each nominee and of the Board as a whole. For this year’s election, the Board has nominated 12 individuals who bring valuable diversity to the Board. Their collective experience covers a wide range of countries, geographies and industries. The Board’s 12 director nominees range in age from 50 to 74. Four of these director nominees, or approximately 33%, are women. Three of these director nominees, or approximately 25%, are ethnically diverse with one identifying as Asian, one identifying as Hispanic and one identifying as African American.
■	Ensuring a balanced mix of tenures. The Governance Committee believes it is important to maintain a mix of experienced directors with a deep understanding of our business and others who bring a fresh perspective. We have added nine new independent directors to our Board since the beginning of 2016, including five new independent directors since 2018. The average tenure of our independent director nominees is approximately 9.8 years.
■	Complying with applicable independence standards and policies on conflicts. The Governance Committee considers potential competitive restrictions, other positions the director has held or holds (including other board memberships) and director independence. It believes that any nominee for election to the Board should be willing and able to devote the proper time and attention to fulfill the responsibilities of a director and have no conflicts of interest arising from other relationships or obligations.

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The Board has carefully considered whether the slate of director nominees, taken as a whole, fulfills the objectives for Board composition noted above. The independent director nominees collectively have a mix of various skills and qualifications, as set forth in the skills matrix below. These collective attributes enable the Board to provide insightful leadership as it strives to advance our strategies and deliver value to shareholders.

In accordance with Nasdaq's board diversity listing standards, we are disclosing aggregated statistical information about our Board's self-identified characteristics, as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (as of October [_], 2024)
TOTAL NUMBER OF DIRECTORS	12
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	8	–	–

Part II: Demographic Background
African American or Black	–	1	–	–
Alaskan Native or Native American	–	–	–	–
Asian	1	–	–	–
Hispanic or Latinx	1	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	7	–	–
Two or More Races or Ethnicities	1	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	1

Campbell Soup Company   |   2024 Proxy Statement    17

DIRECTOR NOMINEES

The Board has nominated the 12 individuals appearing below for election by shareholders at the 2024 Annual Meeting. All director nominees listed in this proxy statement were also nominated by the Board and elected by the shareholders at the 2023 Annual Meeting of Shareholders.

Each year, prior to recommending a slate of directors to the Board for nomination, the Governance Committee conducts an assessment of incumbent directors to review their conflicts as well as their commitments, qualifications and contributions to the Board. After review, the Governance Committee recommended each of the incumbent directors identified on pages 18 - 25 as a nominee for election at the 2024 Annual Meeting.

All of the nominees are independent directors, except Mr. Clouse. If a nominee becomes unable or unwilling to serve, proxies will be voted for the election of such person as shall be designated by the Board to replace such nominee, or, in lieu thereof, the Board may reduce its size. All nominees have consented to serve on the Board if elected. The Board knows of no reason why any nominee would be unable or unwilling to serve. Except as otherwise specified on your proxy card, proxies will be voted for election of the nominees named on pages 18 - 25.

Biographical information and Committee memberships as of the date of this proxy statement, including the specific experience, qualifications and skills of each of the director nominees is included below.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES

Director Since: 2017 Age: 57 Independent Director Committee Memberships: ●Audit ●Finance and Corporate Development
FABIOLA R. ARREDONDO
Biography
Fabiola R. Arredondo has been the Managing Partner of Siempre Holdings, a private, single-family investment office based in Greenwich, Connecticut, since 2001. Ms. Arredondo previously held senior operating roles at Yahoo! Inc., the British Broadcasting Corporation (BBC) and Bertelsmann SE & Co. KGaA. Ms. Arredondo received a Bachelor’s degree in Political Science from Stanford University, and a Master of Business Administration from Harvard Business School.

Skills and Qualifications
Ms. Arredondo brings a wealth of domestic and international operational and strategic experience as a former senior executive in the digital technology and media fields to the Campbell Board. She also has extensive public, private and non-profit board experience in a number of relevant areas, including business model transformations, investment acquisition, integration and disposition skills, and the development of e-commerce distribution networks and effective digital marketing and sales initiatives.

Other Public Company Boards Fair Isaac Corporation (FICO), 2020 – present Burberry plc, 2015 – present

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Director Since: 2017 Age: 60 Independent Director Committee Memberships: ●Audit (Chair) ●Finance and Corporate Development
HOWARD M. AVERILL
Biography
Howard M. Averill served as Executive Vice President and Chief Financial Officer of Time Warner Inc., a global media and entertainment company, from January 2014 until June 2018. Mr. Averill previously served as Executive Vice President, Chief Financial Officer of Time Inc. from 2007 through the end of 2013. Prior to joining Time Inc., Mr. Averill spent 10 years at NBC Universal in a variety of financial roles. Earlier in his career, Mr. Averill worked in strategic planning for PepsiCo, Inc. Mr. Averill received a Bachelor’s degree in Economics from the University of Vermont, and a Master of Business Administration with a concentration in Finance from the Kenan-Flagler Business School at the University of North Carolina – Chapel Hill.

Skills and Qualifications
Mr. Averill has significant executive leadership experience, particularly in the areas of finance, accounting, mergers and acquisitions, and strategic planning. As a result of his executive position with a leading media and entertainment company, Mr. Averill also brings digital media expertise and knowledge of information technology and security to the Campbell Board.

Other Public Company Boards None in the past 5 years

Director Since: 2019 Age: 56 President and Chief Executive Officer
MARK A. CLOUSE
President and Chief Executive Officer of Campbell Soup Company
Biography
Mark A. Clouse was named President and Chief Executive Officer and a Director of Campbell Soup Company effective January 22, 2019. Prior to joining Campbell, Mr. Clouse served as President and Chief Executive Officer of Pinnacle Foods, Inc. from May 2016 until October 2018. From 2012 until 2016, Mr. Clouse held several executive roles at Mondelēz International, Inc. including: Executive Vice President and Chief Commercial Officer; Executive Vice President and Chief Growth Officer; and Executive Vice President, North America. Prior to the spin-out of Mondelēz in 2012, Mr. Clouse spent 16 years at Kraft Foods, Inc. in a range of leadership positions in developed and emerging markets. Mr. Clouse graduated from the United States Military Academy at West Point with a Bachelor’s degree in Economics.

Skills and Qualifications
Mr. Clouse is an outstanding leader with a proven track record of operational excellence and value creation. He brings executive leadership experience, financial acumen, and more than 20 years of food industry experience to the Campbell Board. His extensive experience at leading companies with iconic center-store brands provides him with valuable insights about our business and our industry.

Other Public Company Boards Brown-Forman Corporation, 2022 – present Pinnacle Foods, Inc., 2016 – 2018

Campbell Soup Company   |   2024 Proxy Statement    19

Director Since: 2022 Age: 53 Independent Director Committee Memberships: ●Audit ●Finance and Corporate Development
BENNETT DORRANCE, JR.
Biography
Bennett Dorrance, Jr. is a Managing Director for the DFE Trust Company, a board member of DMB Associates and President of the Dorrance Family Foundation, which supports education, natural resource conservation and programs that improve quality of life in Arizona, California and Hawaii. He is the owner/operator of Touching the Earth Farm and the Kohala Village hub, a founding partner in Memorial Reefs International and a board member of the Hawai'i Institute of Pacific Agriculture. Mr. Dorrance, Jr. received a Bachelor’s degree in Art History from Princeton University and a Master’s degree in Sustainable Leadership from Arizona State University.

Skills and Qualifications
Mr. Dorrance, Jr. is an entrepreneur who has invested in a variety of successful for-profit and non-profit enterprises focused on sustainability, land management and health and wellness. His Master’s degree in sustainable leadership gives him a strong grounding in sustainability. As a descendent of Campbell Soup Company’s founder, he adds the perspective of a long-term, highly committed shareholder to the Board’s discussions.

Other Public Company Boards None in the past 5 years

Director Since: 2018 Age: 60 Independent Director Committee Memberships: ●Audit ●Finance and Corporate Development (Chair)
MARIA TERESA (TESSA) HILADO
Biography
Maria Teresa (Tessa) Hilado was Executive Vice President and Chief Financial Officer of Allergan plc, a global pharmaceutical company, from December 2014 until February 2018. Prior to joining Allergan, Ms. Hilado served as Senior Vice President, Finance and Treasurer of PepsiCo, Inc. from 2009 until 2014. She previously served as Vice President and Treasurer for Schering-Plough Corp. from 2008 to 2009 and spent more than 17 years with General Motors Co. in leadership roles of increasing responsibility, including Assistant Treasurer and CFO, GMAC Commercial Finance. Ms. Hilado received a Bachelor’s degree in Management Engineering from Ateneo de Manila University in the Philippines, and a Master of Business Administration from the Darden School of Business at the University of Virginia.

Skills and Qualifications
Ms. Hilado has more than three decades of demonstrated financial expertise in leading roles at several large, global corporations. She has extensive experience in global finance, treasury, mergers and acquisitions and business development, as well as experience in the automotive, consumer packaged goods and health care industries.

Other Public Company Boards Zimmer Biomet Holdings, Inc., 2018 – present Galderma, S.A., 2021 – present PPD, Inc., 2020 – 2021 H.B. Fuller Company, 2013 – 2021

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Director Since: 2021 Age: 52 Independent Director Committee Memberships: ●Compensation and Organization ●Governance
GRANT H. HILL
Biography
Grant H. Hill is a co-owner and has served as Vice Chairman of the Atlanta Hawks professional basketball team since 2015. Mr. Hill has served as the Managing Director of the USA Men’s Basketball Team since 2021. He is the co-founder and has served as Managing Partner of Penta Mezzanine Fund, a private investment firm that provides customized growth capital solutions to profitable, lower-middle-market companies nationwide since 2011. He is founder and Chairman of Hill Ventures, Inc. through which he engages in commercial real estate development. He has served as a director of Empire State Realty Trust, Inc. since 2020. Mr. Hill is a member of the Board of Directors of the NBA Retired Players Association and a member of the Board of Governors for the Naismith Memorial Basketball Hall of Fame. Mr. Hill is a former college and professional basketball player, an Olympic gold medal winner and a member of the Naismith Memorial Basketball Hall of Fame. Mr. Hill earned a Bachelor’s degree in History from Duke University.

Skills and Qualifications
Mr. Hill offers a diverse business perspective and brings executive leadership, consumer branding and digital media, e-commerce and technology experience to the Campbell Board.

Other Public Company Boards Empire State Realty Trust, Inc., 2020 – present

Campbell Soup Company   |   2024 Proxy Statement    21

Director Since: 2018 Age: 50 Independent Director Committee Memberships: ●Compensation and Organization ●Governance
SARAH HOFSTETTER
Biography
Sarah Hofstetter is President of Profitero, Ltd., a global e-Commerce SaaS analytics company that provides brand manufacturers with analytics and insights to accelerate e-Commerce sales. Ms. Hofstetter served as President of ComScore, Inc., a global information and analytics company that measures consumer audiences and advertising across media platforms, from October 2018 through March 2019. Ms. Hofstetter previously held several senior executive roles at 360i, a U.S. advertising arm of Dentsu, Inc., a Japanese advertising and public relations company, serving as Chairwoman from April 2018 through October 2018, Chief Executive Officer from 2013 until April 2018 and Senior Vice President, Emerging Media & Brand Strategy from 2006 to 2010. Prior to joining 360i, Ms. Hofstetter was President and Founder of Kayak Communications, a marketing agency focused on developing brand strategy and communications plans for new media brands, and she spent 10 years at Net2Phone, one of the world’s first providers of VoIP technology, in a series of senior leadership positions. Ms. Hofstetter received a Bachelor’s degree in Sociology and Journalism from Queens College, City University of New York.

Skills and Qualifications
Ms. Hofstetter has significant marketing, brand building, ecommerce and digital marketing expertise leading organizations that use advertising to drive growth for many types of businesses. She has worked with packaged food companies on campaigns to modernize and revitalize their brands to spark growth and successfully market to next generation consumers. Ms. Hofstetter also brings social media and digital marketing experience to the Campbell Board.

Other Public Company Boards None in the past 5 years

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Director Since: 2014 Age: 63 Independent Director Committee Memberships: ●Compensation and Organization (Chair) ●Finance and Corporate Development
MARC B. LAUTENBACH
Biography
Marc B. Lautenbach served as President and Chief Executive Officer at Pitney Bowes Inc., a global shipping and mailing company, that provides technology, logistics and financial services, from December 2012 to October 2023. Before joining Pitney Bowes, Mr. Lautenbach spent 27 years in senior leadership roles at International Business Machines Corporation (IBM), a global technology services company, most recently serving as Managing Partner, North America, IBM Global Business Services. Mr. Lautenbach received a Bachelor’s degree from Denison University, where he graduated Magna Cum Laude and was inducted into Phi Beta Kappa. He received a Master of Business Administration with a concentration in Finance from the Kellogg Graduate School of Management at Northwestern University.

Skills and Qualifications
As a former chief executive officer, Mr. Lautenbach brings executive leadership experience to the Campbell Board. He possesses substantial operational experience in the technology and logistics fields, as well as marketing, sales and product development experience. Mr. Lautenbach has worked with a broad range of customers and clients and has significant international experience.

Other Public Company Boards Pitney Bowes Inc., 2012 – 2023

Director Since: 1990 Age: 74 Independent Director Committee Memberships: ●Compensation and Organization ●Governance
MARY ALICE DORRANCE MALONE
Biography
Mary Alice Dorrance Malone is President of Iron Spring Farm horse breeding and performance centers in Pennsylvania and Florida, which she founded in 1976. She has served for many years on the boards of several non-profit organizations and actively participates in various philanthropic organizations. Ms. Malone received a Bachelor’s degree from the University of Arizona.

Skills and Qualifications
Ms. Malone is an entrepreneur, a private investor and an officer of several private companies. She has a keen interest in health and wellness matters and brings valuable insights to the Campbell Board in this area. As a descendant of Campbell Soup Company’s founder and a significant shareholder, she possesses extensive knowledge of Campbell’s history, organization and culture, and the strategic perspective of a long-term, highly committed director and shareholder.

Other Public Company Boards None in the past 5 years

Campbell Soup Company   |   2024 Proxy Statement    23

Director Since: 2016 Age: 68 Independent Director BOARD CHAIR
KEITH R. MCLOUGHLIN
Biography
Keith R. McLoughlin served as interim President and Chief Executive Officer of Campbell Soup Company from May 2018 through January 2019. Previously, Mr. McLoughlin was President and Chief Executive Officer of AB Electrolux, a global manufacturer of major household appliances, from 2011 until February 2016. Mr. McLoughlin joined Electrolux in 2003, where he was the President of the Electrolux Home Products North America, Head of Major Appliances in North America and Latin America, Executive Vice President and Head of Global Operations prior to being appointed President and Chief Executive Officer. Before joining Electrolux, Mr. McLoughlin spent 22 years in senior leadership roles at E.I. DuPont de Nemours and Company, leading several consumer brand businesses. Mr. McLoughlin graduated from the United States Military Academy at West Point with a Bachelor’s degree in Engineering.

Skills and Qualifications
As a former chief executive officer for two global enterprises, Mr. McLoughlin possesses significant executive leadership experience and expertise in international business and operations. His experience as interim CEO of Campbell during the Board-led strategic and portfolio review gives him a unique perspective on the Company, its operations, strategy, people and culture. His additional experience in retail sales, marketing, innovation, strategic planning, and organizational and human resource matters provide valuable insights to the deliberations of the Campbell Board.

Other Public Company Boards Briggs & Stratton Corp., 2007 – 2021

Director Since: 2018 Age: 67 Independent Director Committee Memberships: ●Compensation and Organization ●Governance
KURT T. SCHMIDT
Biography
Kurt T. Schmidt served as President and Chief Executive Officer at Cronos Group Inc., a global cannabinoid company, from September 2020 to March 2022. Before joining Cronos Group, Mr. Schmidt served as a director and Chief Executive Officer of Blue Buffalo Pet Products, Inc. from 2012 through 2016. Prior to joining Blue Buffalo, Mr. Schmidt served as Deputy Executive Vice President at Nestlé S.A., from 2007 until 2012 and was responsible for the Nestlé Nutrition division and served as a member of the company’s Executive Committee. Prior to joining Nestlé, Mr. Schmidt was the President and Chief Executive Officer of Gerber Products Company from 2004 to 2007. Mr. Schmidt received a Bachelor’s degree in Chemistry from the United States Naval Academy and a Master of Business Administration from the University of Chicago.

Skills and Qualifications
Mr. Schmidt brings executive leadership and management experience to the Campbell Board. His extensive operational and leadership experience in the food, beverage and consumer packaged goods industry are especially valuable to Campbell’s strategic objectives.

Other Public Company Boards None in the past 5 years

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Director Since: 2009 Age: 67 Independent Director Committee Memberships: ●Audit ●Governance (Chair)
ARCHBOLD D. VAN BEUREN
Biography
Archbold D. van Beuren is Vice Chairman of Brandywine Trust Group, a privately owned trust company providing fiduciary and investment services. Mr. van Beuren served as Senior Vice President and President-Global Sales and Chief Customer Officer for Campbell Soup Company, from 2007 until his retirement in October 2009. Mr. van Beuren joined Campbell in 1983 as an Associate Marketing Manager and served in various positions of increasing responsibility, including President of Godiva Chocolatier and President of a division responsible for the North America Foodservice business and the Company’s Canadian, Mexican and Latin American businesses. Mr. van Beuren received a Bachelor of Arts degree from Yale University, and a Master of Business Administration with a concentration in Finance from Columbia University Business School.

Skills and Qualifications
Mr. van Beuren brings wide-ranging skills in operational and financial management and extensive knowledge of Campbell, its customers, its products and the food industry to the Board. He is also a descendant of the founder of Campbell Soup Company and adds the perspective of a long-term, highly committed shareholder to the Board’s discussions.

Other Public Company Boards None in the past 5 years

Campbell Soup Company   |   2024 Proxy Statement    25

CORPORATE GOVERNANCE POLICIES AND PRACTICES

The Board of Directors is responsible for overseeing our business, and the competence and integrity of our management, to serve the long-term interests of our shareholders. The Board believes that sound corporate governance is essential to effective fulfillment of its oversight responsibilities. The Board has adopted Corporate Governance Standards, which are reviewed at least annually and updated as needed. The Corporate Governance Standards provide a framework for effective corporate governance of the Company. You can find a copy of our Corporate Governance Standards, along with the charters of the four standing Board committees, our Restated Certificate of Incorporation and By-Laws, in the governance section of our website at www.investor.campbellsoupcompany.com. Some highlights of our corporate governance include:

■11 out of 12 director nominees are independent
■Diverse Board in terms of gender, ethnicity, tenure, and specific skills and qualifications
■Annual election of directors
■Majority voting standard in uncontested elections with resignation policy
■Independent Board Chair
■Independent directors regularly meet in executive session
■Audit, Compensation and Organization, Finance and Corporate Development and Governance Committees composed entirely of independent directors
■“Overboarding” limits
■Robust stock ownership guidelines for directors and executive officers

■Clawback policies for incentive compensation recoupment and clawback provisions in our performance share award agreements
■Shareholder ability to act by written consent and call a special meeting
■Annual shareholder ratification of independent auditors
■Board orientation and director education program
■Annual Board and committee self-evaluations, and individual director evaluations
■Policy against hedging applicable to all directors and officers
■Policy against pledging applicable to all directors and executive officers
■No shareholder rights plan or “poison pill”

BOARD LEADERSHIP STRUCTURE

The Board recognizes that its leadership structure – particularly the combination or separation of the Chief Executive Officer (“CEO”) and Board Chair roles – is driven by the needs of the Company and its shareholders and that different leadership structures are appropriate for different circumstances. We have a long-standing tradition of separating the roles of Board Chair and CEO. Each year the Board considers whether to maintain the separation between the roles of Board Chair and CEO, and it has concluded that this leadership structure continues to be the most appropriate one for the Company. The Board believes that independent Board leadership is an important component of our governance structure. Our Corporate Governance Standards require us to have either an independent Board Chair or, if the positions of Chair and CEO are held by the same person, an independent lead director. The Board believes our current structure of separating the roles of Board Chair and CEO allows our CEO to focus his time and energy on setting the strategic direction for the Company, overseeing daily operations, engaging with external constituents, developing our leaders, building our culture, and promoting employee engagement at all levels of the organization. Meanwhile, this structure allows our independent Board Chair to lead the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the CEO and senior leadership team between Board meetings on business developments, and providing overall guidance to our CEO as to the Board’s views and perspectives, particularly on the strategic direction of the Company. The Board also believes this leadership structure, coupled with independent directors serving as Chairs of each of our four key standing Board committees, enhances the Board’s effectiveness in providing independent oversight of material risks affecting the Company and fulfilling its risk oversight responsibility.

DIRECTOR INDEPENDENCE

A statement of standards that the Board has adopted to assist it in evaluating the independence of the Campbell Board appears in the Corporate Governance Standards, which can be found in the governance section of our website at www.investor.campbellsoupcompany.com. The Standards for the Determination of Director Independence (the “Independence Standards”) describe various types of relationships that could potentially exist between a director and Campbell, and define the thresholds at which such relationships would be deemed material under Nasdaq listing standards. The Board will deem a director to be independent if (i) no relationship exists that would disqualify the director under the guidelines set forth in the Independence Standards, and (ii) the Board has determined, based on all relevant facts and circumstances, that any other relationship between the director and Campbell, not covered by the Independence Standards, is not material. In any case in which the Board makes the latter determination, the relationship will be disclosed in the proxy statement, along with the basis for the Board’s conclusion that it is not material.

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The Board has affirmatively determined that each director and director nominee, other than Mr. Clouse, is independent under Nasdaq listing standards and the Independence Standards. Ms. Hofstetter is an employee of Profitero, Ltd., which was acquired by Publicis Groupe in 2022. We engage in ordinary course of business transactions, namely, advertising and marketing services, with Publicis Groupe and its subsidiaries. In each case, the transactions were on terms that are substantially equivalent to those prevailing at the time for comparable transactions, and none reached the threshold levels set forth in our Independence Standards.

Each member of the Audit, Compensation and Organization, Finance and Corporate Development, and Governance Committees is an independent director pursuant to all applicable Nasdaq listing standards and the Independence Standards. In addition, each member of the Audit Committee also meets the additional independence standards for audit committee members established by the SEC, and each member of the Compensation and Organization Committee also qualifies as a “Non-Employee Director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

MAJORITY VOTING

We have a majority vote standard in uncontested director elections. Under our By-Laws, in an uncontested election, each director shall be elected by an affirmative majority of the votes cast to hold office until the next annual meeting and until his or her successor is elected and has qualified. In contested elections (those where the number of nominees exceeds the number of directors to be elected), a plurality vote standard shall apply. Shareholders may vote “for” or “against” each nominee, or they may “abstain” from voting on a nominee; however, abstentions will have no effect in determining whether the required majority vote has been obtained.

In the event an incumbent director fails to receive an affirmative majority of the votes cast in an uncontested election, the Corporate Governance Standards provide that the director shall tender his or her resignation. The Governance Committee and the Board will then consider and take appropriate action on such offer of resignation in accordance with the Corporate Governance Standards. The resignation policy set forth in the Corporate Governance Standards does not apply to contested elections.

PROCESS FOR NOMINATION AND EVALUATION OF DIRECTOR CANDIDATES

The Governance Committee is responsible for evaluating the qualifications of director candidates and recommending director nominees for approval by the Board and nomination for election at the annual meeting of shareholders.

Nomination of Incumbent Directors. Our Corporate Governance Standards require the Governance Committee to assess the performance of each director eligible for election at the annual meeting. The Governance Committee conducts its assessment annually in advance of its recommendation of a slate of director nominees for approval by the Board. In fiscal 2024, each incumbent director standing for re-election was evaluated in light of the criteria in the Corporate Governance Standards and the factors described on pages 15 - 17 with respect to the qualification of directors and the composition of the Board. In addition, the Governance Committee solicited an assessment of each director from the Board Chair and the Chief Executive Officer.

Evaluation of New Nominees. When identifying potential director candidates — whether to replace a director who has retired or resigned or to expand the Board to gain additional capabilities — the Governance Committee determines the skills, experience and other characteristics that a potential nominee should possess in light of the composition and needs of the Board and its committees. The Governance Committee also considers whether or not the nominee would be considered independent under Nasdaq listing standards and the Independence Standards.

All candidates considered by the Governance Committee for recommendation to the Board as director nominees are evaluated in light of the criteria in the Corporate Governance Standards and the factors and objectives described on pages 15 - 17. The Governance Committee will also consider the assessment of any search firm it has retained and the background information such firm provides on any person it recommends for consideration. The Board Chair, the Chair of the Governance Committee and the Chief Executive Officer customarily interview leading candidates. Other directors may also interview these candidates.

Although not required to do so, the Committee may consider candidates proposed by our directors or our management and may also retain an outside firm to help identify and evaluate potential nominees. The Committee will also consider nominations from shareholders. The nominee evaluation process is the same whether the nomination comes from a Board member, management, a search firm or a shareholder. If the Committee recommends a candidate to the Board, the Board may – as with any nominee – either accept or reject the recommendation.

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Shareholder Recommendations. Shareholders who wish to recommend candidates for nomination for election to the Board may do so by writing to the Corporate Secretary of Campbell Soup Company at 1 Campbell Place, Camden, New Jersey 08103. The recommendation must include the following information:

1.	The candidate's name and business address;
2.	A resume or curriculum vitae, which describes the candidate's background and demonstrates that he or she meets the qualifications set forth on pages 15 - 17;
3.	A letter from the candidate stating that he or she is willing to serve on the Board if elected, and identifying any legal or regulatory proceedings in which he or she has been involved during the last ten years;
4.	A statement from the candidate stating whether the candidate is or has been within the past three years, an officer or a director of a competitor of the Company, within the scope of the Clayton Antitrust Act of 1914, as amended;
5.	A statement from the shareholder recommending the candidate, indicating that he or she is the registered owner of Campbell shares, or a written statement from the “record holder” of Campbell shares indicating that the shareholder is the beneficial owner of such shares; and
6.	A description of all agreements, arrangements or understandings between the recommending shareholder and the candidate.

The Board may also request that the shareholder provide additional information. Shareholders who wish to propose a director nominee at an annual meeting must follow the advance notice procedures contained in our By-Laws, which include notifying the Corporate Secretary at least 60 but not more than 90 days before the first anniversary of the prior year’s annual meeting. Based on this year’s annual meeting date of November 19, 2024, a notice will be considered timely for the 2025 Annual Meeting of Shareholders if our Corporate Secretary receives it no earlier than August 21, 2025, and no later than September 20, 2025.

In addition to complying with the requirements set forth in our By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Campbell nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 20, 2025. The notice should be addressed to our Corporate Secretary.

Please see “Submission of Shareholder Proposals for 2025 Annual Meeting” on page 82 for additional information.

EVALUATIONS OF BOARD PERFORMANCE

The Governance Committee leads annual evaluations of Board, committee and individual director performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. As a best practice, the Governance Committee periodically engages a third-party corporate governance consulting firm to carry out the annual evaluations. In fiscal 2024, a third-party corporate governance consulting firm conducted the annual evaluation of the Board and its Committees to provide the Board with external perspective, performance benchmarking and insights. The external evaluation included interviews of each director to obtain his or her assessment of the effectiveness of the Board and its Committees, including opportunities for the Board to enhance its effectiveness. The results of the third-party process were reported to our Board in fiscal 2024.

In fiscal 2024, the Governance Committee conducted an assessment of the individual directors. On an annual basis, individual director feedback is discussed in detail with each director, as appropriate.

TRANSACTIONS WITH RELATED PERSONS

Under our written Policy Concerning Transactions with Related Persons (the “Related Persons Policy”), the Governance Committee is required to review and, in appropriate circumstances, approve any transaction in which Campbell was or is to be a participant, and any related person had or will have a direct or indirect material interest, as well as any material amendment to or modification of such a transaction, unless the transaction falls into one of the categories deemed to have been approved in advance.

In determining whether to approve a transaction, the Governance Committee is directed to consider, among other factors it may deem appropriate, whether the transaction was or will be on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances. No director may participate in the discussion or approval of a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest. The Chair of the Governance Committee (or, if a transaction involves the Governance Committee Chair, the Board Chair) may approve a related person transaction in which the aggregate amount involved is less than $1 million. Any transaction approved by the Governance Committee Chair or the Board Chair is to be reported to the Governance Committee at its next regularly scheduled meeting.

There were no transactions during the period from July 31, 2023 through the date of this proxy statement, and none are currently proposed, in which Campbell was or is to be a participant and any related person had or will have a direct or indirect material interest.

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BOARD OVERSIGHT OF ENTERPRISE RISK

Enterprise risk management (“ERM”) is an integral part of our business processes. Senior management is primarily responsible for establishing policies and procedures designed to identify, assess and manage the Company’s material short-, intermediate-, and long-term risks. We have an ERM steering committee, comprised of the members of our Operating Committee and supported by other executives with subject-matter expertise, that provides oversight of enterprise risks and our processes to identify, measure, monitor, manage and mitigate these risks. We regularly engage outside advisors, as appropriate, to assist in the identification and evaluation of risks. Our risk oversight processes and disclosure controls and procedures are designed to appropriately escalate key risks for the Board as well as to analyze potential risks for disclosure.

The Board oversees the ERM process, including reviews of the most significant risks the Company faces and the manner in which our executives manage these risks. In accordance with Nasdaq listing standards, the Audit Committee charter assigns to that committee the responsibility to review our policies and procedures with respect to risk assessment and risk management. Annually, we conduct a formal risk assessment of our business, which includes input from key business unit and functional leaders as well as our directors that provides the basis for the Board and Audit Committee's risk review and oversight process. Our Board and its Committees routinely receive reports from significant business units and functions, and these presentations include a discussion of the business, regulatory, compliance, operational, and other risks associated with planned strategies and tactics. At the Audit Committee's recommendation, the Board adopted a framework pursuant to which it delegated oversight for certain categories of enterprise risks to each of its standing committees, as shown below. Each committee provides periodic reports to the Board regarding its oversight of these enterprise risks. This structure enables the Board and its Committees to coordinate the risk oversight role. We believe that the separation of the Board Chair and CEO roles further supports the Board’s risk oversight function and helps ensure that key strategic decisions made by senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

Responsibility for Risk Oversight – Campbell Board and Committees

Full Board	Audit Committee	Compensation and Organization Committee	Finance and Corporate Development Committee	Governance Committee
●Strategy	●ERM policies and procedures	●Compensation policies and practices	●Market and capital structure matters	●Governance risks
●Operations	●Financial statements and financial reporting processes	●Executive incentive compensation and stock ownership	●Liquidity and credit matters	●Director compensation
●Market dynamics, including competition and consumer/ customer trends	●Accounting and audit matters	●Executive retention and succession planning processes	●Investment policies, strategies and guidelines	●Review of transactions with related persons
●Significant portfolio transactions (e.g., acquisitions, divestitures, restructurings, joint ventures)	●Information technology and security	●Risk assessment of incentive compensation programs	●Mergers, acquisitions and divestitures	●Director independence
●Crisis management	●Legal, regulatory and compliance matters	●Management development and performance	●Hazard risk management	●Environmental, Social and Governance

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INFORMATION SECURITY

As indicated above, the Audit Committee oversees the overall review of our policies and procedures with respect to risk assessment and risk management, and has oversight of information technology and security matters, which includes information security strategies and risks, as well as data privacy, protection and risk mitigation strategies (“Information Security”). On a quarterly basis, the Company’s Chief Technology and Information Officer and Chief Information Security Officer report to the Audit Committee on the Information Security program and recent developments. The Company’s Chief Technology and Information Officer and Chief Information Security Officer also report to the Board on the Information Security program and recent developments annually. The Chief Information Security Officer oversees the dedicated Information Security team, which works in partnership with the Company’s Enterprise Risk Management team and corporate audit department to review information technology-related internal controls with our external auditors as part of the overall internal controls process. Annual third-party audits are also conducted including penetration testing and overall review of program maturity based on the NIST Cybersecurity Framework. We currently maintain a cyber insurance policy that provides coverage for security breaches. The Company has neither experienced a material Information Security breach nor incurred any material breach-related expenses over the last three years.

Our Company’s Information Security program includes:

●	Policies and security awareness training, including employee phishing simulations and training;
●	Identification and remediation of information security risks and vulnerabilities in our IT and OT systems;
●	Security operations training including logging, monitoring and response technologies and procedures;
●	Due diligence of third-party vendors’ information security programs; and
●	Testing of incident response procedures.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Rooted in the beliefs of our founders, we have been making food since 1869 that we are proud to serve in our own homes. The work we do every day is guided by our values, as we strive to deliver on the promise of our purpose: Connecting people through food they love. We remain committed to environmental and social responsibility and it continues to be a fundamental part of our strategic plan. Our ESG framework prioritizes trusted food, vibrant communities, thriving people and a healthy environment – and our governance and ethics practices support the overall framework. Strategic plans for elements of each focus area have been built into the business which will help drive progress against our external ESG goals.

ESG Governance Structure

In fiscal 2024, oversight of ESG activities continued to be managed by the Governance Committee of the Board of Directors and is reflected in the Governance Committee’s Charter. The Governance Committee takes an active role in the continued evolution of Campbell’s ESG strategy and reporting. To ensure that ESG is appropriately managed throughout the organization, we have designed the following governance structures:

●	Board of Directors: Oversight of ESG strategies and reporting is managed by the Governance Committee of the Board.
●	Chief Executive Officer: Provides executive direction on ESG strategy.
●	Operating Committee: With the primary focus of our Executive Vice President, General Counsel who oversees ESG, and our Executive Vice President, Chief Supply Chain Officer, who oversees supply chain sustainability.
●	Chief Sustainability Officer: Leads Campbell’s ESG strategy.
●	Sustainability Steering Committee: Senior leaders from supply chain, corporate responsibility and sustainability, manufacturing, research and development, investor relations, and communications, who meet regularly to drive decision making, accountability and ownership of specific ESG initiatives focused on operational and supply chain sustainability.

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Our Key ESG Priorities

Our purpose, our values, mission, and approach to ESG play important roles in building our culture, implementing our strategy, driving performance and ultimately, delivering a positive impact on the world.

We have prioritized ESG areas that are important to the Company and our stakeholders, and where we believe we can have a measurable impact: making trusted food on which people can rely; helping create vibrant communities, especially where we have operations and suppliers; building a high-performing culture that helps our people thrive and reach their full growth potential; and fostering a healthy environment from fields to factories to families.

Our ESG Framework

Trusted Food

We make delicious, wholesome, accessible food people rely on every day, made with quality ingredients they can trust.

Focus areas:

- Advancing health and well-being
- Promoting animal welfare
- Operating transparently

Vibrant Communities

We help build vibrant communities where we live and work, and we source our ingredients with care, so the people we depend on can enjoy brighter futures.

Focus areas:

- Improving healthy food access and education
- Building strong community connections
- Sourcing responsibly

Thriving People

We are creating an inclusive, high-performing culture where all employees feel valued and supported with fulfilling opportunities to do their best work.

Focus areas:

- Building a winning team and culture
- Prioritizing inclusion and diversity
- Caring for our people

Healthy Environment

We work towards a healthier environment from field to factory to families, promoting sustainable ecosystems and a positive impact every day.

Focus areas:

- Combating climate change
- Promoting sustainable water supplies
- Working to eliminate waste
- Improving circularity in packaging

Governance & ethics Risk management, Code of conduct, Customer satisfaction, Board diversity

Our Fiscal Year 2024 Activities and Progress

Trusted Food: In fiscal 2024, we pursued progress against our new nutrition metrics, which use a simplified profiling system to measure the nutritional quality of our product portfolio, track our efforts to reduce negative nutrients of public health concern, and quantify the affordability and accessibility of our products. We also continued our efforts to improve the welfare of animals in our supply chain by expanding our use of cage-free eggs. We continued to source chicken meat from birds that have been raised in improved environments with litter and enrichments and pork ingredients from suppliers using crate-free systems as defined by the Ohio Livestock Care Standards.

Vibrant Communities: Our community work is focused on three core areas: increasing food access, encouraging healthy living, and nurturing Campbell neighborhoods. Through Full Futures, our signature program, we are taking a comprehensive approach to improving the school food environment in our hometown of Camden, New Jersey and beyond. Our Full Futures’ engagement involves helping to build a school nutrition mindset where access to nutritious food is a top priority; improving food service infrastructure; providing nutrition education; enhancing procurement; and implementing menu changes.

Thriving People: A vital element of building a winning team and culture is fostering an environment where all employees can be real, and feel safe, valued, and supported to do their best work. We have made progress on our Inclusion & Diversity ("I&D") strategy, which is centered on three areas: capabilities, advocacy, and accountability.

Healthy Environment: Our focus on environmental sustainability encompasses our value chain. We took steps to achieve our science-based targets to reduce greenhouse gas emissions by signing a power purchase agreement that, when active, will reduce our Scope 2 emissions. We are exploring additional agreements, as well. We focused on energy efficiency through our Find and Fix utility leak maintenance and efficiency events at multiple manufacturing sites.  We expanded our landfill diversion program to additional facilities and achieved a notable reduction in waste sent to landfill.  We also pursued regenerative agriculture programs with farmers in our tomato and potato supply chains.  These programs should contribute to reductions in our Scope 3 emissions, while also generating opportunities for partnerships with customers.

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Our External Recognitions

Newsweek – America’s Most Responsible Companies & Most Trustworthy Companies	FTSE4Good	Bloomberg Gender Equality Index	Barron’s 100 Most Sustainable	ISS Corporate Rating of “Prime”	Recognized as one of America's Best Employers for Women 2024 by Forbes
Included among the most responsible and trusted companies in America	Included in an index that measures the performance of companies demonstrating specific ESG practices	Included for transparency in gender reporting	Recognized as one of the most sustainable companies in the U.S.	Achieved “Prime” status for our environmental, social and governance performance

Learn More About Corporate Responsibility at Campbell
We invite you to view our 2024 Corporate Responsibility Report Data Update at www.campbellsoupcompany.com/our-impact/reports-and-policies. Our Corporate Responsibility Report includes a scorecard showing progress against our key ESG goals, as well as disclosures that reference the Global Reporting Initiative, Sustainability Accounting Standards Board, Task Force on Climate-related Financial Disclosures, and UN Global Compact reporting frameworks.

SOCIAL IMPACT

Human Capital

Effective talent development and human capital management are vital to Campbell’s continued success. The Board is involved in leadership development and oversees succession planning. The Board conducts at least one meeting each year at which the Board reviews the Company’s talent strategies, leadership pipeline and succession plans for key executive positions. The Compensation and Organization Committee oversees the process of succession planning and implements programs to retain and motivate key talent.

Inclusion and Diversity

A key to our success is our ability to attract and retain top talent in all areas of our business. We believe that having an inclusive and diverse culture strengthens our ability to recruit and develop this talent and allows employees to thrive and succeed.

Our I&D efforts are focused around three pillars:

●	Capabilities - providing resources and tools to employees to develop capabilities to build a winning team and culture;
●	Advocacy - supporting our employees, our partners and the communities where we live and work; and
●	Accountability - having individual, management and organizational accountability and transparency about our progress on building an inclusive and diverse culture.

Each pillar has focus areas and initiatives designed to further its objectives. Together, these activities create a holistic approach to I&D across the Company. Throughout 2024 the Board received updates from management on our I&D efforts.

SHAREHOLDER ENGAGEMENT

Effective corporate governance includes constructive conversations with our shareholders to proactively seek shareholder insights, which enable us to consider a broad range of perspectives. In 2024, our management team and Board Chair engaged with several of our largest shareholders on a number of topics discussed including human capital development, inclusion and diversity, climate, risks and opportunities and our Board’s composition.

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DIRECTOR ORIENTATION AND CONTINUING EDUCATION

All new directors participate in the Company’s director orientation program. This orientation program is designed to familiarize new directors, through a review of background material, meetings with senior management and plant and facility tours. The orientation allows new directors to become familiar with the Company’s business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices.

We maintain a formal program of continuing education for directors. The Governance Committee is responsible for the administration of the program. Board members receive materials and briefing sessions to continue their education on subjects that assist them in the discharge of their duties. We also conduct educational sessions for directors on a variety of topics relevant to the Company. In addition, the Company supports director participation in continuing education programs and reimburses directors for reasonable costs associated with attendance.

DIRECTOR SERVICE ON OTHER PUBLIC COMPANY BOARDS

The Board recognizes that service on other public company boards provides valuable governance and leadership experience that benefits Campbell. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Company’s Board. Directors are expected to advise the Chair of the Governance Committee in advance of accepting an invitation to serve on another board of directors or become affiliated with another entity. The Governance Committee or its designee shall evaluate and advise the Board whether, by reason of conflicts in regular meeting schedules or business or competitive considerations, simultaneous service on another board or affiliation with another entity may impede the director’s ability to fulfill his or her responsibilities to Campbell.

Our Corporate Governance Standards provide that:

●	A director who also serves as a CEO or equivalent position may not serve on more than one other public company board;
●	Other directors may not serve on more than four other public company boards; and
●	No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

All directors are in compliance with this policy.

CODE OF ETHICS

The Company has a Code of Business Conduct and Ethics for its directors, officers, and employees and an additional Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Codes”). Any waiver of, or any amendment to the Codes, will be promptly disclosed on our website at www.investor.campbellsoupcompany.com. The Codes can be found in the governance section of our website at www.investor.campbellsoupcompany.com.

COMMUNICATING WITH THE BOARD

Interested persons may communicate with the full Board of Directors or the non-management directors by writing to the Board Chair or to the non-management directors as a group in care of the Office of the Corporate Secretary at the Company’s headquarters, or by email to directors@campbells.com. Concerns communicated to the Board will be addressed through the Company’s regular procedures for addressing such matters. Our Corporate Secretary receives and processes all communications and will refer relevant and appropriate communications to the Board Chair. Depending upon the nature of the concern, it may be referred to the Company’s Corporate Audit Department, Legal Department or Finance Department, or other appropriate departments.

Any concerns about Campbell’s governance, corporate conduct, business ethics or financial practices may also be communicated to the Board by calling the following toll-free Hotline telephone number in the U.S. and Canada: 1-800-210-2173. To place toll-free calls from other countries where we have operations, please see the instructions listed in the “Resources” section under the “Contact the Board” tab of our website at www.investor.campbellsoupcompany.com. Any concern relating to accounting, internal accounting controls or auditing matters will be referred both to the Board Chair and to the Chair of the Audit Committee.

As they deem necessary or appropriate, the Board Chair or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the full Board, or that they receive special treatment, including the retention of outside counsel or other outside advisors.

Campbell policy prohibits the Company and any of our employees from retaliating in any manner, or taking any adverse action, against anyone who raises a concern or helps to investigate or resolve it.

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BOARD MEETINGS AND COMMITTEES

Director Attendance

Directors meet their responsibilities by preparing for and attending Board and committee meetings, and through communication with the Chair, the Chief Executive Officer and other members of management on matters affecting the Company. During fiscal 2024, the Board of Directors held six regular meetings and three special meetings. All directors attended at least 80% of scheduled Board meetings and meetings held by committees of which they were members.

All of the directors who were nominated for election attended the 2023 Annual Meeting. All of the directors who are nominated for election are expected to attend the 2024 Annual Meeting.

Board Committee Structure

The Board has established four standing committees as of the record date: the Audit Committee; the Compensation and Organization Committee; the Finance and Corporate Development Committee; and the Governance Committee. Each of the standing committees has a charter that is reviewed annually by that committee. Proposed changes to the charter of any standing committee are approved by the Board. The committee charters are available in the governance section of the Company’s website at www.investor.campbellsoupcompany.com. Actions taken by any of the standing committees are reported to the Board. All members of the Board are given access to copies of the minutes of all committee meetings and copies of the materials distributed in advance of the meetings for all of the committees.

Information regarding membership in the standing committees as of the last day of fiscal 2024 (July 28, 2024), the number of meetings held by each committee in fiscal 2024, the principal responsibilities of the standing committees, and other relevant information are described in the tables that follow.

AUDIT COMMITTEE Meetings in fiscal 2024: 9 Committee Members (at 2024 FYE): Howard M. Averill (Chair) Fabiola R. Arredondo Bennett Dorrance, Jr. Maria Teresa Hilado Archbold D. van Beuren
Primary Responsibilities
●Evaluates the performance of and appoints the independent registered public accounting firm;
●Reviews the scope and results of the audit plans of the independent registered public accounting firm and the internal auditors;
●Reviews the effectiveness of the Company’s systems of internal control over financial reporting;
●Reviews the performance and resources of the internal audit function, which reports directly to the Audit Committee;
●Reviews the Company’s policies and practices with respect to risk assessment and risk management;
●Reviews the information technology security program;
●Reviews the financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report;
●Reviews the quarterly financial results and related disclosures;
●Approves all permissible non-audit services to be performed by the independent registered public accounting firm and all relationships that the independent registered public accounting firm has with Campbell; and
●Reviews the legal compliance and ethics program and Code of Business Conduct and Ethics.
Financial Expertise and Financial Literacy
The Board has determined that Howard Averill and Maria Teresa Hilado are audit committee financial experts, as defined by the SEC rules, and that all members of the Audit Committee are financially literate within the meaning of Nasdaq listing standards.
Report
The Audit Committee report begins on page 39 of this proxy statement.

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COMPENSATION AND ORGANIZATION COMMITTEE Meetings in fiscal 2024: 6 Committee Members (at 2024 FYE): Marc B. Lautenbach (Chair) Grant H. Hill Sarah Hofstetter Mary Alice D. Malone Kurt T. Schmidt
Primary Responsibilities
●Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals;
●Reviews and approves the salaries and incentive compensation for senior executives, including the Chief Executive Officer, and total incentive compensation to be allocated annually to employees;
●Reviews the executive salary structure and the apportionment of compensation among salary and short-term and long-term incentive compensation;
●Conducts an annual performance evaluation of the Chief Executive Officer by all independent directors;
●Reviews major organizational changes and executive organization and principal programs for executive development;
●Reviews and recommends to the Board plans and polices regarding succession of the CEO in the event of an emergency;
●Reviews and recommends to the Board significant changes in the design of employee benefit plans and administration of applicable clawback policies; and
●Conducts an annual assessment of the independence of any outside advisor it chooses to retain.
Compensation and Organization Committee Interlocks and Insider Participation
There are no Compensation and Organization Committee interlocks. No member of the Committee has ever been an officer or employee of Campbell, and none of the members has any relationship required to be disclosed under this caption under the rules of the SEC. In addition, no executive officer of Campbell served on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.
Report
The Compensation and Organization Committee report is on page 58 of this proxy statement.

FINANCE AND
CORPORATE
DEVELOPMENT
COMMITTEE
Meetings in fiscal 2024: 5
Committee Members
(at 2024 FYE):
Maria Teresa Hilado (Chair)
Fabiola R. Arredondo
Howard M. Averill
Bennett Dorrance, Jr.
Marc B. Lautenbach

Primary Responsibilities
●Reviews and recommends to the Board all issuances, sales or repurchases of equity and long-term debt;
●Reviews and recommends changes to the Company's capital structure;
●Reviews and/or recommends the financing plan, dividend policy and capital budget;
●Reviews and recommends acquisitions, divestitures, joint ventures, partnerships or combinations of business interests; and
●Reviews financial risks and the principal policies, procedures and controls with respect to investment and derivatives, foreign exchange and hedging transactions.

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GOVERNANCE COMMITTEE Meetings in fiscal 2024: 5 Committee Members (at 2024 FYE): Archbold D. van Beuren (Chair) Grant H. Hill Sarah Hofstetter Mary Alice D. Malone Kurt T. Schmidt
Primary Responsibilities
Review and make recommendations to the Board regarding:
●The organization and structure of the Board;
●Qualifications for director candidates;
●Candidates for election to the Board;
●Committee chairs and Board Committee assignments;
●Candidates for the position of Board Chair;
●Evaluation of the Board Chair’s performance;
●Amount and design of compensation for non-employee directors, including stock ownership guidelines; and
●Oversight of ESG matters.
The Governance Committee oversees the annual Board, committee and individual director evaluation processes and administers the director education program. The Committee also reviews any transaction with a related person in accordance with the Board’s policy concerning such transactions, as further described on page 28.

COMPENSATION OF DIRECTORS

We strive to recruit and retain highly qualified non-employee directors who will best represent our shareholders’ interests. Each year, the Governance Committee reviews the amount and design of the compensation program for non-employee directors to ensure that the compensation we offer supports our objectives and is consistent with non-employee director compensation within our Compensation Peer Group.

In fiscal 2024, the Governance Committee retained FW Cook, the independent compensation consultant to the Board, to benchmark the compensation for the non-employee directors, including the Board Chair, against our Compensation Peer Group and other large public companies. The Governance Committee assessed the appropriateness of the form and amount of our non-employee director compensation. Based on this review, the Governance Committee recommended to the Board and the Board approved increasing the equity portion of the 2024 retainers by $5,000 to keep the retainers in the median range of director compensation. The Board concluded that increasing the retainers was appropriate to support its director recruitment and retention objectives. The Board believes that continuing to pay a larger proportion of the annual retainer in Company stock serves to further align director compensation and shareholders’ interests.

Additionally, our 2022 Long-Term Incentive Plan, which was approved by our shareholders at the 2022 Annual Meeting of Shareholders, caps the maximum aggregate dollar value of equity awards that can be made to any individual non-employee director in a calendar year at $1,000,000. All stock grants made in fiscal 2024 to non-employee directors were significantly below this amount. See the “2024 Director Compensation” table below for specific values.

The table below sets forth the components of non-employee director compensation for calendar year 2024:

Annual Cash Retainer:	$119,000
Annual Stock Retainer:	$157,000
Committee Chair Retainers:	$30,000 for Audit Committee
$25,000 for Compensation and Organization Committee
$20,000 for Finance and Corporate Development Committee
$20,000 for Governance Committee
Audit Committee Member Retainer (excluding Chair):	$7,500
Board Chair Annual Retainer:	$350,000

All non-employee director compensation is paid in arrears in four equal quarterly installments on or about March 31, June 30, September 30 and December 31.

The retainers for Committee chairs, Audit Committee members and the Board Chair are in addition to the annual cash and stock retainers paid to all non-employee directors. These additional retainers are delivered 50% in cash and 50% in shares of Campbell stock. Directors may elect to receive shares of Campbell stock in lieu of their cash retainers.

We typically do not pay a Company employee who also serves as a director any additional compensation for serving as a director. Currently, Mr. Clouse is the only director who is also a Company employee.

Directors do not receive individual meeting fees. We pay for, provide or reimburse directors for expenses incurred to attend Board and Committee meetings and director education programs. Directors do not have a retirement plan or receive any benefits such as life or medical insurance. Directors do receive business travel and accident insurance coverage.

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Stock Ownership Guidelines

Under our Corporate Governance Standards, each director is expected, within five years of first joining the Board, to own Campbell stock or hold deferred stock units that have a value equal to five times the annual cash retainer. As of the date of this proxy statement, each of our directors has met or is on track to meet this guideline.

Policy on Hedging and Pledging

In September 2013, the Board adopted a policy that prohibits any director or executive officer from pledging any shares of Campbell common stock that he or she owns or controls, directly or indirectly, as security under any obligation on a prospective basis.

It is also our policy to prohibit all directors, officers and employees from hedging or offsetting the economic risk associated with a Campbell security. See page 57 for additional information regarding our policy prohibiting hedging.

Deferred Compensation Plan for Non-Employee Directors

Under our Supplemental Retirement Plan, a non-employee director may elect to defer payment of all or a portion of his or her fees until termination of his or her directorship. Directors participate in the same plan as executives. See page 55 for a description of the material terms of the Supplemental Retirement Plan.

Fiscal 2024 Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(1)(2) ($)	Total ($)
Fabiola R. Arredondo	$122,750	$158,250	$281,000
Howard M. Averill	$134,000 (3)	$169,500 (4)	$303,500
John P. Bilbrey*	$49,170 (3)	$62,782 (4)	$111,952
Bennett Dorrance, Jr.	$122,750	$158,250	$281,000
Maria Teresa Hilado	$132,750 (3)	$168,250 (4)	$301,000
Grant H. Hill (5)	$119,000	$154,500	$273,500
Sarah Hofstetter	$120,549	$156,049 (4)	$276,598
Marc B. Lautenbach	$131,500	$167,000 (4)	$298,500
Mary Alice D. Malone	$119,000	$154,500	$273,500
Keith R. McLoughlin	$294,000	$329,500 (4)	$623,500
Kurt T. Schmidt	$119,000 (3)	$154,500 (4)	$273,500
Archbold D. van Beuren	$132,750	$168,250	$301,000
*
Mr. Bilbrey served as a director until November 29, 2023, but did not stand for re-election at the 2023 Annual Meeting of Shareholders. He received director compensation for two quarters of fiscal 2024.

(1)	Amounts reported represent quarterly director compensation payments made in fiscal 2024, on or about September 29, 2023, December 29, 2023, March 28, 2024 and June 27, 2024.
(2)
Amounts reported represent the aggregate grant date fair value of shares issued to each director during fiscal 2024, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718. The assumptions used in calculating these amounts are included in Note 17 to the Consolidated Financial Statements in our 2024 Form 10-K. Directors are fully vested in stock awards at the time of grant, therefore, there were no unvested stock awards at July 28, 2024.

(3)
In 2024, Messrs. Averill, Bilbrey and Schmidt and Ms. Hilado elected to defer their cash payments. This amount was credited to each individual’s notional account in the Supplemental Retirement Plan and invested in funds selected by each respective individual.

(4)
In 2024, Messrs. Averill, Bilbrey, Lautenbach, McLoughlin and Schmidt and Mses. Hilado and Hofstetter elected to defer the value of their stock awards. This amount was credited to each individual’s notional account in the Supplemental Retirement Plan and invested in the Campbell Stock Fund, which is indexed to Campbell common stock.

(5)	In 2024, Mr. Hill elected to have the cash portion of his retainer paid in Campbell common stock.

The aggregate perquisites to any individual non-employee director did not exceed the SEC reporting threshold amount of $10,000.

Campbell Soup Company   |   2024 Proxy Statement    37

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.

The Audit Committee has re-appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for fiscal 2025. PwC or one of its predecessor firms has been retained as the Company’s independent registered public accounting firm continuously since we went public in 1954. Representatives of PwC will attend the 2024 Annual Meeting to make a statement if they desire to do so and to answer appropriate questions from shareholders.

The Audit Committee evaluated PwC’s performance, qualifications and independence in making its determination to reappoint PwC. The factors considered in the evaluation included:

■	PwC’s performance during fiscal 2024 and in previous fiscal years, including the results of a management survey measuring (i) the quality of PwC’s services, (ii) the sufficiency of PwC’s resources, (iii) PwC’s communication skills and (iv) PwC’s independence and objectivity;
■	PwC’s expertise and experience in the consumer-packaged goods industry;
■	The experience, professional qualifications and education of the PwC engagement team;
■	A review of PwC’s independence program and the processes it uses to maintain independence;
■	The scope of PwC’s internal quality control program and the results of its most recent quality control reviews, including reviews by the Public Company Accounting Oversight Board and PwC’s peers; and
■	The appropriateness of PwC’s fees for its professional services.

The Audit Committee has the sole authority to approve all engagement fees to be paid to PwC. The Audit Committee regularly meets with the lead audit partner without members of management present, and in executive session with only Audit Committee members present, which provides the opportunity for continuous assessment of the firm’s effectiveness and independence and for consideration of rotating audit firms. In accordance with SEC rules and PwC policies, the firm’s lead engagement partner rotates at least every five years. The Audit Committee and its Chair are involved in the selection of PwC’s lead engagement partner.

The Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm for fiscal 2025 is in the best interests of the Company and its shareholders. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey or our Articles or By-Laws, but as a matter of good corporate governance, the Board is submitting this proposal to shareholders. The affirmative vote of a majority of the votes cast at the meeting is required for ratification. Abstentions will not be counted as votes cast on this proposal. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another audit firm. Even if the appointment is ratified, the Audit Committee may select a different audit firm at any time during the year if it determines that this would be in the best interests of Campbell and its shareholders.

Your Board of Directors Recommends a Vote “FOR” This Proposal

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Audit Firm Fees and Services

The aggregate fees, including expenses, billed by PwC, for professional services in fiscal 2024 and 2023 were as follows:

Services Rendered	Fiscal 2024	Fiscal 2023
Audit Fees	$5,076,000	$3,879,000
Audit-Related Fees	$30,000	$110,000
Tax Fees	$1,000,000	$107,000
All Other Fees	$15,000	$20,000

The audit fees for the years ended July 28, 2024 and July 30, 2023 include fees for professional services rendered for the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting, quarterly reviews, statutory audits, SEC filings, accounting consultations, and other compliance services required to be performed by our auditor. Audit fees for the year ended July 28, 2024 also include the impact of the Sovos Brands acquisition and registration statements.

The audit-related fees for the years ended July 28, 2024 and July 30, 2023 relate to pension plan audits. Audit-related fees for the year ended July 30, 2023 also included accounting consultations.

Tax fees for the years ended July 28, 2024 and July 30, 2023 include fees for services related to tax compliance, including the preparation of tax returns, tax assistance with tax audits, transfer pricing, and tax consulting. Tax fees for the year ended July 28, 2024 also included compliance and tax planning services associated with the Sovos Brands acquisition.

Other fees for the years ended July 28, 2024 and July 30, 2023 include fees associated with the use of accounting, disclosure and technical research software and the use of benchmarking services.

All audit, audit-related, tax and other fees described above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Audit Committee Pre-Approval Policy

Our Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The pre-approval authority details the particular service or category of service that the independent registered public accountants will perform. Management reports to the Audit Committee on the actual fees charged by the independent registered public accountants for each category of service.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval authority. In those instances, the Audit Committee approves the services before we engage the independent registered public accountants. In case approval is needed before a scheduled Audit Committee meeting, the Audit Committee has authority to delegate pre-approval authority to one of its members who must report on such pre-approval decisions at the Audit Committee’s next regular meeting. During fiscal 2024, the Audit Committee delegated authority to its Chair to pre-approve additional audit and non-audit services in an amount not to exceed $200,000.

Auditor Independence

Our Audit Committee discussed with PwC the firm’s objectivity and independence and PwC advised the committee that PwC is an independent accountant with respect to Campbell, within the meaning of Public Company Accounting Oversight Board Rule 3520 and that the members of its firm are not aware of any relationships between PwC and Campbell that, in their professional judgment, may reasonably be thought to bear on their independence. Furthermore, PwC has advised us that neither it nor any member of its firm has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. We have made similar inquiries of our directors and executive officers, and we have identified no such direct or indirect interest in PwC. Our Audit Committee also considered whether the provision of non-audit services by PwC to Campbell for the most recent fiscal year and the fees and costs billed and expected to be billed by PwC for those services are compatible with maintaining its independence.

Audit Committee Report

Management has primary responsibility for Campbell’s financial statements and the reporting process, including the system of internal control over financial reporting. Our role as the Audit Committee of Board of Directors is to oversee Campbell’s accounting and financial reporting processes, including the system of internal control over financial reporting, and audits of its financial statements.

Campbell Soup Company   |   2024 Proxy Statement    39

Our duties include overseeing Campbell’s management, internal auditors and the independent registered public accounting firm in their performance of the following functions for which they are responsible:

Management

●	Preparing Campbell’s financial statements in accordance with U.S. GAAP;
●	Establishing and assessing effective financial reporting systems and internal controls and procedures; and
●	Reporting on the effectiveness of Campbell's internal control over financial reporting.

Internal Auditors

●	Independently assessing management's system of internal controls and procedures; and
●	Reporting on the effectiveness of that system.

Independent Registered Public Accounting Firm

●	Auditing Campbell’s financial statements;
●	Issuing an opinion about the financial statements’ conformity with U.S. GAAP; and
●	Annually auditing the effectiveness of Campbell’s internal control over financial reporting.

The Audit Committee discussed with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee reviewed with the internal auditors and independent registered public accounting firm, with and without members of management present, the results of their audits, their assessment of Campbell’s internal control over financial reporting and the overall quality of Campbell’s financial reporting.

Prior to Campbell’s filing of its Annual Report on Form 10-K for the fiscal year ended July 28, 2024 with the SEC, the Audit Committee also during the year:

●	Reviewed and discussed with management and the independent registered public accounting firm the audited financial statements;
●	Reviewed and discussed with the independent registered public accounting firm the critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements, and (2) involved the auditor’s especially challenging, subjective or complex judgments;
●	Reviewed and discussed with management and the independent registered public accounting firm the assessment by management and the independent registered public accounting firm of the adequacy and effectiveness of Campbell’s internal control over financial reporting;
●	Discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent registered public accountants’ communications with the Audit Committee;
●	Received from the independent registered public accounting firm a written report stating that they are not aware of any relationships between the registered public accounting firm and Campbell that, in their professional judgment, may reasonably be thought to bear on their independence, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence;
●	Discussed with the independent registered public accounting firm the firm’s objectivity and independence; and
●	Considered whether the provision of non-audit services by the independent registered public accounting firm to Campbell for the most recent fiscal year and the fees and costs billed and expected to be billed by the independent registered public accounting firm for those services are compatible with maintaining its independence.

Based on the review and discussions described in this report, and subject to the limitations of the Audit Committee’s role and responsibilities outlined in this report, the Audit Committee recommended to the Board that Campbell’s audited consolidated financial statements be included in Campbell’s Annual Report on Form 10-K for the fiscal year ended July 28, 2024 for filing with the SEC.

Audit Committee
Howard M. Averill, Chair
Fabiola R. Arredondo
Bennett Dorrance, Jr.
Maria Teresa Hilado
Archbold D. van Beuren

Approved: September 18, 2024

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ITEM 3 — ADVISORY VOTE ON FISCAL 2024 EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that shareholders be given the opportunity to cast an advisory (non-binding) vote on executive compensation. This vote, commonly known as a “Say on Pay” vote, gives shareholders the opportunity to vote for or against named executive officer (“NEO”) compensation during a given fiscal year. Shareholders’ votes are not intended to address any specific item of the compensation program, but rather to address our overall approach to executive compensation as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in the Compensation Discussion and Analysis beginning on page 43, our compensation program is designed to link pay to Company, division and individual performance, and reward achievements in those areas accordingly. The objectives of the executive compensation program are to:

■	Align the financial interests of our NEOs with those of our shareholders, in both the short and long term;
■	Provide incentives for achieving and exceeding our short-and long-term goals;
■	Attract, motivate and retain key executives by providing total compensation opportunities that are competitive with opportunities offered by other companies in the food, beverage and consumer products industries; and
■	Differentiate the level of compensation based on individual and business unit performance, leadership potential and level of responsibility within the organization.

The Compensation and Organization Committee (“Compensation Committee”) of the Board of Directors annually reviews our compensation structure, including the apportionment of pay between fixed and at-risk compensation elements and the design of the incentive compensation programs, and reviews and approves the applicable performance metrics by which such at-risk compensation is paid. The Compensation Committee believes that our executive compensation program effectively implements our compensation principles and policies, achieves our compensation objectives and aligns the interests of the NEOs and shareholders. Please read the entire Compensation Discussion and Analysis beginning on page 43 for additional details about our executive compensation programs, including detailed information about fiscal year 2024 compensation of the NEOs.

The Board of Directors is asking shareholders to support our fiscal 2024 executive compensation program, as disclosed in this proxy statement. The vote required for approval of this proposal is a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast on this proposal. This vote on executive compensation is advisory, and therefore, will not be binding on Campbell Soup Company, the Compensation Committee or the Board of Directors, and it will not be construed as overruling any decision by the Company or the Board of Directors or creating or implying any change to, or additional fiduciary duties for, the Company or the Board of Directors.

Your Board of Directors Recommends a Vote “FOR” This Proposal and “FOR” the Following Resolution:

“RESOLVED, that the shareholders of Campbell Soup Company approve, on an advisory basis, the compensation paid to Campbell Soup Company’s named executive officers, as disclosed in the 2024 Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the 2024 executive compensation tables and related narrative discussion.”

Campbell Soup Company   |   2024 Proxy Statement    41

ITEM 4 — APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO THE CAMPBELL’S COMPANY

Our Board of Directors has approved, and recommends that shareholders approve, an amendment to our Restated Certificate of Incorporation to change the name of the Company from “Campbell Soup Company” to “The Campbell’s Company”.  The Board believes that changing the name of the Company will better reflect our current business operations as a manufacturer and marketer of high-quality, branded food and beverage products with a diversified portfolio of iconic brands across our Meals & Beverages and Snacks divisions.

The Company was founded in 1869 and first began to sell ready-to-eat and canned soups, including its iconic condensed soup, in the 1890’s. In 1922, the Company changed its name to “Campbell Soup Company” to reflect its core business of selling canned soups. From the mid-1900’s to the present, the Company has expanded its portfolio beyond soup and into other meals, beverages and snacks categories through strategic acquisitions, including Pepperidge Farm in 1961, Pacific Foods and Snyder’s-Lance in fiscal 2018, and, most recently, Sovos Brands, maker of Rao’s, in March 2024. The Board of Directors believes that the name The Campbell’s Company better aligns with the Company’s current strategic focus while sustaining the important link to the iconic Campbell’s brand name. The Board also believes that the name The Campbell’s Company is easily identifiable and will provide flexibility should the Company choose to expand into other market segments.

If the proposed amendment is approved, the first paragraph of our Restated Certificate of Incorporation will be amended and restated in its entirety to read as follows:

“FIRST. The name of the corporation is: The Campbell’s Company”

If approved by our shareholders, the proposed amendment will become effective upon the filing of articles of amendment to our Restated Certificate of Incorporation with the New Jersey Secretary of State. Upon approval of this proposal and the filing of the articles of amendment with the Secretary of State of New Jersey, our Board of Directors will amend our By-Laws to replace any references to “Campbell Soup Company” with “The Campbell’s Company”, for which shareholder approval is not required.

Changing the corporate name in the manner proposed will not change the Company’s corporate structure or the names of any of the Company’s branded products. The Company’s common stock is currently listed for trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CPB.” Whether or not the amendment is approved and the name change becomes effective, the Company’s common stock will continue to be listed on Nasdaq under the symbol “CPB”. If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender any stock certificates they currently hold as a result of the name change. After the name change, all new stock certificates issued by the Company and all uncertificated shares held in direct registration accounts, including uncertificated shares currently held in direct registration accounts, will bear the name “The Campbell’s Company.”

The affirmative vote of two-thirds of the votes cast is required for approval of the amendment to the Restated Certificate of Incorporation. Abstentions and broker non-votes will not be counted as votes cast on this proposal.

Your Board of Directors Recommends a Vote “FOR” This Proposal.

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

This CD&A describes our executive compensation program for the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers who were serving as executive officers at fiscal year end (July 28, 2024), (collectively with the CEO, and the CFO, “named executive officers” or “NEOs”). The Compensation and Organization Committee (“Compensation Committee” or "Committee") of the Board of Directors oversees all aspects of NEO compensation, including annual incentive compensation under our Annual Incentive Plan (“AIP”) and long-term incentive compensation under our Long-Term Incentive Program (“LTI Program”). The fiscal 2024 NEOs are:

■	Mark A. Clouse	President and Chief Executive Officer
■	Carrie L. Anderson	Executive Vice President and Chief Financial Officer
■	Mick J. Beekhuizen	Executive Vice President and President, Meals & Beverages
■	Diane Johnson May	Executive Vice President and Chief People and Culture Officer
■	Daniel L. Poland	Executive Vice President and Chief Supply Chain Officer

WHAT HAPPENED IN 2024? Strategy and 2024 Financial Results 2024 Executive Compensation: Payouts	44

WHAT ARE OUR COMPENSATION PRACTICES? Compensation Objectives Compensation Principles and Policies Compensation Governance Results of 2023 Say on Pay Vote	45

HOW ARE COMPENSATION DECISIONS MADE? Role of the Compensation and Organization Committee Role of Management Role of Independent Compensation Consultant Peer Groups	46

HOW DO WE COMPENSATE OUR NEOs? Compensation Elements Base Salary Annual Incentive Compensation Long-Term Incentive Compensation Fiscal 2024 Long-Term Incentive Program Awards with Performance Periods Ending in Fiscal 2024 Retirement Plans and Other Benefits	48

HOW DO WE MANAGE RISKS RELATED TO OUR COMPENSATION PROGRAM? Risk Assessment — Incentive Compensation Programs Executive Stock Ownership Tax Implications Trading Campbell's Securities Timing of Equity Grants Incentive Compensation Clawback Policies	57

Campbell Soup Company   |   2024 Proxy Statement    43

1	WHAT HAPPENED IN 2024?

Strategy and 2024 Financial Results

Our strategy is to Set the Standard to drive accelerated growth in our two divisions within North America while delivering on the promise of our purpose - Connecting people through food they love. Our strategic framework is based on five areas that position us to achieve best in class performance:

1.	Top Team – To continue to foster best in class capabilities, leadership and culture;
2.	Best Portfolio – To continue to be a transformative category leader with an advantaged portfolio of leadership brands;
3.	Top-Tier Performance – To continue to achieve sustainable and predictable growth, accelerating earnings and expanding margins;
4.	Winning Execution – To continue to leverage technology and capabilities to win in market; and
5.	Lasting Impact – To continue to build on our legacy with measurable results for sustainability and our communities.

In fiscal 2024, we continued to advance our key strategic initiatives in a challenging environment. We completed the acquisition of Sovos Brands which has brought incremental growth to our Meals & Beverages division and supports the continued transformation of our advantaged portfolio.

On August 29, 2024, we announced our fiscal 2024 financial results, which included:

●	Net sales of $9.636 billion, an increase of 3% versus 2023
●	Organic net sales of $9.216 billion, a decrease of 1% versus 2023
●	Earnings before interest and taxes (“EBIT”) of $1.000 billion, a decrease of 24% versus 2023
●	Adjusted EBIT of $1.454 billion, an increase of 6% versus 2023
●	Earnings per share (“EPS”) of $1.89, a decrease of 34% versus 2023
●	Adjusted EPS of $3.08, an increase of 3% versus 2023
●	Cash flows from operations of $1.185 billion, versus $1.143 billion in 2023
●	Meals & Beverages net sales and operating earnings increased 7% and 9%, respectively, versus 2023
●	Snacks net sales decreased 2% versus 2023 and operating earnings increased 1% versus 2023

These results reflect our consistent and reliable performance in a year where, despite an evolving consumer landscape, we made significant process against our longer-term strategic plan. Our focused strategy has positioned us well as we embark on a new chapter of growth and set the standard for performance in the food industry with our advantaged and market-leading brands, capabilities and execution.

More information on our business performance in fiscal 2024 is available in our 2024 Form 10-K, which is included in the 2024 Annual Report to Shareholders that accompanies this proxy statement. Information on items impacting comparability is available in Appendix A, which also provides a reconciliation of organic net sales, adjusted EBIT and adjusted EPS, which are non-GAAP measures, to their most comparable GAAP measures.

2024 Executive Compensation: Payouts

Our financial performance in fiscal 2024 met the threshold metrics that were established by the Committee under the AIP, as discussed, beginning on page 50. Final payouts reflect the performance versus predetermined goals as well as the Committee’s judgment. Based on our results and the Committee’s overall evaluation of Company performance in fiscal 2024 including its assessment of market share performance, ESG-related goals and the impact of capital investment that occurred during the year as further described on page 50, the Committee reduced the Total Company Performance Score payout from 79% of target to 78% of target.

Our TSR performance over the three-year performance period ending in fiscal 2024 was ranked 3rd in the 11-company Performance Peer Group, resulting in the TSR performance-restricted share units with a performance period ending in fiscal 2024 vesting at 175% of target. See pages 52 - 55 for additional information.

Our adjusted EPS performance over the three-year performance period ending in fiscal 2024 was based upon attainment of a cumulative three-year adjusted EPS CAGR target of 1.1%.  We achieved a 1.1.% adjusted EPS CAGR for the relevant performance period, resulting in the EPS performance-restricted share units with a performance period ending in fiscal 2024 vesting at 100% of target. See pages 52 - 55 for additional information.

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2	WHAT ARE OUR COMPENSATION PRACTICES?

Compensation Objectives

The objectives of our executive compensation program are to:

●	Align the financial interests of the NEOs with those of our shareholders, in both the short and long term;
●	Provide incentives for achieving and exceeding our short-term and long-term goals;
●	Attract, motivate and retain our key executives by providing total compensation opportunities that are competitive with opportunities offered by other companies in the food, beverage and consumer products industries; and
●	Differentiate the level of compensation based on individual and business unit performance, leadership potential and level of responsibility within the organization. Individual performance is rated based upon demonstrated leadership skills, accomplishment of objectives, business unit or functional accountabilities and personal contributions.

Compensation Principles and Policies

The Compensation and Organization Committee annually reviews and approves the principles and policies for executive compensation. In fiscal 2024, the Committee reviewed the compensation principles and policies and determined that no changes were required. The current compensation principles and policies are:

●	Campbell offers a total compensation package that is designed to link pay to Company, business unit and individual performance and attract, motivate and retain the caliber of talent needed to deliver successful business performance in absolute terms and relative to competition;
●	Compensation levels are set after comparing Campbell’s pay levels and practices to the practices of the Compensation Peer Group (see page 47), which is reviewed annually by the Committee;
●	Campbell targets total annual compensation, consisting of salary, annual incentives and long-term incentives, to approximate the market median to enable the Company to recruit and retain executive talent. A regression analysis is also reviewed to provide supplemental data reflecting the differences in the total revenue of various peer companies compared to our total revenue. Our competitive position is reviewed annually by the Committee. An individual executive’s salary, target annual incentive and target long-term incentives may be higher or lower than the approximate market median due to a number of factors including the scope of the individual’s job responsibilities, his or her individual contributions and experience, business performance and job market conditions;
●	Annual incentive payments are based on our performance compared to the goals established at the beginning of the fiscal year in designated measurement areas relating to our financial and enterprise priorities for that year. The Committee evaluates performance compared to the annual goals to establish the AIP pool and uses its judgment to make any adjustments;
●	Long-term incentive grants are delivered in a combination of performance-restricted share units and time-lapse restricted share units, with the mix varying by level of responsibility within the organization; and
●	Senior executives have a substantial portion of their compensation at risk, based upon the achievement of the performance goals for annual incentive payments and the performance goals for long-term incentives. To further align the interests of our senior executives with those of shareholders, a higher proportion of the incentive compensation delivered to senior executives is through performance-based long-term incentives that are paid out depending upon our financial performance (see pages 52 - 55 for a description of the LTI Program).

Compensation Governance

Our executive compensation program reflects the following best practices:

WE DO	WE DO NOT
Maintain a strong alignment between corporate performance and compensation	Have an employment agreement with our CEO or any other executive officers
Annually review the risk profile of our compensation programs and maintain risk mitigators	Pay dividends or dividend equivalents to NEOs on unearned equity awards
Use an independent compensation consultant retained directly by the Compensation and Organization Committee	Reprice stock options without the approval of Campbell shareholders
Use “double-trigger” change in control provisions in all change in control agreements with our NEOs	Provide tax gross ups in any change in control agreement

Campbell Soup Company   |   2024 Proxy Statement    45

WE DO	WE DO NOT
   Have clawback policies for incentive compensation recoupment in the event of an accounting restatement and have performance share award agreements that allow for award clawback in the event of a breach of duty of loyalty
Allow any directors, officers or employees to hedge Campbell common stock
Maintain robust stock ownership guidelines for all executive officers	Allow any directors or executive officers to pledge Campbell common stock

Results of 2023 Say on Pay Vote

At the 2023 Annual Meeting of Shareholders, we held our annual shareholder advisory vote on executive compensation, or “Say on Pay” vote. Ninety-five percent (95%) of the votes cast were in favor of the “Say on Pay” proposal.

As the Committee evaluated our compensation principles and policies during fiscal 2024, it was mindful of this favorable outcome and our shareholders’ strong support of our compensation objectives and compensation programs. The Committee has maintained its general approach to executive compensation and made no material changes in fiscal 2024 to the compensation principles and policies or the objectives of our compensation program in response to the results of the “Say on Pay” vote.

3	HOW ARE COMPENSATION DECISIONS MADE?

Role of the Compensation and Organization Committee

The Committee has overall responsibility for our executive compensation program. The Committee annually reviews compensation strategy, principles and policies, including the apportionment of pay between fixed compensation and incentive compensation elements, and the design of incentive compensation programs. The Committee approves all compensation and benefits for our executive officers (including current executive officers who are NEOs) and Company executives with base salaries in excess of $600,000 per year, authorizes the aggregate amount of annual incentive awards for all eligible participants under the AIP and the LTI Program, and authorizes the CEO to allocate awards to other participants under the AIP and the LTI Program, up to an aggregate amount. Pursuant to the terms of its charter, the Committee is authorized to delegate any of its responsibilities to subcommittees as it deems appropriate, subject to the requirements of applicable laws, regulations and shareholder approved plans. The Committee has delegated to the Chair of the Committee the authority to approve compensation actions for executive officers between Committee meetings when necessary for business continuity purposes.

A subcommittee consisting of the Chair of the Committee and either the independent Board Chair or another independent director must jointly approve any equity grants made to executive officers between meetings.

Following the completion of the fiscal year, the Committee reviews the performance of the NEOs and approves each executive’s annual incentive payment for the just-completed fiscal year and certifies the vesting of long-term incentive awards for performance periods ending as of the just-completed fiscal year. The Committee also reviews and approves the base salary, annual incentive target and long-term incentive grant for the current fiscal year. This review of all major elements of executive compensation at one time provides the Committee with a comprehensive analysis of the target dollar amount of compensation that would be delivered by each element of compensation, assuming that the required performance goals are attained.

The Committee also reviews major organizational changes and reviews our succession planning and leadership development processes.

Role of Management

It is our customary practice for the CEO, with input from the Executive Vice President and Chief People and Culture Officer, to provide recommendations to the Committee on compensation actions for our executive officers (except for actions related to their own compensation) and on potential changes in the design of executive compensation programs, which the Committee then reviews with its independent compensation consultant. In September 2023, Mr. Clouse recommended to the Committee compensation actions for all of the Company’s executive officers (other than his own position), including the NEOs. The recommendations included fiscal 2023 AIP awards and base salaries and LTI grants for fiscal 2024. In September 2024, Mr. Clouse recommended to the Committee fiscal 2024 AIP awards and base salaries and LTI grants for fiscal 2025 for the Company’s executive officers (other than his own position), including the NEOs.

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Role of Independent Compensation Consultant

Pursuant to its charter, the Committee is authorized to engage an outside advisor to assist in the design and evaluation of our executive compensation program, as well as to approve the fees paid to such advisor and other terms of the engagement. Prior to the retention of an outside advisor, the Committee assesses the prospective advisor’s independence, taking into consideration all relevant factors, including those factors specified in the Nasdaq listing standards.

FW Cook has been the Committee’s independent compensation consultant since fiscal 2014. Each year the Committee reviews the performance of FW Cook. FW Cook does not provide us with any services other than advising the Committee on executive compensation and advising the Governance Committee on non-employee director compensation. The Committee did not engage any other compensation advisor in fiscal 2024. At the direction of the Committee, FW Cook provided advice on CEO compensation, compensation trends, governance issues and other matters of interest to the Committee during fiscal 2024. The Committee assessed FW Cook’s independence, taking into account a number of factors such as: (1) the provision of other services to Campbell by FW Cook; (2) the amount of fees received from Campbell by FW Cook as a percentage of the total revenue of FW Cook; (3) FW Cook’s policies and procedures to prevent conflicts of interest; (4) any business or personal relationship between FW Cook and the members of the Committee; (5) any ownership of Campbell stock by the individuals at FW Cook performing consulting services for the Committee; and (6) any business or personal relationship between FW Cook or the individuals performing consulting services for the Company and any Campbell executive officer. FW Cook provided the Committee with appropriate assurances regarding its independence. Based on this analysis, the Committee has concluded that FW Cook has been independent throughout its service to the Committee and that there are no conflicts of interest.

Peer Groups

The Committee identifies both a Compensation Peer Group and a Performance Peer Group (which is a subset of the Compensation Peer Group) in designing and determining executive compensation. The Committee uses the Compensation Peer Group to evaluate the competitiveness of executive compensation and uses the Performance Peer Group to measure our relative TSR performance.

The Compensation Peer Group consists of companies in the food, beverage and consumer products industries with whom we primarily compete for executive talent. The Performance Peer Group includes the companies in the Standard & Poor’s Packaged Foods Group, which are independently selected by Standard & Poor’s (“S&P”) based upon the similarities of the companies’ businesses in the packaged foods industry.

The composition of the Compensation Peer Group is reviewed and approved by the Committee each fiscal year after obtaining advice from its independent compensation consultant. In fiscal 2024, the Committee compared our target total compensation levels with levels at the companies in the Compensation Peer Group identified in the table below. A regression analysis is also reviewed to provide supplemental data reflecting the differences in the total revenue of various peer companies compared to our total revenue. The Committee believes that use of the Compensation Peer Group is the most effective method to evaluate and set the compensation needed to attract, motivate and retain the executive talent needed to manage our businesses and operations successfully, because these are the primary companies with which we compete for senior executives. Use of this peer group also provides a broad database that allows Campbell to obtain accurate, representative survey information for a majority of its positions.

The Committee also reviewed the Performance Peer Group in fiscal 2024 and continues to believe that it is the appropriate group in Campbell’s industry against which to measure our TSR performance. TSR performance of the companies in the Compensation Peer Group that are not in the packaged foods industry is more likely to be affected by economic developments that do not affect the packaged foods industry. Companies that are added to and deleted from the S&P Packaged Foods Group are automatically added to, or deleted from, the Performance Peer Group. The companies currently in the S&P Packaged Foods Group are noted in the table below; this list is also readily available through S&P.

The Committee believes that the Compensation Peer Group and the Performance Peer Group used in fiscal 2023 continued to be the appropriate peer groups for fiscal 2024 and did not recommend any updates to the peer groups for fiscal 2024.

Fiscal 2024 Compensation Peer Group & Performance Peer Group

■Anheuser-Busch Companies, Inc.
■The Clorox Company
■The Coca-Cola Company
■Colgate-Palmolive Company
■ConAgra Foods, Inc.(1)
■Flowers Foods, Inc.
■General Mills, Inc.(1)
■The Hershey Company(1)
■Hormel, Inc.(1)

■Johnson & Johnson Company
■J.M. Smucker Company(1)
■Kellanova(1)
■Keurig Dr. Pepper Inc.
■Kimberly-Clark Corporation
■The Kraft Heinz Company(1)
■Mars, Inc.
■McCormick & Company, Inc.(1)
■Mondelez International, Inc.(1)
■Nestle USA, Inc. ■PepsiCo, Inc. ■Post Holdings, Inc. ■The Procter & Gamble Company ■S.C. Johnson & Son, Inc. ■Treehouse Foods, Inc. ■Tyson Foods, Inc.(1) ■Unilever United States, Inc.

(1)
These companies, plus Campbell, constitute the entire S&P Packaged Foods Group, the Performance Peer Group used to measure TSR performance for calculation of the payout of TSR performance-restricted share units under the LTI Program.

Campbell Soup Company   |   2024 Proxy Statement    47

4	HOW DO WE COMPENSATE OUR NEOS?

Compensation Elements

The primary components of our executive compensation and benefits programs are summarized in the following table:

Element		Purpose/Objective	Additional Info
Fixed	Base Salary
■Provide a base level of compensation that is competitive in relation to the responsibilities of each executive’s position to attract the talent needed to successfully manage our business and execute our strategies
Page 49
At Risk	Annual Cash Incentive	■Motivate and reward the achievement of annual operating plan goals ■Recognize individual contribution, measured by the impact on the performance of the Company, division, function or team	Pages 49 - 52
Long-Term Equity Incentive
■Motivate and reward executives based upon our success in delivering value to our shareholders
■Retain the executive talent necessary to successfully manage our business and execute our strategies
■Align pay with performance metrics that impact long-term value creation
Pages 52 - 55
Benefits	Retirement Programs	■Provide retirement benefits at competitive levels consistent with programs for our broad-based employee population	Page 55
Post-Termination Compensation and Benefits
■Provide market-competitive benefits to attract the talent needed to successfully manage our business and execute our strategies
■Provide a reasonable measure of financial stability in the event of involuntary termination or change in control
Pages 68 - 71
	Benefits and Perquisites	■Provide market-competitive benefits and perquisites to attract the talent needed to successfully manage our business and execute our strategies	Page 56

The proportion of compensation delivered in each of these elements is designed to:
■put more compensation at risk based upon Company or business unit and individual performance for NEOs, whose performance is more likely to influence the results of the executive’s business unit or function, or the results of the Company as a whole;
■align NEO compensation with shareholder value creation through long-term incentives based on relative and absolute total shareholder return;
■provide consistency over time in the proportion of compensation opportunity among the elements, while varying actual pay based upon Company, business unit and individual performance; and
■be competitive with the practices of the Compensation Peer Group in order to attract, motivate and retain key executives.

Our NEOs have a substantial portion of their target compensation at risk:

CEO

Other NEOs

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Base Salary

The Committee considers a number of factors in determining individual base salaries for the NEOs, including the scope of an individual’s job responsibilities, his or her individual contributions and experience, business performance, job market conditions, the overall Company salary budget, and the individual’s current base salary as compared with those of persons in similar positions at other companies in the Compensation Peer Group, as well as within the Company. Targets for annual incentive payments and long-term incentive grants are a percentage of base salary.

Individual salaries for NEOs are reviewed each September by the Committee when it conducts its annual review of executive performance. Merit increases are generally based on the CEO’s (for executives other than the CEO) and the Committee’s assessment of individual performance.

In September 2023, the Committee reviewed the base salaries for all of the NEOs. The Committee decided to increase the fiscal 2024 base salaries for Messrs. Clouse, Beekhuizen and Poland by 3.5%, 3% and 4%, respectively, and for Mses. Anderson and Johnson May by 4.5% and 4.8%, respectively, overall generally in line with the average base salary increases for our U.S.-based salaried employees.  In February 2024, the Committee approved an additional 15% increase in Ms. Johnson May's base salary to bring her base salary closer to the market median as compared with those persons in similar positions at other companies in our Compensation Peer Group.

The amount of base salary paid to each of the NEOs in fiscal 2024 is presented in the 2024 Summary Compensation Table on page 59.

Annual Incentive Compensation

In fiscal 2024, all NEOs were eligible to receive an annual incentive award under the Campbell Soup Company Annual Incentive Plan (“AIP”). Awards to NEOs under the AIP are determined based on Company and/or division performance (as applicable) and individual performance, as illustrated in the table below.

A narrative discussion of each component follows.

Annual Incentive Target	X	Total Company Performance Score*	X	Individual Award Determination	=	Final Award
The Committee sets a target percentage for each NEO based on competitive market data. The target percentages for all AIP-eligible participants are applied to individual base salaries.		The score is determined by the Committee based on an assessment of the Company’s performance versus pre-established financial goals and the quality of the results. The full range of possible scores is 0-200%.		In all events, capped at 200% of an individual’s AIP target This is determined by the Committee, in the case of the CEO, and the Committee with input from the CEO for the other NEOs. The range of possible scores is 0-150%.
In all events, capped at 200% of an individual’s AIP target

*
AIP awards for NEOs who are division leaders are determined using a score that is weighted 30% on the assessment of total Company performance and 70% on the assessment of the division’s performance. The CEO has the discretion to determine the performance scores for each of the Company's divisions.

Campbell Soup Company   |   2024 Proxy Statement    49

Annual Incentive Target

Each year, the Committee establishes a competitive annual incentive target under the AIP, expressed as a percentage of base salary, for each NEO. The AIP target percentages are at or near the size-adjusted median for similar executive positions at companies in the Compensation Peer Group. The maximum payout under the AIP for any individual is 200% of his or her target.

The Committee reviewed the fiscal 2024 AIP targets for Messrs. Beekhuizen and Poland and Mses. Anderson and Johnson May and determined that no changes were warranted to the targets for fiscal 2024. For Mr. Clouse, based upon the recommendation of the Committee’s independent compensation consultant, to be competitive with the CEO benchmark within the Compensation Peer Group, the Committee increased Mr. Clouse’s target from 170% to 180%.

The fiscal 2024 annual incentive targets for the NEOs were:

Name	Fiscal 2024 Annual Incentive Target (% of Base Salary)	Fiscal 2024 Annual Incentive Target ($)
Mark A. Clouse	180%	$2,254,230
Carrie L. Anderson	90%	$705,375
Mick J. Beekhuizen	90%	$741,600
Diane Johnson May	80%	$500,000
Daniel L. Poland	80%	$535,600

Fiscal 2024 Total Company Performance Score

Fiscal 2024 was a year in which we planned to continue to execute against our strategic plan by focusing on the growth of our snacks business while also continuing to invest in U.S. soup and other core brands, to continue pursuing our multi-year cost savings and supply chain productivity initiatives, to deliver composite-weighted market share growth within both divisions, and to deliver progress against certain ESG goals.

Considering the foregoing, the Committee chose to base the fiscal 2024 Total Company Performance Score for the AIP on three financial metrics – net sales, adjusted EBIT and free cash flow – and established the performance targets set forth in the table below (dollars in millions) in September 2023.

We acquired Sovos Brands on March 12, 2024. The fiscal 2024 performance targets were not modified to include the projected impact of the Sovos Brands acquisition on those performance targets due to the timing of the completion of the acquisition within our fiscal year. The metrics represent the performance targets for the base Company business.

	Performance Targets
Metric Weighting	Threshold	Target			Over-Achievement	Exceptional
Net Sales (40%)	$8,938	$9,362	–	$9,456	$10,067	$10,255
Adjusted EBIT (40%)	$1,292	$1,407	–	$1,464	$1,550	$1,579
Free Cash Flow (20%)	$637	$735	–	$765	$862	$900

The performance targets set forth above aligned with the Company’s internal operating plan and externally provided net sales and adjusted EBIT guidance that we initially set for fiscal 2024 and were designed to be challenging to achieve. For each of the Net Sales and Adjusted EBIT metrics, threshold performance results in a 50% payout of target funding, for the Free Cash Flow Metric, threshold performance results in 25% funding, and for all metrics, performance within the target range results in a 100% payout of target funding, over achievement results in a 175% payout of target funding, and exceptional performance results in 200% funding; straight-line interpolation is used between points to determine the actual payout.

In establishing the metrics, performance targets and payout ranges for the fiscal 2024 Total Company Performance Score at the beginning of the fiscal year, the Committee recognized that there would be continued volatility in commodity and input prices in fiscal 2024, and more normalized demand levels and moderately elevated inflation levels would likely have continued macro-economic impacts throughout fiscal 2024. In recognition of this continuing uncertain environment, the Committee decided to maintain reduced leverage in the overall performance schedules via the wider ranges around the target goals.

Given the importance of growing market share and ESG, the Committee decided to use composite market share and progress against certain ESG goals as qualitative performance qualifiers.

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The Committee believes that linking the fiscal 2024 AIP to net sales, adjusted EBIT and free cash flow appropriately incents the management team to take the necessary steps to continue brand growth in Snacks, invest in our Meals & Beverages business and continue to deliver cost savings and network optimization. It established the performance targets and payout ranges described above to incent management to deliver its external outlook, which the Committee believed would help the Company establish a solid foundation for future business growth. Specifically, the Committee approved target goals for free cash flow for fiscal 2024 below actual results for fiscal 2023 primarily based upon anticipated increased capital expenditures in fiscal 2024.

The table below summarizes our fiscal 2024 performance for AIP purposes. Adjusted EBIT is a non-GAAP measure and excludes certain items impacting comparability.  Free cash flow is an internal metric that measures net cash provided by operating activities less capital expenditures and certain investing and financing activities. Our fiscal 2024 performance results noted below reflect the performance of the Company's base business, and excludes any impacts of Sovos Brands.

(dollars in millions)	Fiscal 2024 AIP Performance	Performance Assessment	Score	Weighting	Weighted Contribution to Total Company Performance Score
Net Sales	$9,213	Threshold	81%	40%	32%
Adjusted EBIT	$1,387	Threshold	91%	40%	37%
Free Cash Flow	$667	Threshold	48%	20%	10%

Formulaically, the Total Company Performance Score provided for a payout equal to 79% of target. However, the Committee retains discretion to adjust the Total Company Performance Score for quality of results and other factors as it deems appropriate and exercised such discretion in fiscal 2024. Once the performance metrics review was complete, the Committee performed a review of the quality of the fiscal 2024 results to determine if any adjustments were necessary to the overall payout. In evaluating the quality of results the Committee considered composite market share performance and progress against certain ESG goals. The Company's composite market share performance was slightly below expectations which negatively impacted the Committee's evaluation of quality of results. The Company's progress against certain ESG goals was in-line with expectations and the Committee evaluated this performance qualifier neutrally. The Committee also positively considered additional capital projects undertaken to support the Company’s growth, which negatively impacted free cash flow. Based on the foregoing, the Committee decided to exercise negative discretion and reduce the approved Total Company Performance Score payout from 79% of target to 78% of target for fiscal 2024.

Fiscal 2024 CEO and NEO Annual Incentive Compensation

Mark A. Clouse

In September 2024, the Committee evaluated Mr. Clouse’s fiscal 2024 performance, taking into account the Company’s performance in fiscal 2024 against the metrics established for the AIP, for which Mr. Clouse, as our CEO, has ultimate oversight and responsibility.  The Committee also evaluated Mr. Clouse’s individual performance, as assessed by all independent directors on the Board through the CEO evaluation process, which among other things, noted Mr. Clouse’s strong strategic leadership in an ongoing challenging environment; delivery of financial results generally in line with external guidance; the successful completion of the Sovos Brands acquisition; clear and transparent communication with the Board and other stakeholders; and improving the Company’s supply chain. Based on this review, the Committee established Mr. Clouse’s fiscal 2024 AIP award as shown in the table below.

Name	Fiscal 2024 Annual Incentive Target		Fiscal 2024 Company Performance Score		Fiscal 2024 Individual Performance Score		Fiscal 2024 Annual Incentive Award
Mark A. Clouse	$2,254,230	x	78%	x	100%	=	$1,758,300

Other NEOs

Each NEO has individual performance goals for fiscal 2024 against which his or her individual performance was assessed. Mr. Clouse provided the Committee with his assessment of each NEO’s fiscal 2024 performance and achievement relative to his or her individual performance goals. In providing the Committee with his assessment, Mr. Clouse made note of the following individual accomplishments for each NEO: Ms. Anderson's leadership in the areas of cash flow management and cost savings programs, her leadership in the financial review of the Sovos Brands acquisition, including the valuation and cost synergy work, and her leadership in advancing key strategic corporate development initiatives; Mr. Beekhuizen’s leadership in advancing the Company’s strategic agenda, efforts to reprioritize the Meals & Beverages strategy in a dynamic environment and strategic assistance with M&A initiatives, including the business review of and development of the integration plan for Sovos Brands; Ms. Johnson May's leadership in talent acquisition and management and strategic assistance with M&A initiatives including the Sovos Brands acquisition; and Mr. Poland's leadership in key supply chain improvement initiatives and strategic assistance with M&A initiatives including the Sovos Brands acquisition. Based on the individual performance of Ms. Anderson, Mr. Beekhuizen, Ms. Johnson May, and Mr. Poland, Mr. Clouse recommended, and the Committee reviewed and approved, the AIP payouts  as shown in the table below.

Campbell Soup Company   |   2024 Proxy Statement    51

Name	Fiscal 2024 Annual Incentive Target		Fiscal 2024 Performance Score		Fiscal 2024 Individual Performance Score		Fiscal 2024 Annual Incentive Award
Carrie L. Anderson(1)	$705,375	x	78%	x	100%	=	$550,193
Mick J. Beekhuizen(2)	$741,600	x	85%	x	110%	=	$693,396
Diane Johnson May(1)	$500,000	x	78%	x	110%	=	$429,000
Daniel L. Poland(1)	$535,600	x	78%	x	115%	=	$480,433
(1)	For purposes of determining the fiscal 2024 AIP award for Mses. Anderson and Johnson May and Mr. Poland, the Committee used a score that was based on total Company performance.
(2)	AIP awards for NEOs who are division leaders are determined using a score that is weighted 30% on the assessment of total Company performance and 70% on the assessment of the division’s performance. For purposes of determining the fiscal 2024 AIP award for Mr. Beekhuizen, the Committee used a score that was weighted 30% on the assessment of total Company performance and 70% on the assessment of the Meals & Beverages division.

Long-Term Incentive Compensation

Long-term incentives are typically equity awards, although cash-based awards may be made in limited circumstances. Equity grants are typically approved by the Committee each September, which is near the beginning of our fiscal year. Individual grants are based on the executive’s level of responsibility, possession of critical skills, individual performance and future leadership potential as assessed in our human resources organization planning process. The components of the

LTI Program have evolved over time and are modified periodically to further the goals of the program. In fiscal 2020, the Committee decided to stop issuing stock options to the executive officers to simplify the design of the LTI program, while believing that the mix of performance and time-lapse restricted units provided strong shareholder alignment. All shares paid out under our LTI Program are treasury shares that were previously issued and outstanding.

Fiscal 2024 Long-Term Incentive Program

Each NEO, other than Mr. Clouse, employed at the time of the LTI grants has a long-term incentive target that is expressed as a percentage of his or her base salary. These targets, on average, are designed to deliver total direct compensation that approximates the market median, in accordance with our Compensation Principles and Policies. The Committee reviews the LTI targets for each NEO annually. The Committee did not make any changes to the fiscal 2024 LTI targets for Mr. Beekhuizen or Mses. Anderson or Johnson May when it reviewed these targets in March 2023. The Committee increased Mr. Poland's target from 155% to 170% to better align with overall market median.  The fiscal 2024 long-term incentive targets for our NEOs are set forth in the table below:

Name	Fiscal 2024 LTI Target (% of Base Salary)	Fiscal 2024 LTI Target ($)
Carrie L. Anderson	250%	$1,875,000
Mick J. Beekhuizen	250%	$2,000,000
Diane Johnson May	195%	$1,009,125
Daniel L. Poland	170%	$1,094,375

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For Mr. Clouse, the Committee approved an increase in the long-term incentive award value from $7,500,000 to $8,600,000. The increase was intended to better position Mr. Clouse's target total direct compensation versus the peer median and to create greater focus on longer-term operating goals and sustained changes in shareholder value, thereby enhancing alignment with shareholders.

Awards granted under our long-term incentive program in fiscal 2024 to our NEOs consisted of a combination of performance-restricted share units and time-lapse restricted share units, as follows:

●	TSR performance-restricted share units, which are earned based upon our TSR performance over the three-year performance period compared to the TSRs of the other companies in the Performance Peer Group;
●	EPS performance-restricted share units, which are earned based upon achievement of our adjusted EPS compound annual growth rate (CAGR) goal, measured over a three-year performance period; and
●	Time-lapse restricted share units, which vest ratably over three years based on continuous service with the Company.

In fiscal 2024, each NEO who participated in the LTI Program received 30% of their long-term incentive opportunity in TSR performance-restricted share units, 30% in EPS performance-restricted share units and 40% in time-lapse restricted share units. There is no payment of dividends on restricted share units during the restriction period; instead, accumulated dividend equivalents will be paid in cash at the end of the restriction period on the units that ultimately vest. The long-term incentive awards that were granted to our NEOs during fiscal 2024 appear in the table below, and a description of each component that was granted in fiscal 2024 or that vested in whole or in part based on our fiscal 2024 performance appears in the narrative discussion following the table.

Name	TSR Performance- Restricted Share Units	EPS Performance- Restricted Share Units	Time-lapse Restricted Share Units	LTI Grant Value on Date of Grant*
Mark A. Clouse	60,182	60,182	80,243	$8,600,000
Carrie L. Anderson	16,401	16,401	21,868	$2,343,750
Mick J. Beekhuizen	16,795	16,795	22,393	$2,400,000
Diane Johnson May	8,121	8,121	10,828	$1,160,494
Daniel L. Poland	8,807	8,807	11,743	$1,258,531
*
Value for grants made on October 1, 2023 is based on a stock price of $42.87, which was the average closing price of Campbell common stock over the final 20 trading days in August 2023. The grant date fair value of share units, as shown in the 2024 Summary Compensation Table on page 59 and the 2024 Grants of Plan-Based Awards table on page 61, is different than the value in the table above because the grant date fair value is based on a Monte Carlo valuation in the case of the TSR performance-restricted share units and the closing share price on the date of the grant for each of the time-lapse restricted share units and EPS performance-restricted share units.

The fiscal 2024 long-term incentive awards to Mr. Clouse were granted at target. Messrs. Beekhuizen and Poland and Mses. Anderson and Johnson May were granted awards in excess of their target amount based on the recommendation of the CEO and the Committee’s evaluation of their performance. Mr. Beekhuizen was granted an award at 120% of his target, Mr. Poland was granted an award at 115% of his target, Ms. Anderson was granted an award at 125% of her target and Ms. Johnson May was granted an award at 115% of her target.

Retention Grant to Mr. Poland

Mr. Poland joined the Company in January 2022 and serves as Executive Vice President and Chief Supply Chain Officer, leading Campbell’s end-to-end supply chain including procurement, food safety and quality, occupational health and safety, engineering, planning and logistics, as well as our manufacturing locations and our contract manufacturers network. Mr. Poland is focused on ensuring we have a robust and resilient supply chain. In recognition of the criticality of this role, particularly in the near term, the Committee granted a time-lapse restricted share unit award with a grant date fair value of $1.7 million to Mr. Poland on March 1, 2024. These units are scheduled to vest on February 1, 2026. For more information on this award, see the 2024 Grants of Plan-Based Awards Table on page 61.

Retention Grant to Ms. Johnson May

Ms. Johnson May joined the Company in November 2021 and serves as Executive Vice President and Chief People and Culture Officer, leading the Company’s initiatives to create an inclusive, high-performing culture. Ms. Johnson May leads Campbell’s human resources function, including talent acquisition and management, organizational effectiveness, compensation and benefits, and inclusion and diversity. In recognition of the criticality of this role, particularly in the near term, the Committee granted a time-lapse restricted share unit award with a grant date fair value of $1.5 million to Ms. Johnson May on March 1, 2024. These units are scheduled to vest on November 1, 2025. For more information on this award, see the 2024 Grants of Plan-Based Awards Table on page 61.

Campbell Soup Company   |   2024 Proxy Statement    53

TSR Performance-Restricted Share Units

In fiscal 2024, the Committee granted 30% of long-term incentive awards to the NEOs in the form of TSR performance-restricted share units. The Committee believed that it was appropriate to include an element that compared our performance to an external peer group, and that linking a portion of long-term compensation to our TSR performance aligns the interests of NEOs with those of our shareholders. TSR performance-restricted share units are paid out based upon our TSR performance over a three-year period compared to the TSRs of the other companies in the Performance Peer Group over the same three-year period. At the time of payment, the Committee can exercise negative discretion in determining our ranking under the TSR performance-restricted share unit portion of the program in the event of extraordinary circumstances.

The grants made in fiscal 2024 have a fiscal 2024-2026 performance period. Based on the current composition of the Performance Peer Group, which has 11 companies, including Campbell, the percentage of target TSR units granted in fiscal 2024 that will be paid out at the end of the performance period based upon our TSR performance ranking is illustrated in the chart below:

Campbell’s TSR Performance Rank	1	2	3	4	5	6	7	8	9	10	11
Percentage Payout	200%	200%	175%	150%	125%	100%	75%	50%	0%	0%	0%

EPS Performance-Restricted Share Units

In fiscal 2024, the Committee granted 30% of long-term incentive awards to the NEOs in the form of EPS performance-restricted share units. The Committee believed that it was appropriate to include an element that measured our performance in alignment with our long-term strategic plan and is viewed by shareholders as a primary driver of value creation. The Committee believed that linking a portion of long-term compensation to our long-term EPS performance aligns the interests of NEOs with those of our shareholders.

EPS performance-restricted share units are paid out based upon our adjusted EPS compound annual growth rate (CAGR), measured over a three-year performance period, provided that the adjusted EPS CAGR goals established at the time of grant are achieved. At the time of payment, the Committee can exercise negative discretion in determining our payout under the EPS performance-restricted share unit portion of the program in the event of extraordinary circumstances.

The grants made in fiscal 2024 have a fiscal 2024-2026 performance period. The payout of the EPS performance-restricted share units will range between 0% and 200%. At the time of grant, the Committee established a cumulative three-year adjusted EPS CAGR target of 6% and allowed for an adjustment of the adjusted EPS CAGR target under certain circumstances, including for transactions. The Committee subsequently approved an adjustment to the CAGR target from 6% to 5.7% to equitably adjust for the impact of completed acquisitions and divestitures that were not contemplated at the time of approval of the original target. The percentage of target EPS units granted in fiscal 2024 that will be paid out at the end of the performance period based upon attainment of our adjusted EPS CAGR goal is illustrated in the chart below:

Adjusted EPS CAGR for Fiscal 2024-Fiscal 2026	<2.7%	3.7%	4.7%	5.7%	6.7%	7.7%	8.7%
Percentage Payout	0%	33%	67%	100%	133%	167%	200%

Time-Lapse Restricted Share Units

In fiscal 2024, the Committee granted long-term incentive awards to the NEOs in the form of time-lapse restricted share units. Time-lapse restricted share units will vest in equal installments on each of the first three anniversaries of the grant date and are paid out two months following the end of each fiscal year provided that the NEO meets the service requirements. The Committee intends for the time-lapse restricted share units to be a retention tool.

In addition to the grants that are made as part of the annual long-term incentive program, the Committee may also grant time-lapse restricted share units to NEOs in other limited circumstances, typically (1) at the start of their employment with us in recognition of their forfeiture of long-term incentive grants from their prior employer, (2) as additional compensation when an NEO is promoted into a new role or given additional responsibilities, or (3) as an additional retention tool.

For more information on these awards, see the 2024 Grants of Plan-Based Awards Table on page 61.

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Awards with Performance Periods Ending in Fiscal 2024

TSR Performance-Restricted Share Units

TSR performance-restricted share units were granted in October 2021 as part of the fiscal 2022 LTI Program. These units had a fiscal 2022-2024 performance period. For the fiscal 2022-2024 performance period, the percentage of target TSR performance-restricted share units that were paid out was based upon our TSR performance ranking as illustrated in the chart below.

Campbell’s TSR Performance Rank	1	2	3	4	5	6	7	8	9	10	11
Percentage Payout	200%	200%	175%	150%	125%	100%	75%	50%	0%	0%	0%

●	Our cumulative three-year TSR of 12.5% ranked 3rd versus the peer group.
●	Based on the above criteria and our TSR performance ranking, the payout for TSR performance-restricted share units for the fiscal 2022-2024 performance period was 175% of the target amount.

EPS Performance-Restricted Share Units

EPS performance-restricted share units were granted in October 2021 as part of the fiscal 2022 LTI Program. These units had a fiscal 2022-2024 performance period. At the time of grant, the Committee established a cumulative three-year adjusted EPS CAGR target of 2.0% and allowed for an adjustment of the adjusted EPS CAGR target under certain circumstances, including for transactions. In July 2024, the Committee subsequently approved an adjustment to the adjusted EPS CAGR target from 2.0% to 1.1% to equitably adjust for the impact of completed acquisitions and divestitures that were not contemplated at the time of approval of the original target. For the fiscal 2022-2024 performance period, the percentage of target EPS performance-restricted share units that were paid out was based upon our adjusted EPS CAGR performance ranking as illustrated in the chart below.

Adjusted EPS CAGR for Fiscal 2022-Fiscal 2024	<-0.8%	-0.8%	0.2%	1.1%	2.1%	3.1%	4.1%
Percentage Payout	0%	50%	75%	100%	133%	167%	200%

Retirement Plans and Other Benefits

Pension Plans

Eligible NEOs participate in one qualified, defined benefit pension plan, the Campbell Soup Company Retirement and Pension Plan (“Qualified Plan”) and in one non-qualified, defined benefit pension plan, the Campbell Soup Company Supplemental Employees’ Retirement Plan (“SERP”). All defined benefit pension plans were closed to new participants, effective December 31, 2010. In fiscal 2024, no NEOs were eligible for the Qualified Plan or the SERP.

Deferred Compensation Plan

The Campbell Soup Company Supplemental Retirement Plan provides an opportunity for eligible U.S.-based participants, including the NEOs, to save for future financial needs. In addition, NEOs who were hired or promoted into an eligible salary grade on or after January 1, 2011 may be eligible to receive an Executive Retirement Contribution to their Supplemental Retirement Account. Messrs. Clouse, Beekhuizen and Poland and Mses. Anderson and Johnson May were eligible for the Executive Retirement Contribution in fiscal 2024. The Executive Retirement Contribution is a credit to the participant’s Supplemental Retirement Plan account. The amount of the Executive Retirement Contribution is calculated on the same basis for all participants using covered compensation (for example, base salary and annual incentive payments under the AIP) and is subject to vesting criteria. The Executive Retirement Contribution is consistent with our objective to attract and retain experienced senior executives to execute our strategies and was adopted as a means to provide a competitive level of retirement benefits to executives. For a more detailed discussion of the deferred compensation arrangements relating to the NEOs, including the Executive Retirement Contribution, see the 2024 Nonqualified Deferred Compensation table and accompanying narrative beginning on page 66.

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Perquisites

Our Personal Choice Program provides quarterly cash payments to certain NEOs in lieu of Company sponsored programs for items such as tax or estate planning services or financial planning services. The Committee believes that these payments are appropriate to reimburse executives for financial and tax planning services or other purposes so that the executives are not distracted from devoting their time and energy to their responsibilities to the Company.

We also provide Mr. Clouse with a $150,000 allowance for personal use of an aircraft leased by the Company through an arrangement with NetJets, Inc. (“NetJets“). The Committee believed this was appropriate to enhance productivity for both the CEO and the Company, and allow the CEO a more convenient way to integrate work and life responsibilities. In addition, depending on availability, family members and personal guests of executive officers may travel on company aircraft to accompany executives who are traveling.

In connection with his employment in 2022, we offered Mr. Poland a stipend of $2,500 per pay period less applicable taxes to assist him with commuting and living expenses in the Camden, New Jersey area which will continue for the duration of his employment. In connection with her employment in 2021, we offered Ms. Johnson May a stipend of $2,500 per pay period less applicable taxes to assist her with commuting and living expenses in the Camden, New Jersey area which will continue for the duration of her employment. For additional information on all perquisites provided to the NEOs in fiscal 2024, please see the 2024 Summary Compensation Table and accompanying footnotes, which begin on page 59.

Severance Plans

Each executive officer who reports to the CEO, including each of the NEOs are participants in the Campbell Soup Company Executive Severance Pay Plan (the “Executive Severance Plan”). The Executive Severance Plan provides a maximum payment of two times base salary if the executive is involuntarily terminated without cause. This payment and benefit level was determined primarily by reference to the amount of time customarily required for employees who are involuntarily terminated without cause to find other employment. We believe that, due to the relative scarcity of senior executive roles, employees at higher levels in the organization generally need more time to locate comparable positions elsewhere than employees at lower levels. Assurance of a reasonable measure of financial security in the event of involuntary termination is important to candidates for executive positions, and the extent of the severance benefits offered by Campbell in comparison with those available at other companies is sometimes a significant factor in their evaluations of the attractiveness of opportunities at Campbell.

See Potential Payments Upon Termination or Change in Control beginning on page 68.

Change in Control Benefits

We have entered into “double-trigger” Amended and Restated Change in Control Severance Protection Agreements (“CIC Agreements”) with each of the NEOs. The CIC Agreements provide for severance pay and continuation of certain benefits should an applicable termination of employment occur in connection with and within two years following a change in control. The Committee believes that the CIC Agreements are necessary in order to retain stability in the senior executive team in the event there is a threatened or actual change in control.

The CIC Agreements’ double-trigger provisions require the occurrence of the following two events in order for an executive to receive payments and benefits: (1) a change in control; and (2) the executive’s employment must be terminated involuntarily and without cause (or terminated voluntarily for good reason) within two years following a change in control.

None of our current CIC Agreements with the NEOs provides “gross-up” payments to cover any federal excise taxes owed on change in control-related severance payments and benefits.

For a more detailed discussion of these CIC Agreements, see Potential Payments Upon Termination or Change in Control, beginning on page 68.

We also have change in control provisions in our AIP, our long-term incentive plans and our U.S. retirement plans, and these provisions apply equally to all participants in the plans, including the NEOs.

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5	HOW DO WE MANAGE RISKS RELATED TO OUR COMPENSATION PROGRAM?

Risk Assessment — Incentive Compensation Programs

Each year, the Committee reviews the risk profile of our compensation programs. Management completes, for review by the Committee, an assessment of our compensation programs on a global basis, with a focus on incentive compensation programs. The Committee believes that our compensation programs do not create risks that are likely to have a material adverse effect on the Company. The Committee’s assessment was based on numerous factors, including:

●	the compensation governance process that we have established;
●	the relative size of the potential payouts in the aggregate and for any individual;
●	the inclusion of a “cap” on the maximum payouts to any individual;
●	the appropriate balance of fixed versus variable and cash versus equity compensation;
●	the use of multiple metrics in the respective incentive programs; and
●	the potential for incentive compensation to be recouped pursuant to the Company’s Clawback Policy, as described on page 58.

Executive Stock Ownership

We require NEOs to own shares to further align their interests with those of shareholders. It is our policy that NEOs achieve an ownership stake that represents a significant multiple of their base salaries. Until the ownership level is achieved, NEOs must retain at least half of the after-tax value of each equity award in shares of Campbell stock upon the vesting of restricted share units or exercise of options. All NEOs that are currently employed by the Company are compliant with the retention requirements, and all have either met or are making meaningful progress toward their respective ownership standard. Progress toward a designated ownership standard is measured annually.

The share ownership requirements for NEOs are listed below. The ownership standard is expressed as a multiple of salary that is determined based on organization level or salary grade. Establishing ownership standards as a multiple of base salary links the program with pay actions (i.e., base salary increases), and ensures that ownership objectives remain competitive. The ownership multiples have been set at market median.

Stock Ownership Requirement as Multiple of Base Salary

Executives may count toward these requirements the value of shares beneficially owned and shares and share units that are deferred and fully vested in the 401(k) plan and other deferred compensation programs. Unvested restricted share units (including unvested performance-restricted share units) and unexercised stock options are not counted in calculating ownership.

Tax Implications

U.S. federal income tax law prohibits us from taking a tax deduction for certain compensation paid in excess of $1 million to certain executive officers (and, beginning in 2018, certain former executive officers). The Committee believes that the tax deduction limitation should not be permitted to compromise its ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Trading Campbell's Securities

We have adopted the Campbell Soup Company Amended and Restated Insider Trading Policy (“Insider Trading Policy”) that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, as well as by the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. It is our policy to prohibit all directors, officers and employees from hedging or offsetting the economic risk associated with fully owned shares, restricted share units and unexercised stock options that are granted as compensation or held directly or indirectly by the director, officer or employee. The Insider Trading Policy

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provides that no director, officer (including any executive officer) or employee may purchase securities or other financial instruments that “hedge”, or are designed to “hedge”, the value of any security issued by Campbell, its subsidiaries or affiliates, including phantom stock or stock units. The Insider Trading Policy defines “hedge” as any security transaction that reduces the risk on an already existing investment position in a Campbell security, including the purchase or sale of options, puts, calls, straddles, equity swaps or other derivatives linked to a Campbell security. In addition, in-and-out trading involving holding of securities for brief periods and other speculative transactions in Campbell securities are strictly prohibited by the Insider Trading Policy. Directors and officers of Campbell are prohibited by law from making any short sale (i.e., sale of securities not owned at the time of sale) of Campbell’s stock. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended July 28, 2024.

We also have a policy that prohibits pledging of shares by directors and executive officers, with an exception for pledge arrangements that were established prior to September 25, 2013. No executive officers or directors have any existing pledge agreements.

Timing of Equity Grants

We do not grant stock options or similar equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, nor do we time the public release of such information based on stock option grant dates. In addition, we do not grant stock options or similar equity awards during periods in which there is material nonpublic information about our Company, including (i) outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to restricted stock, restricted stock units, performance units, or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant. The Committee eliminated the granting of stock options from its executive compensation program in 2020 in order to simplify the design of the LTI program. However, historically, stock options were granted with an exercise price equal to the closing market price of our common stock on the date of grant.

Incentive Compensation Clawback Policies

In September 2017, the Board approved the Campbell Soup Company Incentive Compensation Clawback Policy (“Clawback Policy”) to better align our compensation practices with our shareholders’ interests and ensure that incentive compensation is based upon accurate financial information. Our Clawback Policy, which covers all executive officers (including the NEOs), allows for recovery of cash and equity incentive compensation in the event the Company is required to prepare a material accounting restatement due to fraud or intentional misconduct. Beginning in fiscal 2022, we expanded the provisions in our long-term performance incentive award agreements to provide for a three-year clawback after vesting (and forfeiture of awards before vesting) if an executive breaches his or her duty of loyalty to the Company.

The Committee has sole discretion to determine whether and how to apply the Clawback Policy. In determining whether to recover compensation, the Committee will consider whether the executive officer received incentive compensation based on the original financial results that was in excess of the incentive compensation that should have been received based on the restated financial results. The Committee will also consider the accountability of the individual executive officer for the restatement, including whether the individual engaged in fraud or intentional misconduct.

In addition, we have put in place a separate clawback policy that provides for recoupment of certain incentive-based compensation in the event the Company is required to prepare an accounting restatement of its financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws. This policy is intended to comply with Section 10D of the Exchange Act, the rules promulgated thereunder and the applicable listing standards of Nasdaq.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

The Compensation and Organization Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on such reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Organization Committee
Marc B. Lautenbach, Chair
Grant H. Hill
Sarah Hofstetter
Mary Alice D. Malone
Kurt T. Schmidt

Approved: September 18, 2024

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EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

The following Summary Compensation Table provides information concerning the fiscal 2024 compensation of our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at fiscal year-end (July 28, 2024) (“named executive officers” or “NEOs”). Information is only included for Mr. Poland and Mses. Anderson and Johnson May for those years within the last three fiscal years in which the individual was a NEO. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation (4) ($)	Total ($)
Mark A. Clouse President and Chief Executive Officer	2024	$1,245,292	$0	$8,427,265	$1,758,300	$829,143	$12,260,000
	2023	$1,202,833	$0	$7,301,734	$2,468,400	$726,855	$11,699,822
	2022	$1,161,333	$0	$6,388,968	$2,203,296	$523,468	$10,277,065
Carrie L. Anderson Executive Vice President and Chief Financial Officer	2024	$778,125	$0	$2,296,622	$550,193	$230,532	$3,855,472
	2023	$361,823	$1,500,000	$2,003,882	$390,575	$71,817	$4,328,097
Mick J. Beekhuizen Executive Vice President and President, Meals & Beverages and Former Chief Financial Officer	2024	$820,000	$0	$2,351,781	$693,396	$307,466	$4,172,643
	2023	$795,292	$0	$2,817,599	$801,000	$306,409	$4,720,300
	2022	$765,625	$0	$3,709,269	$819,599	$300,823	$5,595,316

Diane Johnson May Executive Vice President, Chief People and Culture Officer	2024	$565,753	$0	$2,644,231	$429,000	$276,895	$3,915,879
Daniel L. Poland Executive Vice President - Chief Supply Chain Officer	2024	$665,208	$0	$2,941,237	$480,433	$318,278	$4,405,156
	2023	$640,625	$0	$1,178,905	$618,000	$251,149	$2,688,679
(1)
Ms. Anderson joined the Company during fiscal 2023. The amounts reported in this column for fiscal 2023 for Ms. Anderson represent one-time cash payments in recognition of the forfeiture of her annual bonus and equity awards from her prior employment.

(2)
The amounts reported in this column represent the aggregate grant date fair value of all stock awards granted to each NEO, calculated in accordance with FASB ASC Topic 718, for the listed fiscal year. The assumptions we used in calculating these amounts are included in Note 17 to the Consolidated Financial Statements in our 2024 Form 10-K.

The amounts reported in the Summary Compensation Table for the performance-based awards assume a future payout at the target level, which we believe is the probable outcome of the performance conditions at the time of grant. However, this may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value with respect to these performance-based awards will depend on our TSR performance and EPS CAGR performance and the NEO’s continued employment. If our performance results in a future payout at the maximum level (200% of target), the aggregate grant date fair value of the performance-based stock awards granted in fiscal 2024 would have been as follows: Mr. Clouse, $10,261,765; Ms. Anderson, $2,796,570; Mr. Beekhuizen, $2,863,752; Ms. Johnson May, $1,384,729; and Mr. Poland, $1,501,701.

The amounts reported in the Summary Compensation Table for time-lapse stock awards assume the service conditions will be met and the awards will vest. Whether, and to what extent, a NEO realizes value with respect to these time-lapse stock awards will depend on the NEO’s continued employment.

For additional information on grant date fair value and estimated future payouts of stock awards, see the 2024 Grants of Plan-Based Awards table on page 61, and to see the value of stock awards actually realized by the NEOs in fiscal 2024, see the 2024 Option Exercises and Stock Vested table on page 65.

(3)	The amounts reported in this column for each NEO reflect the amounts earned and paid under the AIP. Payments under the AIP were determined as described in the CD&A beginning on page 49.
(4)
The amounts reported in this column reflect, for each NEO, the sum of (i) the incremental cost to Campbell of all perquisites and other personal benefits; (ii) any amounts contributed by Campbell to the applicable 401(k) plan and any 401(k) supplemental program, which are part of our deferred compensation plans; (iii) Campbell’s executive retirement contributions; (iv) any premiums paid by Campbell for executive long-term disability benefits; and (v) any other amounts received by the NEO.

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The following tables outline those (i) perquisites and other personal benefits and (ii) all other additional compensation required by the SEC rules to be separately quantified:

Name	401(k) Company Contribution	401(k) Supplemental Company Contribution(a)	Executive Retirement Contribution(b)	Other(c)	Total
Mark A. Clouse	$24,150	$235,732	$371,261	$198,000	$829,143
Carrie L. Anderson	$24,150	$57,598	$116,784	$32,000	$230,532
Mick J. Beekhuizen	$24,150	$89,277	$162,039	$32,000	$307,466
Diane Johnson May	$25,772	$48,302	$105,821	$97,000	$276,895
Daniel L. Poland	$27,395	$65,628	$128,255	$97,000	$318,278
(a)	See page 55 for a description of the supplemental 401(k) program.
(b)	This amount is unvested and is subject to forfeiture if the vesting criteria are not met. See page 66 for a description of the Executive Retirement Contribution.
(c)	The amounts in this column represent the perquisites provided to each NEO, including $150,000 of expenses associated with Mr. Clouse’s personal use of an aircraft leased through NetJets at the applicable hourly rate charged to the Company by NetJets, a $65,000 stipend payment to Mr. Poland to assist with living expenses in the Camden, NJ area, a $65,000 stipend payment to Ms. Johnson May to assist with living expenses in the Camden, NJ area, $48,000 in benefits paid to Mr. Clouse under our Personal Choice Program, and $32,000 in benefits paid to each of Messrs. Beekhuizen and Poland and Mses. Anderson and Johnson May under our Personal Choice Program. See page 56 for a description of our Personal Choice Program.

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2024 Grants of Plan-Based Awards

The table below shows the awards granted to our NEOs during fiscal 2024 under the AIP and LTI Program.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: # of Shares or Stock Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name		Grant Date	Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark A. Clouse	PSU-TSR Grant	10/1/2023	9/20/2023	—	—	—	30,091	60,182	120,364	—	$2,658,606
	PSU-EPS Grant	10/1/2023	9/20/2023	—	—	—	30,091	60,182	120,364	—	$2,472,277
	RSU Grant	10/1/2023	9/20/2023	—	—	—	—	—	—	80,243	$3,296,382
	AIP	—	—	$0	$2,254,230	$4,508,460	—	—	—	—	—
Carrie L. Anderson	PSU-TSR Grant	10/1/2023	9/20/2023	—	—	—	8,200	16,401	32,802	—	$724,532
	PSU-EPS Grant	10/1/2023	9/20/2023	—	—	—	8,200	16,401	32,802	—	$673,753
	RSU Grant	10/1/2023	9/20/2023	—	—	—	—	—	—	21,868	$898,337
	AIP	—	—	$0	$705,375	$1,410,750	—	—	—	—	—
Mick J. Beekhuizen	PSU-TSR Grant	10/1/2023	9/20/2023	—	—	—	8,397	16,795	33,590	—	$741,938
	PSU-EPS Grant	10/1/2023	9/20/2023	—	—	—	8,397	16,795	33,590	—	$689,939
	RSU Grant	10/1/2023	9/20/2023	—	—	—	—	—	—	22,393	$919,904
	AIP	—	—	$0	$741,600	$1,483,200	—	—	—	—	—
Diane Johnson May	PSU-TSR Grant	10/1/2023	9/20/2023	—	—	—	4,060	8,121	16,242	—	$358,754
	PSU-EPS Grant	10/1/2023	9/20/2023	—	—	—	4,060	8,121	16,242	—	$333,611
	RSU Grant	10/1/2023	9/20/2023	—	—	—	—	—	—	10,828	$444,814
	RSU Grant	3/1/2024	2/28/2024	—	—	—	—	—	—	35,154	$1,507,052
	AIP	—	—	$0	$500,000	$1,000,000	—	—	—	—	—
Daniel L. Poland	PSU-TSR Grant	10/1/2023	9/20/2023	—	—	—	4,403	8,807	17,614	—	$389,059
	PSU-EPS Grant	10/1/2023	9/20/2023	—	—	—	4,403	8,807	17,614	—	$361,792
	RSU Grant	10/1/2023	9/20/2023	—	—	—	—	—	—	11,743	$482,402
	RSU Grant	3/1/2024	2/28/2024	—	—	—	—		—	39,841	$1,707,984
	AIP	—	—	$0	$535,600	$1,071,200	—	—	—	—	—

The amounts listed under the Estimated Future Payouts under Non-Equity Incentive Plan Awards columns represent the minimum, target and maximum payouts for each executive for fiscal 2024 under the AIP.

(1)

The Committee sets dollar targets for grants to NEOs under the LTI Program. The dollar targets may be expressed as a percentage of salary or as some other amount and converted to units based upon Campbell’s average closing stock price during the last 20 trading days in August 2023, which was $42.87 for the fiscal 2024 grants made on October 1, 2023. The performance period for each of the TSR performance-restricted share units and EPS performance-restricted share units granted during fiscal 2024 is fiscal years 2024-2026, and these grants represent 60% (30% TSR performance-restricted share units and 30% EPS performance-restricted share units) of each NEO’s fiscal 2024 LTI award. The target units were credited to the NEOs on the grant date. For units granted in fiscal 2024, dividend equivalents will not be paid on the units during the applicable performance period. Instead, accumulated dividend equivalents will be paid in cash on the restricted share units that vest at the end of the performance period when the grants are paid out.

The Committee certifies the attainment of performance goals, and any earned shares are distributed to participants following the end of the applicable performance period. See the description in the CD&A beginning on page 50 for information about targets, performance goals and payment of shares. The grants have specific rules related to the treatment of the units in the event of termination for cause, voluntary resignation, retirement, involuntary termination and change in control. These provisions are described under Potential Payments Upon Termination or Change in Control beginning on page 68.

(2)	The amounts reported in this column represent the grant date fair value of the stock awards granted in fiscal 2024, calculated in accordance with FASB ASC Topic 718. The grant date is established once the performance target is defined and communicated to participants which, in the case of the TSR performance-restricted share units and EPS performance-restricted share units granted during fiscal 2024 was October 1, 2023. The assumptions we used in calculating these amounts are included in Note 17 to the Consolidated Financial Statements in our 2024 Form 10-K.

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2024 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options and restricted share units by each of the NEOs at fiscal year-end.

This table includes exercisable stock options, unvested time-lapse restricted share units, unvested performance-restricted share units (TSR and EPS) and unvested equity incentive plan awards. Each equity grant is shown separately for each NEO. The market value of stock awards is based on the closing market price of our common stock on July 26, 2024, which was $46.75. The performance-restricted share units, which were initially granted on October 1, 2021, October 1, 2022 and October 1, 2023, are subject to specific goals during the applicable performance period as explained in the CD&A beginning on page 50. The footnotes below the table describe the vesting schedules.

For additional information about the awards, see the description of the LTI Program in the CD&A beginning on page 50.

	Option Awards						Stock Awards
Name	Grant Date for Options	Number of Securities Underlying Unexercised Options(#) Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date for Restricted Shares	Number of Shares or Units of Unvested Stock (#)		Market Value of Shares or Units of Unvested Stock ($)	Equity Incentive Plan Awards: Number of Shares or Units of Unvested Stock (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Unvested Stock ($)
Mark A. Clouse	1/22/2019	182,005			$35.0500	1/22/2029
	1/22/2019	150,000			$35.0500	1/22/2029
							10/1/2023	—		—	60,182 (6)	$2,813,509
							10/1/2023	—		—	120,364 (3)	$5,627,017
							10/1/2022	—		—	44,607 (5)	$2,085,377
							10/1/2022	—		—	89,214 (2)	$4,170,755
							10/1/2021	44,819	(4)	$2,095,288	—	—
							10/1/2021	78,433	(1)	$3,666,743	—	—
							10/1/2023	80,243	(7)	$3,751,360	—	—
							10/1/2022	39,652	(7)	$1,853,731	—	—
							10/1/2021	19,920	(7)	$931,260	—	—
Carrie L. Anderson							10/1/2023	—		—	16,401 (6)	$766,747
							10/1/2023	—		—	32,802 (3)	$1,533,494
							10/1/2023	21,868	(7)	$1,022,329	—	—
							3/1/2023	25,736	(7)	$1,203,158	—	—
Mick J. Beekhuizen							10/1/2023	—		—	16,795 (6)	$785,166
							10/1/2023	—		—	33,590 (3)	$1,570,333
							10/1/2022	—		—	17,213 (5)	$804,708
							10/1/2022	—		—	34,426 (2)	$1,609,416
							10/1/2021	26,021	(4)	$1,216,482	—	—
							10/1/2021	45,536	(1)	$2,128,808	—	—
							10/1/2023	22,393	(7)	$1,046,873	—	—
							10/1/2022	15,301	(7)	$715,322	—	—
							10/1/2021	11,565	(7)	$540,664	—	—
Diane Johnson May							10/1/2023	—		—	8,121 (6)	$379,657
							10/1/2023	—		—	16,242 (3)	$759,314
							10/1/2022	—		—	6,669 (5)	$311,776
							10/1/2022	—		—	13,338 (2)	$623,552
							11/1/2021	7,094	(4)	$331,645	—	—
							11/1/2021	12,414	(1)	$580,355	—	—
							10/1/2023	10,828	(7)	$506,209	—	—
							10/1/2022	5,928	(7)	$277,134	—	—
							3/1/2024	35,154	(7)	$1,643,450	—	—
							11/1/2021	3,153	(7)	$147,403	—	—

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	Option Awards						Stock Awards
Name	Grant Date for Options	Number of Securities Underlying Unexercised Options(#) Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date for Restricted Shares	Number of Shares or Units of Unvested Stock (#)	Market Value of Shares or Units of Unvested Stock ($)	Equity Incentive Plan Awards: Number of Shares or Units of Unvested Stock (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Unvested Stock ($)
Daniel L.							10/1/2023	—	—	8,807	(6)	$411,727
Poland							10/1/2023	—	—	17,614	(3)	$823,455
							10/1/2022	—	—	7,202	(5)	$336,694
							10/1/2022	—	—	14,404	(2)	$673,387
							10/1/2023	11,743 (7)	$548,985	—		—
							10/1/2022	6,402 (7)	$299,294	—		—
							3/1/2024	39,841 (7)	$1,862,567	—		—
							2/1/2022	7,411 (7)	$346,464	—		—
(1)	These are TSR performance-restricted share units that were granted in fiscal 2022 with a fiscal 2022-2024 performance period. The Committee met on August 21, 2024 to evaluate our TSR performance over the 2022-2024 performance period. Based on our TSR performance over the fiscal 2022-2024 performance period, the Committee certified the payout of the fiscal 2022 TSR performance-restricted share units at 175%. These awards will vest at 175% on their applicable vesting dates assuming the applicable service conditions are met.
(2)	These are TSR performance-restricted share units that were granted in fiscal 2023 with a fiscal 2023-2025 performance period. Because our TSR performance as of the end of fiscal 2024 exceeded the performance measure required for payment at target, these awards are shown at maximum (200% of target). The extent to which these awards will vest and be paid out following the end of the fiscal 2023-2025 performance period will depend on our actual TSR performance over the full performance period. In addition, the grantee must remain employed through September 30, 2025 for the award to vest.
(3)	These are TSR performance-restricted share units that were granted in fiscal 2024 with a fiscal 2024-2026 performance period. Because our TSR performance as of the end of fiscal 2024 exceeded the performance measure required for payment at target, these awards are shown at maximum (200% of target). The extent to which these awards will vest and be paid out following the end of the fiscal 2024-2026 performance period will depend on our actual TSR performance over the full performance period. In addition, the grantee must remain employed through September 30, 2026 for the award to vest.
(4)	These are EPS performance-restricted share units that were granted in fiscal 2022 with a fiscal 2022-2024 performance period. The Committee met on August 21, 2024 to evaluate our EPS performance over the 2022-2024 performance period. Based on our actual adjusted EPS CAGR performance over the fiscal 2022-2024 performance period, the Committee certified the payout of the fiscal 2022 EPS performance-restricted share units at 100%. These awards will vest at 100% on their applicable vesting dates assuming the applicable service conditions are met.
(5)	These are EPS performance-restricted share units that were granted in fiscal 2023 with a fiscal 2023-2025 performance period. Based on our performance as of the end of fiscal 2024, these awards are shown at target (100% of target). The extent to which these awards will vest and be paid out following the end of the fiscal 2023-2025 performance period will depend on our actual adjusted EPS CAGR performance over the full performance period. In addition, the grantee must remain employed through September 30, 2025 for the award to vest.
(6)	These are EPS performance-restricted share units that were granted in fiscal 2024 with a fiscal 2024-2026 performance period. Based on our performance as of the end of fiscal 2024, these awards are shown at target (100% of target). The extent to which these awards will vest and be paid out following the end of the fiscal 2024-2026 performance period will depend on our actual adjusted EPS CAGR performance over the full performance period. In addition, the grantee must remain employed through September 30, 2026 for the award to vest.

Campbell Soup Company   |   2024 Proxy Statement    63

(7)	These are time-lapse restricted share units which vest as follows:

Name	Grant Date	Vesting Schedule
Mark A. Clouse	10/1/2023	1/3 each on 9/30/2024, 9/30/2025, 9/30/2026
	10/1/2022	1/2 each on 9/30/2024 and 9/30/2025
	10/1/2021	100% on 9/30/2024
Carrie L. Anderson	10/1/2023	1/3 each on 9/30/2024, 9/30/2025, 9/30/2026
	3/1/2023	1/2 each on 3/1/2025, 3/1/2026
Mick J. Beekhuizen	10/1/2023	1/3 each on 9/30/2024, 9/30/2025, 9/30/2026
	10/1/2022	1/2 each on 9/30/2024 and 9/30/2025
	10/1/2021	100% on 9/30/2024
Diane Johnson May	10/1/2023	1/3 each on 9/30/2024, 9/30/2025, 9/30/2026
	10/1/2022	1/2 each on 9/30/2024 and 9/30/2025
	3/1/2024	100% on 11/1/2025
	11/1/2021	100% on 11/1/2024
Daniel L. Poland	10/1/2023	1/3 each on 9/30/2024, 9/30/2025, 9/30/2026
	10/1/2022	1/2 each on 9/30/2024 and 9/30/2025
	3/1/2024	100% on 2/1/2026
	2/1/2022	100% on 2/1/2025

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2024 Option Exercises and Stock Vested

The following table provides information on the number of shares acquired by each NEO upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark A. Clouse (1)	0	$0	104,954	$4,330,402
Carrie L. Anderson (2)	0	$0	12,867	$548,649
Mick J. Beekhuizen (3)	0	$0	42,927	$1,771,168
Diane Johnson May (4)	0	$0	6,117	$249,708
Daniel L. Poland (5)	0	$0	10,612	$462,826
(1)	Mr. Clouse received 54,650 shares at a market price of $41.26 per share on September 30, 2023, upon the vesting of time-lapse restricted share units and 50,304 shares at a market price of $41.26 per share on September 30, 2023, upon the vesting of TSR performance-restricted share units.
(2)	Ms. Anderson received 12,867 shares at a market price of $42.64 per share on March 1, 2024, upon the vesting of time-lapse restricted share units.
(3)	Mr. Beekhuizen received 24,635 shares at a market price of $41.26 per share on September 30, 2023, upon the vesting of time-lapse restricted share units and 18,292 shares at a market price of $41.26 per share on September 30, 2023, upon the vesting of TSR performance-restricted share units.
(4)	Ms. Johnson May received 2,964 shares at a market price of $41.26 per share on September 30, 2023, upon the vesting of time-lapse restricted share units and 3,153 shares at a market price of $40.41 per share on November 1, 2023, upon the vesting of time-lapse restricted share units.
(5)	Mr. Poland received 3,201 shares at a market price of $41.26 per share on September 30, 2023, upon the vesting of time-lapse restricted share units and 7,411 shares at a market price of $44.63 per share on February 1, 2024, upon the vesting of time-lapse restricted share units.

2024 Pension Benefits

The Qualified Plan and the SERP were closed to new participants in 2010. None of our NEOs were eligible for the Qualified Plan or the SERP in fiscal 2024.

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2024 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings (Loss) in Last Fiscal Year(2) ($)	Aggregate Balance at Fiscal Year End(3) ($)
Mark A. Clouse	Supplemental Retirement Plan	$0	$606,993	$171,695	$2,497,524
Carrie L. Anderson	Supplemental Retirement Plan	$0	$174,382	$4,814	$59,219
Mick J. Beekhuizen	Supplemental Retirement Plan	$720,900	$251,316	$415,742	$2,293,774
Diane Johnson May	Supplemental Retirement Plan	$149,040	$154,123	$23,760	$246,649
Daniel L. Poland	Supplemental Retirement Plan	$0	$193,883	$17,871	$113,878
(1)	The amounts listed above for each NEO are reported in the 2024 Summary Compensation Table under All Other Compensation. The amounts listed above include the following unvested Executive Retirement Contributions made in fiscal 2024: Mr. Clouse, $371,261; Ms. Anderson, $116,784; Mr. Beekhuizen, $162,039; Ms. Johnson May, $105,821; and Mr. Poland, $128,255.

(2)	The amounts listed above include earnings on unvested Executive Retirement Contributions, which would be subject to forfeiture if the vesting conditions are not met. The amount of earnings on unvested Executive Retirement Contributions is as follows: Mr. Clouse, $95,542; Ms. Anderson $3,314; Mr. Beekhuizen, $93,218; Ms. Johnson May, $10,871; and Mr. Poland $12,210.

(3)	The amounts listed do not include unvested Executive Retirement Contributions. The unvested amounts are subject to forfeiture if vesting conditions are not met and are as follows: Mr. Clouse, $719,383; Ms. Anderson, $153,315; Mr. Beekhuizen, $783,921; Ms. Johnson May, $235,303; and Mr. Poland, $264,642. Amounts may not add due to rounding.

The Supplemental Retirement Plan is an unfunded nonqualified deferred compensation plan maintained for the purpose of providing our eligible U.S.-based executives and key managers the opportunity to defer a portion of their earned compensation. Currently, participants may defer up to 90% of their annual incentive compensation. The ability of executives to defer all or a portion of their long-term incentive awards was eliminated in fiscal 2009, and the ability to defer base salary was eliminated as of January 1, 2011.

For those individuals whose base salary and annual incentive compensation exceed the IRC indexed compensation limit for the 401(k) plan ($330,000 and $345,000 for calendar years 2023 and 2024, respectively) and who participate in the 401(k) plan, we credit such individual’s Supplemental Retirement Plan account with an amount equal to the matching contribution we would have made to the 401(k) plan but for the compensation limit (supplemental 401(k) program). These contributions are fully vested.

Executive Retirement Contribution

The Committee implemented an Executive Retirement Contribution for eligible U.S.-based senior executives who were hired or promoted into an eligible salary grade on or after January 1, 2011. The Executive Retirement Contribution is intended to attract experienced executives and provide retirement benefits to these executives. Executive Retirement Contributions are subject to a vesting schedule, which is designed to balance attraction and retention objectives.

We will credit an eligible participant’s Supplemental Retirement

Plan account with an Executive Retirement Contribution equal to 10% of the participant’s base salary and annual incentive. The Executive Retirement Contributions are subject to an age-graded vesting schedule and do not begin to vest until the participant has attained age 55 and completed at least five years of service with Campbell. The table below provides details on the vesting criteria:

Vesting Percentage	Criteria
50%	Age 55 and at least 5 years of service
60%	Age 56 and at least 5 years of service
70%	Age 57 and at least 5 years of service
80%	Age 58 and at least 5 years of service
90%	Age 59 and at least 5 years of service
100%	Age 60 and at least 5 years of service

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Messrs. Clouse, Beekhuizen and Poland and Mses. Anderson and Johnson May received an Executive Retirement Contribution in fiscal 2024, and the amounts credited to each of them are unvested, except for Mr. Clouse, whose amounts credited are 60% vested. For additional information on the Executive Retirement Contribution, please see the 2024 Nonqualified Deferred Compensation Table and accompanying narrative beginning on page 66.

Each participant’s contributions to the Supplemental Retirement Plan are credited to a notional investment account in the participant’s name. Gains and losses in the participant’s account are based on the performance of the investment choices the participant has selected. For deferral accounts, seven investment choices are available, including the Campbell Stock Account. In addition to the Stock Account, participants have the opportunity to invest in: (i) Vanguard’s Institutional 500 Index Trust; (ii) Vanguard’s Institutional Extended Market Index Trust; (iii) Vanguard’s Institutional Total International Stock Index Trust; (iv) Vanguard’s Institutional Total Bond Market Index Trust; (v) Vanguard’s Short-Term Bond Index Fund and (vi) BlackRock’s Short-Term Investment Fund. With the exception of the Campbell’s Stock Account, these investment choices are also available to all participants in the Company’s 401(k) plan, along with several additional investment choices. A participant may reallocate his or her investment account at any time among the seven investment choices, except that reallocations of the Stock Account must be made in compliance with our insider trading policy. Dividends on amounts invested in the Stock Account may be reallocated among the seven investment accounts.

Campbell Soup Company   |   2024 Proxy Statement    67

Potential Payments Upon Termination or Change in Control

The following table describes potential incremental payments upon termination of a NEO’s employment under various circumstances.

	Termination for Cause	Voluntary Resignation (prior to the vesting or payment date)	Retirement (age 55, 5 years of service)
AIP/Annual Incentive	Forfeited	Forfeited	Pro rata portion for the current fiscal year based upon length of employment during the fiscal year, provided the NEO was employed at least three months of the fiscal year, paid out based on business unit/Company performance and individual performance
Unvested time-lapse RSUs	Forfeited	Forfeited	100%, provided that the NEO retires at least six months after the grant date and provided further that the grant documents don’t require the NEO to be employed by us on the vesting date
Unvested TSR and EPS performance RSUs	Forfeited	Forfeited	Pro rata portion of any TSR or EPS performance-restricted share units based on length of employment during the applicable restriction period, provided the NEO retires at least six months after the grant date; the pro rata portion will be paid out at the end of the restriction period based upon the vesting criteria being met
Unvested stock options	Forfeited	Forfeited	Options will continue to vest according to original schedule, provided the NEO retires at least six months after the grant date
Vested, unexercised stock options	Forfeited	Exercise within 3 months, or expiration, whichever is earlier	Exercise until expiration date
Vested Pension	Keep 100%	Keep 100%	Keep 100%
Vested Deferred Compensation Amounts	Keep 100%	Keep 100%	Keep 100%
Vested Executive Retirement Contributions	Keep 100%	Keep 100%	Keep 100%
Unvested Executive Retirement Contributions	Forfeited	Forfeited	Percentage will be paid based on NEO’s age at time of retirement

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Potential Payments Upon Termination or Change in Control (Continued)

	Involuntary Termination Without Cause	Death or Total Disability
AIP/Annual Incentive	Pro rata portion for the current fiscal year based on length of employment during the fiscal year, provided the NEO was employed for at least three months in the fiscal year, paid out based upon business unit/ Company performance and individual performance	Pro rata portion for the current fiscal year based upon length of employment during the fiscal year, paid out based on business unit/ Company performance and individual performance
Unvested time-lapse RSUs
Not retirement eligible:
Pro rata portion will be paid based on length of employment during the applicable restriction period, provided the NEO was employed for at least six months following the grant date
Retirement eligible
(age 55, 5 years of service):
100%, provided that the retirement occurs at least six months after the grant date and provided further that the grant documents don’t require the NEO to be employed by us on the vesting date

Not retirement eligible:
Pro rata portion will be paid based on length of employment during the applicable restriction period, provided the NEO was employed for at least six months following the grant date
Retirement eligible
(age 55, 5 years of service):
100%, provided that the death/disability occurs at least six months after the grant date and provided further that the grant documents don’t require the NEO to be employed by us on the vesting date

Unvested TSR and EPS performance RSUs	Pro rata portion of any TSR or EPS performance-restricted share units based on length of employment during the applicable restriction period, provided the NEO’s employment continued at least six months after the grant date; the pro rata portion will be paid out at the end of the restriction period based upon the vesting criteria being met	Pro rata portion of any TSR or EPS performance-restricted share units based on length of employment during the applicable restriction period, provided the death/disability occurs at least six months after the grant date; the pro rata portion will be paid out at the end of the restriction period based upon the vesting criteria being met
Unvested stock options
Not retirement eligible:
Forfeited
Retirement eligible
(age 55, 5 years of service):
Options will continue to vest according to original schedule, provided the retirement occurs at least six months after the grant date
Options will continue to vest according to original schedule, provided the death/disability occurs at least six months after the grant date
Vested, unexercised stock options	Not retirement eligible: Exercise within one year of termination, or option expiration, whichever is earlier Retirement eligible (age 55, 5 years of service): Exercise until expiration date	Exercise until expiration date
Vested Pension	Keep 100%	Keep 100%
Vested Deferred Compensation Amounts	Keep 100%	Keep 100%
Vested Executive Retirement Contributions	Keep 100%	Keep 100%
Unvested Executive Retirement Contributions	Percentage will be paid based on NEO’s length of employment and age at time of termination	All unvested amounts will vest regardless of age and/or length of employment at the time of death/disability

Campbell Soup Company   |   2024 Proxy Statement    69

Severance Policy

We maintain the Campbell Soup Company Executive Severance Plan, which provides severance benefits for the CEO and other executive officers who report to the CEO, including the NEOs. An NEO will receive severance benefits equal to two times the officer’s base salary if the officer’s employment is involuntarily terminated by the Company without cause (as such terms are defined in the Executive Severance Plan). The severance benefits include two years of medical benefits and life insurance unless the officer obtains medical benefits or life insurance from another employer. Change in control severance benefits, which are based on a separate written agreement with each NEO, are described below.

In order to receive severance payments, NEOs must execute a severance agreement and general release that releases the Company from any claims brought by the officer, contains provisions prohibiting the officer from disparaging us, and incorporates provisions from the officer’s non-competition agreement (signed by all officers at the time they are hired), which prohibits the officer from soliciting our employees to work elsewhere and from competing with us for a period of twelve months following termination. Severance payments are made bi-weekly over a two-year period in accordance with our normal payroll processes.

Change in Control

We have double-trigger CIC Agreements with Messrs. Clouse, Beekhuizen and Poland, and with Mses. Anderson and Johnson May. The double-trigger provisions require the occurrence of the following two events in order for an executive to receive payments and benefits:

(1)	a change in control; and
(2)	the executive’s employment must be terminated involuntarily and without cause (or with respect to benefits provided under the CIC Agreements and the LTI Program, terminated voluntarily for good reason) within two years following the change in control.

Generally, a “Change in Control” will be deemed to have occurred in any of the following circumstances:

(i)	the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for descendants of the Company’s founder;
(ii)	the persons serving as directors of the Company as of a date specified in the agreement, and those replacements or additions subsequently approved by a two-thirds vote of the Board, cease to make up more than 50% of the Board;
(iii)	a merger, consolidation or share exchange in which the shareholders of the Company prior to the merger wind up owning 50% or less of the surviving corporation; or
(iv)	a complete liquidation or dissolution of the Company or disposition of more than 50% of the assets of the Company.

None of the CIC Agreements with NEOs provide for gross-up payments. We also have change in control provisions in our AIP, our long-term incentive plans and our U.S. retirement plans and these provisions apply equally to all participants in the plans, including the NEOs. Our long-term incentive plan contains an additional change in control provision that applies in the event of a change in control where the surviving entity does not assume outstanding long-term incentive awards or substitute equivalent equity for the outstanding long-term incentive awards. Under this provision, termination of employment within two years is not required for vesting.

The following table generally summarizes the treatment of various compensation elements for the NEOs in the event of a change in control and termination of employment within two years.

Compensation Element	Applicable Plan or Arrangement	Treatment
Base Salary	CIC Agreement	Lump sum payment equal to 2.5x base salary
Annual incentive compensation	CIC Agreement	Lump sum pro-rata payment of annual incentive for the fiscal year in which termination occurs, based on the number of days employed in the fiscal year. An additional lump sum payment equal to 2.5x annual incentive target, which is based on the higher of the NEO’s target for the fiscal year or the average actual annual incentive payout over the prior two years
Medical benefits and life insurance	CIC Agreement	Provided at the employee rate for the lesser of (a) 30 months or (b) the number of months remaining until the NEO’s 65th birthday
Pension, 401(k) benefits and Executive Retirement Contributions	CIC Agreement	Lump sum based on a straight life annuity, commencing at age 65, assuming the executive would have remained employed until the earlier of (a) 30 months or (b) age 65

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Compensation Element	Applicable Plan or Arrangement	Treatment
Performance-restricted share units	CIC Agreement and 2022 Long-Term Incentive Plan*	All performance awards would convert to time-lapse restricted share units with performance deemed achieved (i) for any completed performance period, on actual performance, or (ii) for any partial or future performance period, at the greater of target level or actual performance and all restrictions would lapse immediately, and all unvested converted time-lapse restricted share units would become fully vested.
Time-lapse restricted share units	CIC Agreement and 2022 Long-Term Incentive Plan*	All restrictions lapse immediately and all such units would become fully vested
Non-qualified stock options	CIC Agreement and 2022 Long-Term Incentive Plan*	All options would vest and become immediately exercisable
*	Our long-term incentive plans contain an additional change in control provision that applies in the event of a change in control where the surviving entity does not assume outstanding long-term incentive awards or substitute equivalent equity for the outstanding long-term incentive awards. Under this provision, outstanding long-term incentive awards vest in the same manner as set forth in the table above; however, termination of employment within two years is not required for vesting.

Tables

The following tables display the incremental payments that would be made and the value of equity awards that would vest in the event of termination of employment of an NEO for the reasons listed. In addition to the amounts in the following tables, the NEOs would be entitled to any vested amounts in deferred compensation accounts that are disclosed above in 2024 Nonqualified Deferred Compensation table. As of July 28, 2024, Mr. Clouse met the conditions for retirement eligibility.

Campbell Soup Company   |   2024 Proxy Statement    71

Assumptions

The specific assumptions that were used to prepare each table are listed directly below each individual table.

Mark A. Clouse

Accelerated Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Total Disability or Death	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—-	—	—-	—-
— Equity
●Performance-Restricted Share Units	—-	$8,069,518	$8,069,518	$8,069,518	$20,458,689
●Time-Lapse Restricted Share Units	—-	$6,536,351	$6,536,351	$6,536,351	$6,536,351
●Dividend Equivalent Accruals	—-	—-	—-	—-	$1,164,779
Benefits & Perquisites:
— Health and Welfare Benefits	—-	—-	—-	$42,874	$53,593
— 401(k) Company Contribution	-—	-—	—-	—-	$60,375
— 401(k) Supplemental Company Contribution	—-	-—	—-	—-	$589,330
— Executive Retirement Contribution	-—	—-	$719,383	—-	$928,152
Severance:
— Cash	-—	-—	—-	$2,504,700	$8,970,495
TOTAL:	-—	$14,605,869	$15,325,252	$17,153,443	$38,761,764

The amounts shown in the table above assume that termination occurred as of July 28, 2024, and use a stock price of $46.75, which was our closing stock price on July 26, 2024, the last trading day of fiscal 2024. The amounts included with respect to performance-restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements, as further described on page 56. As of July 28, 2024, Mr. Clouse met the conditions for retirement eligibility.

Carrie L. Anderson

Accelerated Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Total Disability or Death	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—	—
— Equity
●Performance-Restricted Share Units	—	—	$425,892	$425,892	$2,300,241
●Time-Lapse Restricted Share Units	—	—	$1,188,993	$1,188,993	$2,225,487
●Dividend Equivalent Accruals	—	—	—	—	$128,524
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	—	$43,021	$53,775
— 401(k) Company Contribution	—	—	—	—	$60,375
— 401(k) Supplemental Company Contribution	—	—	—	—	$143,995
— Executive Retirement Contribution	—	—	$153,315	—	$291,960
Severance:
— Cash	—	—	—	$1,567,500	$3,722,813
TOTAL:	—	—	$1,768,200	$3,225,406	$8,927,170

The amounts shown in the table above assume that termination occurred as of July 28, 2024, and use a stock price of $46.75 which was our closing stock price on July 26, 2024, the last trading day of fiscal 2024. The amounts included with respect to performance-restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements, as further described on page 56.

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Mick J. Beekhuizen

Accelerated Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Total Disability or Death	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—	—
— Equity
●Performance-Restricted Share Units	—	—	$3,717,466	$3,717,466	$8,114,913
●Time-Lapse Restricted Share Units	—	—	$1,590,155	$1,590,155	$2,302,858
●Dividend Equivalent Accruals	—	—	—	—	$396,929
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	—	$27,980	$34,975
— 401(k) Company Contribution	—	—	—	—	$60,375
— 401(k) Supplemental Company Contribution	—	—	—	—	$223,191
— Executive Retirement Contribution	—	—	$783,921	—	$405,097
Severance:
— Cash	—	—	—	$1,648,000	$4,085,750
TOTAL:	—	—	$6,091,542	$6,983,601	$15,624,088

The amounts shown in the table above assume that termination occurred as of July 28, 2024, and use a stock price of $46.75, which was our closing stock price on July 26, 2024, the last trading day of fiscal 2024. The amounts included with respect to performance-restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements, as further described on page 56.

Diane Johnson May

Accelerated Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Total Disability or Death	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—	—
— Equity
●Performance-Restricted Share Units	—	—	$1,218,212	$1,218,212	$2,986,299
●Time-Lapse Restricted Share Units	—	—	$600,458	$600,458	$2,574,195
●Dividend Equivalent Accruals	—	—	—	—	$169,815
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	—	$35,092	$43,865
— 401(k) Company Contribution	—	—	—	—	$64,431
— 401(k) Supplemental Company Contribution	—	—	—	—	$120,755
— Executive Retirement Contribution	—	—	$235,303	—	$264,553
Severance:
— Cash	—	—	—	$1,250,000	$2,812,500
TOTAL:	—	—	$2,053,973	$3,103,762	$9,036,413

The amounts shown in the table above assume that termination occurred as of July 28, 2024, and use a stock price of $46.75, which was our closing stock price on July 26, 2024, the last trading day of fiscal 2024. The amounts included with respect to performance-restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements, as further described on page 56.

Campbell Soup Company   |   2024 Proxy Statement    73

Daniel L. Poland

Accelerated Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Total Disability or Death	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following Change-in-Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—	—
— Equity
●Performance-Restricted Share Units	—	—	$640,194	$640,194	$2,245,263
●Time-Lapse Restricted Share Units	—	—	$787,130	$787,130	$3,057,310
●Dividend Equivalent Accruals	—	—	—	—	$159,195
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	—	$35,092	$43,865
— 401(k) Company Contribution	—	—	—	—	$68,488
— 401(k) Supplemental Company Contribution	—	—	—	—	$164,070
— Executive Retirement Contribution	—	—	$264,642	—	$320,637
Severance:
— Cash	—	—	—	$1,339,000	$3,012,750
TOTAL:	—	—	$1,691,966	$2,801,416	$9,071,578

The amounts shown in the table above assume that termination occurred as of July 28, 2024, and use a stock price of $46.75, which was our closing stock price on July 26, 2024, the last trading day of fiscal 2024. The amounts included with respect to performance restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements, as further described on page 56.

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CEO PAY RATIO DISCLOSURE

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act") and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our CEO to the annual total compensation of the median-paid employee of the Company (“Median Employee”). Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K, and represents a reasonable estimate.

In fiscal 2024, we re-identified our Median Employee to accurately represent our current population. To identify our Median Employee, we determined the fiscal 2024 base salary, our consistently applied compensation measure, for each of our 14,879 full-time, part-time, temporary and seasonal employees, excluding our CEO, Mark A. Clouse, who were employed by us on July 1, 2024. No cost of living adjustments were applied. For an employee paid in a currency other than U.S. dollars, we converted annual base salary into U.S. dollars, using exchange rates as of July 1, 2024. Based on this data and process, we determined that our Median Employee was an hourly employee with an annual base salary of $58,240. We then calculated the annual total compensation for our Median Employee using the methodology established for disclosing NEO compensation in the Summary Compensation Table, which resulted in our median employee having annual total compensation of $73,352.

The fiscal 2024 compensation for Mr. Clouse, was $12,260,000, which equals Mr. Clouse’s compensation as reported in the Summary Compensation Table. Therefore, the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation was 167 to 1.

The pay ratio disclosure provided above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

PAY VERSUS PERFORMANCE DISCLOSURE

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, the following table reports the compensation of our Principal Executive Officer (PEO) and the average compensation of the other NEOs as disclosed in the Summary Compensation Table for the past three fiscal years, as well as their “compensation actually paid,” and certain financial performance measures of the Company. The Compensation Committee did not consider "compensation actually paid" in its determination of PEO or other NEO compensation. For further information concerning our pay for performance philosophy and how we align executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section beginning on page 43.

	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for non PEO NEOs(2)	Average Compensation Actually Paid to non PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income (millions)(5)	Net Sales (millions)(6)
Year(1)					Total Shareholder Return	Peer Group Total Shareholder Return
2024	$12,260,000	$17,409,744	$4,087,288	$5,205,606	$107	$114	$567	$9,636
2023	$11,699,822	$11,089,637	$3,771,274	$3,573,919	$102	$127	$858	$9,357
2022	$10,277,065	$13,004,241	$3,965,231	$4,788,630	$106	$121	$757	$8,562
2021	$9,903,652	$3,614,369	$3,373,833	$2,075,080	$91	$107	$1,002	$8,476
(1)	Mark Clouse has served as the Principal Executive Officer (“PEO”) for the entirety of fiscal 2024, 2023, 2022 and 2021, and the other NEO’s for the applicable years were as follows:
●	2024: Carrie L. Anderson, Mick J. Beekhuizen, Diane Johnson May and Daniel L. Poland
●	2023: Carrie L. Anderson, Mick J. Beekhuizen, Adam G. Ciongoli, Christopher D. Foley and Daniel L. Poland
●	2022: Mick J. Beekhuizen, Adam G. Ciongoli, Christopher D. Foley and Valerie J. Oswalt
●	2021: Mick J. Beekhuizen, Adam G. Ciongoli, Christopher D. Foley and Valerie J. Oswalt
(2)	The dollar amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Clouse, and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other NEOs for such years, as identified in footnote 1.
(3)	To calculate “compensation actually paid”, as computed pursuant to the SEC rules, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Clouse and for the average of the other NEOs is set forth below. The amounts do not reflect the actual amount of compensation earned by, or paid to the executive, during the applicable fiscal year.

Campbell Soup Company   |   2024 Proxy Statement    75

Reconciliation of Compensation Actually Paid Adjustments:

Year	Summary Compensation Table Total	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year (a) (b)	Plus/ (Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years (a) (b)	Plus Fair Value Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year (a)	Plus/ (Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year (a)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Equals Compensation Actually Paid
Mark A. Clouse
2024	$12,260,000	$0	$0	$8,427,265	$10,800,954	$3,299,847	$0	$113,480	$637,272	$17,409,744
Other NEOs (Average)
2024	$4,087,288	$0	$0	$2,558,467	$3,139,328	$613,884	$0	$(18,491)	$57,936	$5,205,606
(a)	includes the value of any dividend equivalents accrued on restricted share unit awards in the applicable year(s) prior to the vesting date that are not otherwise reflected in the fair value of such award.
(b)	For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent with the same methodology used to determine the grant date fair value of the awards. See Note 17 to the Consolidated Financial Statements in our 2024 Form 10-K for a discussion of the relevant assumptions used in calculating these amounts.
(4)	Amounts included for each year reflect what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on the last day of fiscal 2020. Peer Group TSR is calculated based upon the Company’s peer group (S&P 500 Packaged Foods Group) as reflected in our Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended July 28, 2024.
(5)	The dollar amounts reported represent the amount of net income reflected in the Company’s financial statements for the applicable year.
(6)	The dollar amounts reported represent the amount of net sales reflected in the Company’s financial statements for the applicable year.

Financial Performance Measures

The following is a list of the performance measures that, in the Company’s assessment, represent the most important performance measures used by the Company to link compensation actually paid to our NEOs in fiscal 2024 to Company performance. The performance measures are not ranked by relative importance. Please see the Compensation Discussion and Analysis section beginning on page 43 for further information regarding how each of these measures is used in the Company’s executive compensation program.

●	Adjusted EBIT
●	Adjusted EPS
●	Free Cash Flow
●	Net Sales
●	Stock Price

Relationship Between Pay and Performance

We believe that our compensation program is aligned with our business strategy and with creating long-term shareholder value by paying for performance, with a significant portion of NEOs’ pay subject to risk and performance. The Compensation Discussion and Analysis discussion describes in greater detail the Committee’s emphasis on “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of financial objectives as well as shareholder value creation.

It is important to note that "compensation actually paid" to our executive officers is computed in accordance with SEC rules and does not necessarily reflect the actual value that an executive will receive in the stated fiscal year as such value will depend on a variety of factors. For example, the value of restricted share unit awards that an executive will receive will ultimately depend on stock price at the time of vesting and, for performance-based restricted share unit awards, the financial performance metrics achieved during the applicable three-year performance cycle, and, all remain at risk of reduction or forfeiture until the time of vesting.

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In accordance with SEC rules, the following graphs show the relationship of "compensation actually paid" to our (i) cumulative shareholder return and total shareholder return, (ii) net income and (iii) net sales.

Compensation Actually Paid vs. TSR

Compensation Actually Paid ($ in millions)
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Indexed Total Shareholder Return
$120
$100
$80
$60
$40
$20
$0
$107
$121
$127
$114
$91
$106
$102
$107
$3.6
$2.1
$13.0
$4.8
$11.1
$3.6
$17.4
$5.2
2021
2022
2023
2024
CEO CAP
Other NEO Avg CAP
TSR CPB
S&P 500 - Pkg Foods Group

Compensation Actually Paid vs. Net Income

$1,002
$757
$858
$567
$20.0
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Compensation Actually Paid ($ in millions)
$1,000
$800
$600
$400
$200
$0
Net Income ($ in millions)
$3.6
$2.1
$13.0
$4.8
$11.1
$3.6
$17.4
$5.2
2021
2022
2023
2024
CEO CAP
Other NEO Avg CAP
Net Income

Compensation Actually Paid vs. Net Sales

Compensation Actually Paid ($ in millions)
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Net Sales ($ in millions)
$8,476
$8,562
$9,357
$9,636
$17.4
$13.0
$11.1
$3.6
$2.1
$4.8
$3.6
$5.2
2021
2022
2023
2024
CEO CAP
Other NEO Avg CAP
Net Sales

Campbell Soup Company   |   2024 Proxy Statement    77

ITEM 5 — SHAREHOLDER PROPOSAL

The Accountability Board, Inc. proposes the adoption of the resolution set forth below and has furnished the statement set forth below in support of its proposal. The Board of Directors accepts no responsibility for the proposal or the supporting statement. The proposal is required to be voted on at the 2024 Annual Meeting only if properly presented by the shareholder or its qualified representative. The Board of Directors opposes the proposal for the reasons stated after the proposal.

Shareholder Proposal and Supporting Statement

RESOLVED: Shareholders ask Campbell Soup to commission, and publish the results of, an independent diversity audit that (1) includes an analysis of the board’s oversight of diversity and related risks, (2) assesses the efficacy of Campbell’s diversity efforts to date, and (3) recommends specific strategies and measurable goals for the company to consider moving forward.

DEAR FELLOW SHAREHOLDERS:

In 2004, Campbell Soup announced a goal to “improve overall organizational diversity.” But twenty years later, serious concerns arise.

Consider that in 2017 (thirteen years after declaring its goal), then-CEO Denise Morrison admitted Campbell still didn’t “have enough women or people of color at the senior levels.” Six years after that, in 2023, there were over 1300 white members of Management but only 87 black members, and 30 white members of Top Management yet just a single black member.

Further, comparing 2018 to 2023, the percentages of white Management and Top Management barely changed. In fact, the percentages rose: from about 78 to 79 percent (Top Management) and 77 to 80 percent (Management).

In addition to significant social implications, this is highly material.

We agree with Glass Lewis that “human capital management is financially material for all companies, and that employee diversity is an important component of this topic.”

In fact, Campbell itself described its 2004 goal as an effort “to improve the company’s sales growth and the quality and growth of its earnings.”

And consider these statements from its leadership:

●	On LinkedIn, Ms. Morrison once said diversity “offers a competitive advantage.”
●	Diversity is “inextricably linked to business performance,” said Doug Conant (another former Campbell CEO) in a press release.
●	Current CEO Mark Clouse said (also on LinkedIn) that diversity “leads to better performance for our company.”
●	And as CEO of Pitney Bowes, current director Marc Lautenbach said data shows “diverse and inclusive teams are the key to high-performing organizations.”

Further, Vanguard Group says diversity “can lead to better results for shareholders” and asks companies to “disclose their oversight of diversity-related strategies and risks.”

Yet despite being cognizant of diversity’s link to performance, the word “diversity” doesn't even appear in Campbell’s 10-K risk disclosures, raising significant governance concerns.

And although Mr. Clouse once said “if you’re going to have systemic [diversity] impact, you have to have systemic plans,” he also said Campbell’s plans are “not about setting targets.” So, despite measurable climate, animal welfare, waste, and other targets, Campbell has none for employee diversity.

(By contrast, for example, Kraft Heinz’s include reaching half female management globally and 30 percent people of color in salaried positions domestically by 2025 and Conagra’s include reaching at least 40 percent female management and doubling people of color in management and middle-management by 2025.)

Since the results of Campbell’s twenty-year-old goal to improve organizational diversity—and its governance of the issue—are both concerning, we believe an independent assessment is now needed.

Thank you.

Board of Directors’ Response

Your Board of Directors Recommends a Vote “AGAINST” This Proposal

The Company and its leadership are committed to winning in the workplace and in the marketplace.  Our long history as a company is directly linked to the strength of our culture. We strive to cultivate an inclusive work environment where employees can grow and thrive professionally and contribute to the success of the Company. We want all employees to feel like they truly belong and are supported to do their best work. Since our founding, our core values have been rooted in improving the communities where our employees, customers and consumers live and work. Today, these values, including upholding our commitment to inclusion and diversity (I&D) in our workforce, are embedded in our culture and governance.  We are proud of our commitment to these principles and the transparency we provide in our existing reporting. We believe that this proposal’s broad and unfocused nature would not have a constructive result, would not provide substantively new information to shareholders, and would not enhance our commitment to I&D.

The Board has carefully considered the proposal and does not believe that it is in the best interests of the Company or our shareholders.

78    www.campbellsoupcompany.com

We are committed to building the top team in the food industry.

A key to our success is our ability to attract and retain top talent in all areas of our business. We believe that having an inclusive and diverse culture strengthens our ability to recruit and develop this talent and allows employees to thrive and succeed.

Our I&D efforts are focused around three pillars:

●	Capabilities - providing resources and tools to employees to develop capabilities to build a winning team and culture;
●	Advocacy - supporting our employees, our partners and the communities where we live and work; and
●	Accountability - having individual, management and organizational accountability and transparency about our progress on building an inclusive and diverse culture.

Each pillar has focus areas and initiatives designed to further its objectives. Together, these activities create a holistic approach to I&D across the Company. To support these pillars, we have developed strategies focused on building a pipeline of diverse talent through expanded recruitment efforts, I&D learning opportunities, internal talent development, and leveraging our employee resource groups.

We already report transparently on our inclusion and diversity initiatives, and our Board provides oversight of our inclusion and diversity strategy and progress.

Our Corporate Responsibility Report provides disclosures relating to our I&D initiatives. We voluntarily disclose information on our I&D strategies and practices across our workforce and disclose data about our workforce by gender and ethnicity at the hourly, management and officer levels and promotion and new hire data by gender and ethnicity. We also make available our consolidated EEO-1 report, which shows the gender and racial composition of our U.S.-based workforce. In addition, our Board of Directors oversees a broad range of human capital management topics, including Campbell’s I&D policies, programs and initiatives and receives reports from senior management regarding human capital management strategies and policies.

The proposal is overly prescriptive and would result in a diversion of management attention and resources at the expense of shareholders.

We are committed to fostering inclusive and non-discriminatory workplaces; we are already taking meaningful action in addressing the objectives of the proposal; and we are transparent in our reporting. We believe that the independent audit called for in this proposal is overly prescriptive in its scope and would not be meaningfully additive to our existing processes or disclosures. At the same time, we believe that there continues to be a lack of standardization as to what specifically the audit would seek to review, evaluate or accomplish for this purpose, and that an audit would significantly divert management’s attention and resources away from executing our business plans. As a result, we believe shareholders would be better served with our resources being focused on our current I&D efforts to build a culture of belonging for all employees.

For the foregoing reasons, the Board unanimously recommends that you vote “AGAINST” this proposal.

Campbell Soup Company   |   2024 Proxy Statement    79

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

September 25, 2024 is the record date for the 2024 Annual Meeting. The holders of a majority of the shares outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum for the meeting.

OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of September 25, 2024, the beneficial ownership of Campbell’s stock by each director, director nominee and named executive officer, and by all directors, named executive officers and executive officers as a group. There were [_____] shares of Campbell stock issued and outstanding on September 25, 2024. Unless otherwise indicated, each of the named individuals and each member of the group have sole voting and sole investment power with respect to the shares beneficially owned, and the address of each beneficial owner listed below is c/o Campbell Soup Company, 1 Campbell Place, Camden, NJ 08103.

	Number of Shares	Number of Shares Acquirable Within 60 Days(a)	Total Number of Shares Beneficially Owned	Percent of Class	Number of Phantom Units of Campbell Stock in Deferred Compensation Accounts(b)
Fabiola R. Arredondo	[___]	[___]	[___]	[___]	[___]
Howard M. Averill	[___]	[___]	[___]	[___]	[___]
Mark A. Clouse	[___]	[___]	[___]	[___]	[___]
Bennett Dorrance, Jr. (c)	[___]	[___]	[___]	[___]	[___]
Maria Teresa Hilado	[___]	[___]	[___]	[___]	[___]
Grant H. Hill	[___]	[___]	[___]	[___]	[___]
Sarah Hofstetter	[___]	[___]	[___]	[___]	[___]
Marc B. Lautenbach	[___]	[___]	[___]	[___]	[___]
Mary Alice D. Malone (d)	[___]	[___]	[___]	[___]	[___]
Keith R. McLoughlin	[___]	[___]	[___]	[___]	[___]
Kurt T. Schmidt	[___]	[___]	[___]	[___]	[___]
Archbold D. van Beuren (e)	[___]	[___]	[___]	[___]	[___]
Carrie L. Anderson	[___]	[___]	[___]	[___]	[___]
Mick J. Beekhuizen	[___]	[___]	[___]	[___]	[___]
Diane Johnson May	[___]	[___]	[___]	[___]	[___]
Daniel L. Poland	[___]	[___]	[___]	[___]	[___]
All directors, named executive officers and executive officers as a group (19 persons)	[___]	[___]	[___]	[___]	[___]
*	Indicates ownership of less than 1% of the total outstanding shares
(a)	The amounts in this column represent options held by the respective person that are currently exercisable and/or [unvested restricted share units that are subject to vesting within 60 days.
(b)	The amounts shown in this column are the number of phantom units of Campbell stock held in each individual’s deferred compensation account. These phantom units do not carry voting rights, but the individuals do have a pecuniary interest in these units.
(c)	Bennett Dorrance, Jr. is a great-grandson of John T. Dorrance (founder of Campbell Soup Company) and the nephew of Mary Alice D. Malone. Share ownership above is comprised of [___] shares held by the Bennett Dorrance, Jr. Trust. Mr. Dorrance, Jr. is deemed to be the beneficial owner of all shares shown above.
(d)	Mary Alice D. Malone is a granddaughter of John T. Dorrance and the aunt of Bennett Dorrance, Jr. Share ownership shown above includes [___] shares held by the Mary Alice Dorrance Malone Revocable Trust, [___] shares held by a trust for the benefit of Ms. Malone’s daughter, of which Ms. Malone is a trustee, and the following shares held by corporate entities owned or controlled by Ms. Malone: Contango, LP, [___] shares; and Hera, Inc., [___] shares. Ms. Malone is deemed to be the beneficial owner of all shares shown above. See also “Principal Shareholders” on page 81.
(e)	Archbold D. van Beuren is a great-grandson of John T. Dorrance. Share ownership shown above includes [___] shares held by MSVT, LLC over which he, as a one-third owner of the manager of MSVT, LLC, has shared voting power. MSVT, LLC is the successor entity to the Major Stockholders’ Voting Trust and was formed in 2019 by certain descendants (and spouses, fiduciaries and related foundations) of the late John T. Dorrance.
Share ownership shown above also includes [___] shares, over which he has both sole voting and dispositive power. Share ownership shown above does not include [___] shares held in trusts established by Mr. van Beuren and his wife, which are managed by a third-party trustee and as to which he disclaims beneficial ownership.

80    www.campbellsoupcompany.com

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding persons or entities that, to the best of our knowledge, were beneficial owners of more than 5% of our outstanding common stock.

Name/Address	Amount/Nature of Beneficial Ownership	Percent of Outstanding Stock(1)
Bennett Dorrance DMB Associates 7600 E. Doubletree Ranch Road Scottsdale, AZ 85258	[_____](2)	[___]%
Mary Alice D. Malone Iron Spring Farm, Inc. 75 Old Stottsville Road Coatesville, PA 19320	[_____](3)	[___]%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	23,436,036(4)	[___]%
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	18,850,730(5)	[___]%
(1)	Based on [_____] shares of common stock outstanding as of September 25, 2024.
(2)	Bennett Dorrance is the grandson of John T. Dorrance (founder of Campbell Soup Company) and the brother of Mary Alice D. Malone. Share ownership shown above includes [_____] shares held directly by Mr. Dorrance, [_____] shares held by the Bennett Dorrance Revocable Trust and the following shares held by partnerships or corporate entities owned or controlled by Mr. Dorrance: ABD Investments LP, [_____] shares; Guillermo Investments, LLC, [_____] shares; and Hank, Inc., [_____] shares. Mr. Dorrance is deemed to be the beneficial owner of all shares shown above.
(3)	A director nominee. See note (d) on page 80.
(4)	The number of shares reported above is based solely on our review of a Schedule 13G/A filed by The Vanguard Group on February 13, 2024 regarding its holdings as of December 29, 2023. The Vanguard Group also reported that, as of December 29, 2023, it had sole dispositive power for 22,569,260 shares of our common stock, shared voting power for 257,226 shares of our common stock and shared dispositive power for 866,776 shares of our common stock.
(5)	The number of shares reported above is based solely on our review of a Schedule 13G/A filed by Blackrock, Inc. on January 29, 2024 regarding its holdings as of December 31, 2023. Blackrock, Inc. has also reported that, as of December 31, 2023, it had sole voting power for 17,141,932 shares of our common stock and sole dispositive power for 18,850,730 shares of our common stock.
Unless otherwise noted, the foregoing information relating to Principal Shareholders is based upon our stock records and data supplied to us by the holders as of September 25, 2024.

Campbell Soup Company   |   2024 Proxy Statement    81

OTHER INFORMATION

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

The table below summarizes the requirements for shareholders who wish to submit proposals or director nominations for the 2025 Annual Meeting of Shareholders. Shareholders are encouraged to consult Rule 14a-8 and Rule 14a-19 of the Exchange Act and our By-Laws, as appropriate, to see all applicable requirements.

	Proposals for inclusion in 2025 Proxy Statement	Other proposals/nominees to be presented at the 2025 Annual Meeting*
Type of proposal	SEC rules permit shareholders to submit proposals for inclusion in our 2025 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act	Shareholders may present proposals or director nominations directly at the 2025 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Article II, Sections 8 and 9 of our By-Laws**
When proposal must be received by Campbell	No later than June 11, 2025	No earlier than August 21, 2025, and no later than September 20, 2025
Where to send	By mail: Office of the Corporate Secretary, 1 Campbell Place, Camden, New Jersey 08103
What to include	The information required by Rule 14a-8	The information required by our By-Laws**
*	Any proposal without the required notice will not be considered properly submitted under our By-Laws. Any proposal or director nomination that is received by us before August 21, 2025 or after September 20, 2025, will not be considered filed on a timely basis under Rule 14a-4(c)(1) and/or Rule 14a-19, as applicable. Proposals that are not properly submitted or timely filed will not be presented at the Annual Meeting. For proposals that are properly submitted and timely filed, SEC rules permit management to retain discretion to vote proxies we receive, provided that: (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (2) the proponent does not issue a proxy statement.
**	Our By-Laws are available in the corporate governance section of our website at www.investor.campbellsoupcompany.com.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the meeting. If other matters come before the meeting, it is the intention of the directors’ proxy to vote on such matters in accordance with his or her best judgment.

*     *     *     *     *

By order of the Board of Directors,

Charles A. Brawley, III
Executive Vice President, General Counsel and Corporate Secretary

Camden, New Jersey
October _, 2024

82    www.campbellsoupcompany.com

APPENDIX A

NON-GAAP FINANCIAL MEASURES

Campbell Soup Company uses certain non-GAAP financial measures, as defined by the Securities and Exchange Commission, in this proxy statement. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the Company’s historical operating results and trends in our underlying operating results and provides transparency on how we evaluate our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Please see the Annual Report on Form 10-K for the fiscal year ended July 28, 2024 for a reporting of our financial results in accordance with GAAP. The non-GAAP measures included in this proxy statement that need to be reconciled are organic net sales, adjusted EBIT and adjusted EPS.

The following information is provided to reconcile the non-GAAP financial measures disclosed in this proxy statement to their most comparable GAAP measures.

Organic Net Sales

	2024				2023			% Change
(dollars in millions)	As Reported	Impact of Currency	Impact of Acquisition	Organic Net Sales	As Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Net sales	$9,636	$3	$(423)	$9,216	$9,357	$(51)	$9,306	3%	(1%)

Items Impacting Earnings

	2024
(dollars in millions)	As Reported	Costs Associated with Cost Savings and Optimiza- tion Initiatives	Costs Associated with Acquisition	Commodity Mark-to- Market Losses	Accelerated Amortiza- tion	Pension and Postretire -ment Actuarial Losses	Impair -ment Charges	Certain Litigation Expenses	Cyber- security Incident Costs	Adjusted
Net earnings attributable to Campbell Soup Company	$567	$83	$109	$16	$20	$25	$98	$5	$2	$925
Add: Net earnings (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—	—	—
Add: Taxes on earnings	190	26	19	6	7	8	31	—	1	288
Add: Interest, net	243	—	(2)	—	—	—	—	—	—	241
Earnings before interest and taxes	$1,000	$109	$126	$22	$27	$33	$129	$5	$3	$1,454

Campbell Soup Company   |   2024 Proxy Statement    83

	2023
(dollars in millions)	As Reported	Costs Associated with Cost Savings and Optimization Initiatives	Costs Associated with Acquisition	Commodity Mark-to- Market Gains	Accel- erated Amortiza -tion	Pension and Postretire- ment Actuarial Gains	Charges Associated with Divestiture	Adjusted
Net earnings attributable to Campbell Soup Company	$858	$50	$4	$(16)	$5	$(11)	$13	$903
Add: Net earnings (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—
Add: Taxes on earnings	270	16	1	(5)	2	(4)	—	280
Add: Interest, net	184	—	—	—	—	—	—	184
Earnings before interest and taxes	$1,312	$66	$5	$(21)	$7	$(15)	$13	$1,367
Adjusted EBIT percentage change 2024/2023								6%

	2024	2023	EPS % Change
	Diluted EPS Impact	Diluted EPS Impact	2024/2023
Net earnings attributable to Campbell Soup Company, as reported	$1.89	$2.85
Costs associated with cost savings and optimization initiatives	.28	.17
Costs associated with acquisition	.36	.01
Commodity mark-to-market losses (gains)	.05	(.05)
Accelerated amortization	.07	.02
Pension and postretirement actuarial losses (gains)	.08	(.04)
Impairment charges	.33	—
Certain litigation expenses	.02	—
Cybersecurity incident costs	.01	—
Charges associated with divestiture	—	.04
Adjusted Net earnings attributable to Campbell Soup Company*	$3.08	$3.00	3%
*	The sum of individual per share amounts does not add due to rounding.

In 2024, Net earnings attributable to Campbell Soup Company were impacted by the following:

●	$109 million ($83 million after tax, or $.28 per share) of costs associated with cost savings and optimization initiatives;
●	$128 million ($109 million after tax, or $.36 per share) of costs associated with the acquisition of Sovos Brands, Inc. (Sovos Brands);
●	$22 million ($16 million after tax, or $.05 per share) of losses associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges;
●	$27 million ($20 million after tax, or $.07 per share) of accelerated amortization expense related to customer relationship intangible assets due to the loss of certain contract manufacturing customers;
●	$33 million ($25 million after tax, or $.08 per share) of actuarial losses on pension and postretirement plans;
●	$129 million ($98 million after tax, or $.33 per share) of impairment charges related to the Pop Secret and Allied brands trademarks;
●	$5 million pre- and after-tax ($.02 per share) of certain litigation expenses; and
●	$3 million ($2 million after tax, or $.01 per share) of expenses related to a cybersecurity incident that was identified in the fourth quarter of fiscal 2023.

In 2023, Net earnings attributable to Campbell Soup Company were impacted by the following:

●	$66 million ($50 million after tax, or $.17 per share) of costs associated with cost savings and optimization initiatives;
●	$5 million ($4 million after tax, or $.01 per share) of costs associated with the acquisition of Sovos Brands;
●	$21 million ($16 million after tax, or $.05 per share) of gains associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges;
●	$7 million ($5 million after tax, or $.02 per share) of accelerated amortization expense related to customer relationship intangible assets due to the loss of certain contract manufacturing customers;
●	$15 million ($11 million after tax, or $.04 per share) of actuarial gains on pension and postretirement plans; and
●	$13 million pre- and after-tax loss ($.04 per share) on the sale of the Emerald nuts business.

84    www.campbellsoupcompany.com

Campbell's

MEETING INFORMATION

LOCATION

via Live Webcast at:
http://www.meetnow.global/CPB2024

ADMISSION

To attend the live webcast of the meeting, vote your shares and examine the Company's share list, you will need the 15-digit control number found on your Notice of Availability, your proxy card or on the instructions that accompany your proxy materials

Instagram. Follow us @Campbells for stories about our company and brands.

On the Web. Visit us at www.campbellsoupcompany.com for company news and information.

Careers. To explore career opportunities, visit us at careers.campbellsoupcompany.com

MIX Paper from responsible sources FSC® www.fsc.org

The papers utilized in the production of this proxy statement are all certified for Forest Stewardship Council (FSC®) standards, which promote environmentally appropriate, socially beneficial and economically viable management of the world's forests. This proxy statement was printed at a Landfill-free, Sustainable Green Printing partnership (SGP)-certified facility.

Campbell's

1 Campbell Place, Camden, NJ 08103-1799 • investor.campbellsoupcompany.com

Preliminary Copy - Subject to Completion

Campbell's VOTE

ENDORSEMENT_LINE______________ SACKPACK_____________

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

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2024 Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4 and AGAINST Proposal 5.
1.	The election of twelve directors, each for a one-year term expiring at the 2025 Annual Meeting of Shareholders	+
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Fabiola R. Arredondo	☐	☐	☐	06 - Grant H. Hill	☐	☐	☐	11 - Kurt T. Schmidt	☐	☐	☐
02 - Howard M. Averill	☐	☐	☐	07 - Sarah Hofstetter	☐	☐	☐	12 - Archbold D. van Beuren	☐	☐	☐
03 - Mark A. Clouse	☐	☐	☐	08 - Marc B. Lautenbach	☐	☐	☐
04 - Bennett Dorrance, Jr.	☐	☐	☐	09 - Mary Alice D. Malone	☐	☐	☐
05 - Maria Teresa (Tessa) Hilado	☐	☐	☐	10 - Keith R. McLoughlin	☐	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2025.	☐	☐	☐
		For	Against	Abstain
4.	To approve an amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to The Campbell’s Company.	☐	☐	☐
		For	Against	Abstain
3.	To vote on an advisory resolution to approve the fiscal 2024 compensation of our named executive officers, commonly referred to as a “say on pay” vote.	☐	☐	☐
		For	Against	Abstain
5.	To vote on a shareholder proposal regarding a diversity audit.	☐	☐	☐

041L7B

CAMPBELL SOUP COMPANY

The 2024 Annual Meeting of Shareholders will be held on
Tuesday, November 19, 2024 at 9:00 a.m. Eastern Time, virtually via the internet at https://meetnow.global/CPB2024.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/cpb

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cpb
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CAMPBELL SOUP COMPANY	+

This Proxy is Solicited on Behalf of the Board of Directors for the 2024 Annual Meeting on November 19, 2024

The undersigned hereby appoints Mark A. Clouse, or, in his absence, Charles A. Brawley, III, or in the absence of both of them, Marci K. Donnelly, and each or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote, at the 2024 Annual Meeting of Shareholders of Campbell Soup Company to be held at 9:00 a.m., Eastern Time on November 19, 2024, virtually via the Internet at https://meetnow.global/CPB2024, and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in the Campbell Soup Company 401(K) Retirement Plan (the “Plan”), then the undersigned hereby directs the respective trustee of the Plan to vote all shares of Campbell Soup Company Stock in the undersigned’s Plan account at the aforesaid Annual Meeting and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof.

Your shares will be voted as recommended by the Board of Directors (or, in the case of shares held in the Plan, will be voted at the discretion of the trustee) unless you otherwise indicate in which case they will be voted as marked.

To vote in accordance with the Board of Directors’ recommendations, sign the reverse side; no boxes need to be marked. If you do not vote by telephone or over the Internet, please fold and return your proxy card promptly using the enclosed envelope.

(Items to be voted appear on reverse side)

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C	Non-Voting Items
Change of Address — Please print new address below.

+

Campbell's

VOTE

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Online
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Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Campbell Soup Company 2024 Annual Meeting of Shareholders to be Held on November 19, 2024

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders, including the Form 10-K, are available at:

Easy Online Access — View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/cpb.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before November 8, 2024 to facilitate timely delivery.
2 N O T	C O Y	+

041L9B

Shareholder Meeting Notice

Campbell Soup Company’s 2024 Annual Meeting of Shareholders will be held on Tuesday, November 19, 2024 at 9:00 a.m. Eastern Time, virtually via the internet at https://meetnow.global/CPB2024. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

Election of Directors – The Board of Directors recommends a vote FOR all nominees listed.
1. The election of twelve directors, each for a one-year term expiring at the 2025 Annual Meeting of Shareholders:
01	- Fabiola R. Arredondo
02	- Howard M. Averill
03	- Mark A. Clouse
04	- Bennett Dorrance, Jr.
05	- Maria Teresa (Tessa) Hilado
06	- Grant H. Hill
07	- Sarah Hofstetter
08	- Marc B. Lautenbach
09	- Mary Alice D. Malone
10	- Keith R. McLoughlin
11	- Kurt T. Schmidt
12	- Archbold D. van Beuren
Management Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2025.
3.	To vote on an advisory resolution to approve the fiscal 2024 compensation of our named executive officers, commonly referred to as a “say on pay” vote.
4.	To approve an amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to The Campbell’s Company.
Shareholder Proposals – The Board of Directors recommends a vote AGAINST Proposal 5.
5.	To vote on a shareholder proposal regarding a diversity audit.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests for an email or paper copy of the proxy materials can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
—Internet – Go to www.envisionreports.com/cpb. Click Cast Your Vote or Request Materials.
—Phone – Call us free of charge at 1-866-641-4276.
—Email – Send an email to investorvote@computershare.com with “Proxy Materials Campbell Soup Company” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state whether you want a paper copy or email copy of the meeting materials. You can also state your preference for a paper copy or email copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by November 8, 2024.